FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-11

November 6, 2017

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$1,061,925,721

(Approximate Total Mortgage Pool Balance)

$935,822,000

(Approximate Offered Certificates)

CD 2017-CD6

Deutsche Mortgage & Asset Receiving Corporation
Depositor

German American Capital Corporation

Citi Real Estate Funding Inc.

Argentic Real Estate Finance LLC

Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Citigroup
Co-Lead Managers and Joint Bookrunners

Academy Securities
Co-Manager

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

CD 2017-CD6 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated November 6, 2017 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc. and Citigroup Global Markets Inc.
Co-Manager:	Academy Securities, Inc.
Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (46.6%), Citi Real Estate Funding Inc. (“CREFI”) (32.9%) and Argentic Real Estate Finance LLC (“AREF”) (20.4%). *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	LNR Partners, LLC
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc. and DBRS, Inc.
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by AREF, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	9th day of each month, or if such 9th day is not a business day, the immediately following business day, commencing in December 2017.
Distribution Date:	4th business day following the Determination Date in each month, commencing in December 2017.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in November 2017 (or, in the case of any mortgage loan that has its first due date subsequent to November 2017, the date that would have been its due date in November 2017 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about November 30, 2017
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	November 2050
Minimum Denominations:	$10,000 (for offered principal balance certificates) and $100,000 (for Class X-A Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2017-CD6 Mortgage Trust
TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
German American Capital Corporation	23	58	$495,370,077	46.6%
Citi Real Estate Funding Inc.	18	37	$349,568,539	32.9%
Argentic Real Estate Finance LLC	17	30	$216,987,105	20.4%
Total:	58	125	$1,061,925,721	100.0%
Pooled Collateral Facts:
Initial Outstanding Pool Balance:				$1,061,925,721
Number of Mortgage Loans:				58
Number of Mortgaged Properties:				125
Average Mortgage Loan Cut-off Date Balance:				$18,309,064
Average Mortgaged Property Cut-off Date Balance:				$8,495,406
Weighted Average Mortgage Rate:				4.2951%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months):				112
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months):				110
Weighted Average Mortgage Loan Seasoning (months):				2
% of Mortgaged Properties Leased to a Single Tenant:				12.2%
Credit Statistics(1):
Weighted Average Mortgage Loan U/W NCF DSCR(2):				2.18x
Weighted Average Mortgage Loan Cut-off Date LTV(3)(4):				59.0%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(3):				52.0%
Weighted Average U/W NOI Debt Yield(4):				12.1%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date or ARD:				36.3%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD:				34.2%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:				29.5%
Weighted Average Remaining Amortization Term (months)(5):				348
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				78.8%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(6):				79.1%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				39.9%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(7):				77.6%
% Mortgage Loans with Upfront Engineering Reserves:				35.6%
% Mortgage Loans with Upfront or Ongoing Other Reserves:				68.5%
% Mortgage Loans with In Place Hard Lockboxes:				59.0%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:				91.2%
% Mortgage Loans with Cash Traps Triggered at Debt Yield ≥ 7.0%:				6.1%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:				76.2%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with Defeasance or a Yield Maintenance Charge:				10.1%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:				8.0%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or After a Lockout Period with Defeasance:				4.7%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Prior to an Open Period:				1.0%

(1)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the Moffett Place Building 4 Mortgage Loan, the U/W NCF DSCR is calculated based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments on the related mortgage loan and pari passu companion loans following the mortgage loan’s interest-only period based on the assumed principal payment schedule set forth on Annex F to the Preliminary Prospectus.

(3)	Cut-off Date LTVs and Maturity Date or ARD LTVs may have been calculated based on the “As Complete”, “As Stabilized” or “As Portfolio” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	With respect to the Promenade at West End Phase II Mortgage Loan representing approximately 2.0% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and U/W NOI Debt Yield are calculated based on the Cut-off Balance net of a related holdback reserve.

(5)	Excludes mortgage loans which are interest only for the full loan term.

(6)	Includes FF&E reserves.

(7)	Represents the percent of the allocated Initial Outstanding Pool Balance of office, retail, mixed use and industrial properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2017-CD6 Mortgage Trust
STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/DBRS)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)

Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$44,159,000		30.000%(6)	2.53	1 – 55	41.3%	17.3%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	$103,497,000		30.000%(6)	4.82	55 – 60	41.3%	17.3%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	$67,649,000		30.000%(6)	6.87	83 – 83	41.3%	17.3%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)	$61,062,000		30.000%(6)	7.31	60 – 115	41.3%	17.3%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)	$209,460,000		30.000%(6)	9.51	97 – 117	41.3%	17.3%
Class A-5	Aaa(sf)/AAAsf/AAA(sf)	$257,521,000		30.000%(6)	9.77	117 – 119	41.3%	17.3%
Class X-A(7)	Aa1(sf)/AAAsf/AAA(sf)	$848,213,000	(8)	N/A	N/A	N/A	N/A	N/A
Class A-M	Aa3(sf)/AAAsf/AAA(sf)	$104,865,000		20.125%	9.87	119 – 120	47.1%	15.1%
Class B	NR/AA-sf/AA(high)(sf)	$42,477,000		16.125%	9.95	120 – 120	49.5%	14.4%
Class C	NR/A-sf/A(high)(sf)	$45,132,000		11.875%	9.95	120 – 120	52.0%	13.7%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/DBRS)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class X-B(7)	NR/AA-sf/AAA(sf)	$42,477,000	(8)	N/A	N/A	N/A	N/A	N/A
Class X-D(7)	NR/BBBsf/A(high)(sf)	$19,911,000	(8)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBBsf/A(sf)	$19,911,000	(9)	10.000%	9.95	120 – 120	53.1%	13.4%
Class E-RR(10)	NR/BBB-sf/BBB(sf)	$31,857,000	(9)	7.000%	9.95	120 – 120	54.9%	13.0%
Class F-RR(10)	NR/BB-sf/BB(high)(sf)	$23,894,000		4.750%	9.95	120 – 120	56.2%	12.7%
Class G-RR(10)	NR/B-sf/BB(low)(sf)	$10,619,000		3.750%	9.95	120 – 120	56.8%	12.6%
Class H-RR(10)	NR/NR/NR	$39,822,721		0.000%	9.95	120 – 120	59.0%	12.1%
(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (the “Principal Balance Certificates”) will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related Distribution Date occurs (the “WAC” Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate.

(2)	Approximate; subject to a permitted variance of plus or minus 5%.

(3)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates is based on (i) modeling assumptions described in the Preliminary Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates.

(4)	“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(5)	“Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of the such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	The initial subordination levels for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are represented in the aggregate.

(7)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”) for each Distribution Date will generally be equal to the excess of (i) WAC Rate over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the pass-through rate of the Class B certificates and (C) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates.

(8)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class B certificate. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D certificate. The notional amount of each class of the Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of the related Class X Certificates (or, if as a result of such pricing the pass-through rate of the related Class X Certificates is equal to zero, such Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of the related Class X Certificates is equal to less than the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), such class of Principal Balance Certificates may become a part of, and increase accordingly, such notional amount of the related Class X Certificates.

(9)	The approximate initial Certificate Balance of each of the Class D and Class E-RR certificates is subject to change based on final pricing of all classes of Principal Balance Certificates and Class X Certificates, with the ultimate initial certificate balance of the Class D and Class E-RR certificates determined such that, upon initial issuance the aggregate fair value of the RR Certificates (as defined below) will equal at least 5% of the fair value of all classes of Principal Balance Certificates and Class X Certificates.

(10)	The Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “RR Certificates”) are expected to be retained by Argentic Real Estate Finance LLC, as “retaining sponsor”, or its “majority-owned affiliate” (in each case as defined in the credit risk retention rules) in accordance with the credit risk retention rules applicable to this securitization transaction. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the RR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2017-CD6 Mortgage Trust
STRUCTURE OVERVIEW

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-2	CREFI	Troy Officentre Portfolio	Office	$41,250,000	59	69.6%	2.04x	14.5%
A-2	CREFI	Hotel Mela Times Square	Hospitality	$31,800,000	60	39.3%	2.79x	14.1%
A-2	AREF	Cleveland East	Office	$12,000,000	56	70.0%	1.55x	11.6%
A-2	GACC	Hampton Inn Hilton Head	Hospitality	$9,469,946	57	64.4%	2.01x	15.1%
A-2	GACC	Holiday Inn & Suites Albuquerque Airport	Hospitality	$7,166,671	55	64.6%	1.51x	12.4%

(1)	This table reflects the Mortgage Loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

Class A-3 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-3	GACC	Burbank Office Portfolio	Office	$50,000,000	83	36.5%	4.64x	18.1%
A-3	CREFI	Hampton Inn Majestic Chicago	Hospitality	$21,462,016	83	49.0%	1.94x	14.2%

(1)	This table reflects the Mortgage Loans whose balloon payments will be applied to pay down the Class A-3 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2017-CD6 Mortgage Trust
STRUCTURE OVERVIEW

Principal Payments:

Payments in respect of principal on the certificates will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the principal distributions and realized losses allocated to the Class B certificates; and (iii) the notional amount of the Class X-D certificates will be reduced by the principal distributions and realized losses allocated to the Class D certificates

Interest Payments:

On each Distribution Date, interest accrued for each class of certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date): first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the pass-through rate of the Class B certificates and (C) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates.

Prepayment Interest Shortfalls:

Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:

Losses will be allocated to each class of the Principal Balance Certificates in reverse alphabetical order starting with Class H-RR through and including Class A-M and then to Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2017-CD6 Mortgage Trust
STRUCTURE OVERVIEW

Prepayment Premiums:	All prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such class of certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

	(Pass-Through Rate - Discount Rate)	X	The percentage of the principal distribution amount to such class as described in (a) above
(Mortgage Rate - Discount Rate)

The remaining percentage of the prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:	The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Headquarters Plaza, U-Haul SAC Portfolios 14, 15, 17, Burbank Office Portfolio, Lightstone Portfolio, IRG Portfolio, Station Place III, Moffett Place Building 4, Corporate Woods Portfolio, Integrated Health Campus, Colorado Center, Gurnee Mills, Cleveland East, Arizona Retail Portfolio and Covance Business Center each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu and/or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

As of the Closing Date, the pari passu companion loans and the subordinate companion loans are expected to be held by the party identified below under “Companion Loan Summary”.

Control Rights and Directing Certificateholder:	Controlling Class Certificateholders will generally have certain control rights over servicing matters with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. The majority owner or appointed representative of the class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Certificateholder”) will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

It is expected that Argentic Securities Income USA LLC or its affiliate will be the initial Directing Certificateholder with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2017-CD6 Mortgage Trust
STRUCTURE OVERVIEW

Controlling Class:	The Controlling Class will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any appraisal reduction amounts and any collateral deficiency amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero (without regard to the application of appraisal reduction amounts or any collateral deficiency amounts to notionally reduce the Certificate Balance of such class).

The Controlling Class as of the Closing Date will be the Class H-RR certificates.

Appraised-Out Class:	Any class of Control Eligible Certificates that has been determined, as a result of appraisal reductions amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:	Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of appraisal reduction amounts and collateral deficiency amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Serviced Mortgage Loan for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the appraisal reduction amount or collateral deficiency amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the appraisal reduction amount or collateral deficiency amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:	Will occur when (i) the Class E-RR certificates have a Certificate Balance (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and the continuance of a Control Termination Event, the Directing Certificateholder will no longer have any control rights. The Directing Certificateholder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

Upon the occurrence and continuation of a Control Termination Event, the Directing Certificateholder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2017-CD6 Mortgage Trust
STRUCTURE OVERVIEW

Consultation Termination Event:	Will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such class, in each case, without regard to the application of any appraisal reduction amounts and collateral deficiency amounts; or (ii) a holder of the Class E-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will have no rights under the PSA other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:	The Directing Certificateholder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:	Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of Holders of at least 66-2/3% of a Certificateholder Quorum the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) of all classes of Principal Balance Certificates, on an aggregate basis.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2017-CD6 Mortgage Trust
STRUCTURE OVERVIEW

or Certificate Owners that are not risk retention affiliated with each other) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:	The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:	The special servicing fee will equal the greater of (i) 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable, and (ii) $3,500 The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, if any, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loans, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:	With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account Realized Losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2017-CD6 Mortgage Trust
STRUCTURE OVERVIEW

Asset Representations Reviewer:	The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account Realized Losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:	Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2017-CD6 Mortgage Trust
STRUCTURE OVERVIEW

related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2017-CD6 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
$2,100,000	-	$9,999,999	22	$139,318,764	13.1%	4.6448%	109	2.15x	61.4%	52.4%
$10,000,000	-	$19,999,999	13	$175,855,449	16.6%	4.6335%	111	1.59x	64.2%	55.8%
$20,000,000	-	$39,999,999	17	$438,896,005	41.3%	4.1246%	113	2.23x	55.5%	49.7%
$40,000,000	-	$59,999,999	5	$232,855,503	21.9%	4.1325%	100	2.50x	58.8%	49.9%
$60,000,000	-	$75,000,000	1	$75,000,000	7.1%	4.3550%	120	2.29x	62.8%	62.8%
Total/Weighted Average			58	$1,061,925,721	100.0%	4.2951%	110	2.18x	59.0%	52.0%

Distribution of Mortgage Rates(1)

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
3.4500%	-	3.9999%	9	$270,835,086	25.5%	3.6228%	111	3.18x	45.5%	40.6%
4.0000%	-	4.2499%	8	$133,554,019	12.6%	4.1463%	99	2.22x	54.5%	48.8%
4.2500%	-	4.4999%	15	$310,133,230	29.2%	4.4055%	119	1.88x	65.7%	57.1%
4.5000%	-	4.7499%	13	$243,532,462	22.9%	4.6255%	108	1.73x	65.5%	58.6%
4.7500%	-	5.9000%	13	$103,870,924	9.8%	5.1353%	97	1.46x	64.5%	55.3%
Total/Weighted Average			58	$1,061,925,721	100.0%	4.2951%	110	2.18x	59.0%	52.0%

Property Type Distribution(1)(5)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Rooms/Units/NRA	Weighted Averages
					Cut-off Date Balance per Room/Unit/NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
Office	36	$350,795,034	33.0%	9,036,467	$183	4.0691%	104	91.0%	2.60x	54.2%	49.6%
CBD	7	$128,250,000	12.1%	4,241,413	$206	3.7019%	105	92.4%	3.56x	46.5%	43.8%
Suburban	27	$183,295,034	17.3%	4,464,211	$131	4.2520%	100	90.6%	2.17x	58.3%	52.2%
Medical	2	$39,250,000	3.7%	330,843	$347	4.4147%	119	88.2%	1.45x	60.7%	56.1%
Hospitality	16	$192,288,217	18.1%	1,949	$142,294	4.5537%	99	86.2%	2.13x	59.7%	51.0%
Full Service	2	$38,966,671	3.7%	355	$121,796	4.5045%	59	90.7%	2.55x	44.0%	43.2%
Extended Stay	6	$77,417,176	7.3%	664	$185,870	4.5198%	118	88.8%	1.99x	68.2%	56.2%
Limited Service	6	$63,392,370	6.0%	679	$113,774	4.5945%	97	83.6%	2.03x	58.5%	48.7%
Select Service	2	$12,512,000	1.2%	251	$81,006	4.7100%	117	70.0%	2.13x	61.6%	54.2%
Retail	25	$180,247,770	17.0%	3,113,367	$349	4.6292%	115	94.7%	1.51x	64.7%	56.3%
Anchored(6)	17	$138,072,508	13.0%	2,799,319	$399	4.5982%	114	94.9%	1.55x	63.3%	55.1%
Unanchored	8	$42,175,261	4.0%	314,048	$187	4.7309%	118	94.1%	1.37x	69.3%	60.2%
Mixed Use	3	$119,985,735	11.3%	1,224,500	$175	4.1249%	120	94.9%	2.31x	60.5%	59.2%
Office/Hospitality/Retail	1	$75,000,000	7.1%	729,516	$169	4.3550%	120	91.8%	2.29x	62.8%	62.8%
Retail/Medical Office	1	$35,000,000	3.3%	161,384	$217	3.5390%	120	100.0%	2.56x	52.2%	52.2%
Office/Industrial	1	$9,985,735	0.9%	333,600	$75	4.4500%	119	100.0%	1.56x	72.9%	56.5%
Industrial	15	$109,023,882	10.3%	6,699,349	$40	4.4391%	118	91.4%	1.91x	60.4%	51.1%
Warehouse/Distribution	6	$78,518,004	7.4%	2,932,886	$46	4.3426%	118	93.3%	2.04x	58.6%	50.2%
Flex	9	$30,505,877	2.9%	3,766,463	$25	4.6875%	116	86.3%	1.59x	64.9%	53.4%
Self Storage	26	$73,912,173	7.0%	1,350,946	$124	3.8512%	118	93.6%	1.66x	61.4%	46.3%
Multifamily	4	$35,672,911	3.4%	599	$116,986	4.4880%	118	97.3%	3.19x	58.3%	50.6%
	125	$1,061,925,721	100.0%			4.2951%	110	91.6%	2.18x	59.0%	52.0%

Geographic Distribution(1)(5)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
California	15	$203,106,942	19.1%	3.8760%	109	3.35x	42.5%	39.7%
Southern(7)	11	$150,736,942	14.2%	3.8333%	106	3.82x	39.6%	37.8%
Northern(7)	4	$52,370,000	4.9%	3.9987%	118	1.99x	50.8%	45.3%
New York	8	$102,312,643	9.6%	4.0120%	101	2.28x	50.8%	48.2%
New York City	2	$53,300,000	5.0%	4.3388%	84	2.29x	46.9%	46.9%
New York State	6	$49,012,643	4.6%	3.6565%	120	2.27x	55.1%	49.6%
Florida	9	$89,871,552	8.5%	4.5323%	118	1.83x	62.7%	52.2%
New Jersey	3	$80,322,873	7.6%	4.3384%	120	2.27x	62.7%	61.8%
Michigan	4	$62,300,000	5.9%	4.5685%	79	1.82x	70.1%	64.1%
Other	86	$524,011,712	49.3%	4.4331%	112	1.80x	64.4%	54.6%
Total/Weighted Average	125	$1,061,925,721	100.0%	4.2951%	110	2.18x	59.0%	52.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2017-CD6 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date LTV Ratios(1)(3)(4)
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio	Maturity Date or ARD LTV
16.1%	-	49.9%	10	$227,572,019	21.4%	3.7542%	99	3.57x	38.8%	37.2%
50.0%	-	59.9%	11	$186,422,805	17.6%	4.3664%	118	2.01x	55.7%	51.0%
60.0%	-	64.9%	12	$284,634,190	26.8%	4.3413%	114	1.84x	62.5%	54.0%
65.0%	-	69.9%	12	$187,521,538	17.7%	4.5683%	104	1.75x	68.8%	59.5%
70.0%	-	74.6%	13	$175,775,170	16.6%	4.5538%	114	1.56x	72.4%	61.1%
Total/Weighted Average			58	$1,061,925,721	100.0%	4.2951%	110	2.18x	59.0%	52.0%

Distribution of Maturity Date or ARD LTV Ratios(1)(3)

Range of Maturity Date or ARD LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(4)	Maturity Date or ARD LTV
16.1%	-	44.9%	12	$277,270,446	26.1%	3.8141%	102	3.12x	43.9%	37.8%
45.0%	-	49.9%	7	$106,757,936	10.1%	4.3884%	118	2.00x	56.9%	47.9%
50.0%	-	54.9%	8	$160,364,015	15.1%	4.2511%	116	2.08x	57.8%	52.6%
55.0%	-	59.9%	16	$268,546,201	25.3%	4.5735%	116	1.62x	67.2%	57.4%
60.0%	-	66.4%	15	$248,987,124	23.4%	4.5188%	104	1.88x	68.5%	63.4%
Total/Weighted Average			58	$1,061,925,721	100.0%	4.2951%	110	2.18x	59.0%	52.0%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
1.22x	-	1.39x	10	$124,029,848	11.7%	4.8028%	116	1.32x	65.5%	55.3%
1.40x	-	1.49x	7	$88,617,475	8.3%	4.5389%	118	1.48x	69.8%	57.2%
1.50x	-	1.74x	15	$235,178,589	22.1%	4.3108%	112	1.58x	64.6%	54.5%
1.75x	-	1.99x	5	$84,592,016	8.0%	4.3889%	109	1.86x	62.3%	53.7%
2.00x	-	2.99x	16	$393,407,793	37.0%	4.3025%	106	2.28x	58.4%	53.5%
3.00x	-	8.86x	5	$136,100,000	12.8%	3.5670%	105	4.37x	35.9%	35.9%
Total/Weighted Average			58	$1,061,925,721	100.0%	4.2951%	110	2.18x	59.0%	52.0%

Original Terms to Maturity or ARD(1)

Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
60	5	$101,686,617	9.6%	4.6805%	58	2.18x	59.3%	56.3%
84	2	$71,462,016	6.7%	3.7449%	83	3.83x	40.3%	37.6%
120	51	$888,777,088	83.7%	4.2953%	118	2.05x	60.4%	52.7%
Total/Weighted Average	58	$1,061,925,721	100.0%	4.2951%	110	2.18x	59.0%	52.0%

Distribution of Remaining Terms to Maturity or ARD(1)

Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
55	-	60	5	$101,686,617	9.6%	4.6805%	58	2.18x	59.3%	56.3%
83	-	83	2	$71,462,016	6.7%	3.7449%	83	3.83x	40.3%	37.6%
97	-	120	51	$888,777,088	83.7%	4.2953%	118	2.05x	60.4%	52.7%
Total/Weighted Average			58	$1,061,925,721	100.0%	4.2951%	110	2.18x	59.0%	52.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2017-CD6 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Underwritten NOI Debt Yields(1)(4)

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
7.4%	-	8.9%	7	$103,055,430	9.7%	4.6641%	119	1.42x	61.8%	56.5%
9.0%	-	9.9%	10	$144,526,370	13.6%	4.2557%	117	1.75x	63.9%	57.0%
10.0%	-	11.9%	20	$374,305,802	35.2%	4.3033%	115	1.87x	63.3%	54.8%
12.0%	-	13.9%	10	$164,987,903	15.5%	4.3548%	115	2.02x	61.2%	50.9%
14.0%	-	32.3%	11	$275,050,216	25.9%	4.1307%	91	3.21x	48.1%	44.5%
Total/Weighted Average			58	$1,061,925,721	100.0%	4.2951%	110	2.18x	59.0%	52.0%

Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
Interest Only	14	$340,370,000	32.1%	3.9696%	108	3.10x	47.8%	47.8%
Amortizing Balloon	22	$325,991,548	30.7%	4.6058%	111	1.71x	64.6%	52.5%
Interest Only, then Amortizing	20	$313,302,000	29.5%	4.4547%	107	1.74x	65.5%	57.9%
Amortizing Balloon, ARD	1	$59,762,173	5.6%	3.7025%	118	1.63x	60.4%	43.1%
Interest Only, ARD	1	$22,500,000	2.1%	4.0700%	117	2.65x	50.0%	50.0%
Total/Weighted Average	58	$1,061,925,721	100.0%	4.2951%	110	2.18x	59.0%	52.0%

Footnotes:

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio and Maturity Date or ARD LTV calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the Moffett Place Building 4 Mortgage Loan, the U/W NCF DSCR is calculated based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments on the related mortgage loan and pari passu companion loans following the mortgage loan’s interest-only period based on the assumed principal payment schedule set forth on Annex F to the Preliminary Prospectus.

(3)	With respect to the Costco JFK Mortgage Loan, the Moffett Place Building 4 Mortgage Loan, the 337 Lafayette Street Mortgage Loan and the 2121 Wilshire Boulevard Mortgage Loan, in aggregate, representing approximately 9.3% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated based on the “As Stabilized” appraised value. With respect to six of the Mortgaged Properties securing the Lightstone Portfolio Mortgage Loan, the Hampton Inn Majestic Chicago Mortgage Loan, the Hampton Inn Hilton Head Mortgage Loan and the Holiday Inn & Suites Albuquerque Airport Mortgage Loan, in aggregate, representing approximately 6.7% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated based on the “As Complete” appraised value. With respect to the Corporate Woods Portfolio Mortgage Loan and the Collierville Portfolio Mortgage Loan, representing approximately 3.1% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated based on the “As Portfolio” appraised value. For additional information please see the “Description of the Mortgage Pool — Appraised Value” in the Preliminary Prospectus.

(4)	With respect to the Promenade at West End Phase II Mortgage Loan, representing approximately 2.0% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and U/W NOI Debt Yield are calculated based on the Cut-off Balance net of a related holdback reserve.

(5)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

(6)	Anchored retail also includes single tenant, super regional mall and shadow anchored properties.

(7)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2017-CD6 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans(1)
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/NRA	Cut-off Date LTV Ratio(2)	U/W NCF DSCR after IO	U/W NOI Debt Yield
Headquarters Plaza	CREFI	Morristown, NJ	Mixed Use	$75,000,000	7.1%	$169	62.8%	2.29x	11.6%
U-Haul SAC Portfolios 14, 15, 17	GACC	Various, Various	Self Storage	$59,762,173	5.6%	$112	60.4%	1.63x	10.2%
Burbank Office Portfolio	GACC	Burbank, CA	Office	$50,000,000	4.7%	$182	36.5%	4.64x	18.1%
Homewood Suites Savannah	GACC	Savannah, GA	Hospitality	$41,843,330	3.9%	$261,521	69.7%	2.02x	13.5%
Troy Officentre Portfolio	CREFI	Troy, MI	Office	$41,250,000	3.9%	$57	69.6%	2.04x	14.5%
Lightstone Portfolio	GACC	Various, Various	Hospitality	$40,000,000	3.8%	$83,548	61.6%	2.13x	14.8%
Costco JFK	GACC	Lawrence, NY	Mixed Use	$35,000,000	3.3%	$217	52.2%	2.56x	9.2%
Capitol Center	GACC	Columbia, SC	Office	$32,250,000	3.0%	$70	74.6%	1.55x	10.3%
Hotel Mela Times Square	CREFI	New York, NY	Hospitality	$31,800,000	3.0%	$135,897	39.3%	2.79x	14.1%
Tustin Centre I & II	GACC	Santa Ana, CA	Office	$31,500,000	3.0%	$111	38.0%	3.55x	15.2%
Total/Weighted Average				$438,405,503	41.3%		57.2%	2.50x	13.0%
(1)	The Cut-off Date Balance per Room/NRA, Cut-off Date LTV Ratio, U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to six of the Mortgaged Properties securing the Lightstone Portfolio Mortgage Loan and the Costco JFK Mortgage Loan, the Cut-off Date LTV Ratio has been calculated based on the “As Stabilized” or “As Complete” appraised values. For additional information please see the “Description of the Mortgage Pool — Appraised Value” in the Preliminary Prospectus.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Moffett Place Building 4(2)(3)	$75,000,000	$101,750,000	$98,000,000	2.29x	1.16x	41.0%	72.7%	12.2%	6.9%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(2)	With respect to the Moffett Place Building 4 Mortgage Loan, the Cut-off Date LTV Ratio has been calculated based on the “As Stabilized” appraised value. For additional information please see the “Description of the Mortgage Pool — Appraised Value” in the Preliminary Prospectus.

(3)	With respect to the Moffett Place Building 4 Mortgage Loan, the Total Debt U/W NCF DSCR is calculated based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments on the related mortgage loan and pari passu companion loans following the mortgage loan’s interest-only period based on the assumed principal payment schedule set forth on Annex F to the Preliminary Prospectus.

Subordinate Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Burbank Office Portfolio	$50,000,000	$329,000,000	$281,000,000	4.64x	2.67x	36.5%	63.6%	18.1%	10.4%
Colorado Center	$20,000,000	$278,000,000	$252,000,000	4.83x	2.62x	24.6%	45.4%	18.6%	10.1%
Arizona Retail Portfolio	$11,021,101	NAP	$1,250,789	1.35x	1.21x	61.1%	68.0%	10.3%	9.3%

(1)   Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CD 2017-CD6 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Companion Loan Summary(1)

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	Headquarters Plaza	A-1	$75,000,000	$75,000,000	CD 2017-CD6	Yes	Wells Fargo	LNR Partners, LLC
		A-2	$25,000,000	$25,000,000	CREFI	No
		A-3, A-4	$50,000,000	$50,000,000	Barclays Bank PLC	No
2	U-Haul SAC Portfolios 14, 15, 17	A-1, A-2	$69,000,000	$68,726,499	JPMDB 2017-C7	Yes	Midland Loan Services, a Division of PNC Bank National Association	Midland Loan Services, a Division of PNC Bank National Association
		A-3, A-4	$60,000,000	$59,762,173	CD 2017-CD6	No
3	Burbank Office Portfolio	A-1-S, A-2-S, A-1-C1, A-2-C1-B	$249,000,000	$249,000,000	DBUBS 2017-BRBK	Yes	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC
		A-1-C2	$50,000,000	$50,000,000	CD 2017-CD6	No
		A-2-C1-A, A-2-C2-C	$40,000,000	$40,000,000	UBS 2017-C5	No
		A-2-C2-A, A-2-C2-B	$40,000,000	$40,000,000	UBS AG, New York Branch	No
		B-1, B-2	$281,000,000	$281,000,000	DBUBS 2017-BRBK	Yes
6	Lightstone Portfolio	A-1	$40,000,000	$40,000,000	CD 2017-CD6	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$25,000,000	$25,000,000	JPMDB 2017-C7	No
13	IRG Portfolio	A-1	$45,000,000	$44,838,341	JPMDB 2017-C7	Yes	Midland Loan Services, a Division of PNC Bank National Association	Midland Loan Services, a Division of PNC Bank National Association
		A-2	$27,500,000	$27,401,208	CD 2017-CD6	No
14	Station Place III	A-1	$64,000,000	$64,000,000	JPMDB 2017-C7	Yes	Midland Loan Services, a Division of PNC Bank National Association	Midland Loan Services, a Division of PNC Bank National Association
		A-2, A-3	$50,000,000	$50,000,000	JPMorgan Chase Bank National Association	No
		A-4	$50,000,000	$50,000,000	CGCMT 2017-C4	No
		A-5	$26,000,000	$26,000,000	CD 2017-CD6	No
15	Moffett Place Building 4	A-1, A-2	$70,000,000	$70,000,000	JPMDB 2017-C7	Yes	Midland Loan Services, a Division of PNC Bank National Association	Midland Loan Services, a Division of PNC Bank National Association
		A-3	$25,250,000	$25,250,000	CD 2017-CD6	No
		A-4	$31,750,000	$31,750,000	BANK 2017-BNK7	No
16	Corporate Woods Portfolio	A-1-A, A-3	$50,000,000	$49,873,040	CGCMT 2017-P8	Yes	Wells Fargo Bank, National Association	KeyBank National Association
		A-1-B	$25,000,000	$24,936,520	CD 2017-CD6	No
		A-2	$35,625,000	$35,534,541	CGCMT 2017-C4	No
		A-4	$70,625,000	$70,445,670	BANK 2017-BNK7	No
		A-5	$40,000,000	$39,898,432	MSBAM 2017-C34	No
18	Integrated Health Campus	A-1	$31,000,000	$31,000,000	COMM 2017-COR2	Yes	Midland Loan Services, a Division of PNC Bank National Association	Midland Loan Services, a Division of PNC Bank National Association
		A-2	$22,000,000	$22,000,000	CD 2017-CD6	No
23	Colorado Center	A-1-S, A-2-S, A-3-S	$98,000,000	$98,000,000	BXP 2017-CC	Yes	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC
		A-1-C1 & A-1-C2	$80,000,000	$80,000,000	Morgan Stanley Bank, NA	No
		A-2-C1 & A-2-C2-1	$40,000,000	$40,000,000	COMM 2017-COR2	No
		A-2-C2-2	$20,000,000	$20,000,000	CD 2017-CD6	No
		A-3-C1 & A-3-C2	$60,000,000	$60,000,000	Wells Fargo Bank, National Association	No
		B-1-S , B-2-S, B-3-S	$252,000,000	$252,000,000	BXP 2017-CC	No
27	Gurnee Mills	A-1A	$75,000,000	$73,614,566	CSAIL 2016-C7	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-1B, A-3A	$60,000,000	$58,891,653	CSMC 2016-NXSR	No
		A-2A	$80,000,000	$78,522,204	WFCM 2016-C36	No
		A-2B	$25,000,000	$24,538,189	WFCM 2016-LC25	No
		A-4A	$20,000,000	$19,630,551	CD 2017-CD5	No
		A-3A, A-4B	$15,000,000	$14,722,913	CD 2017-CD6	No
32	Cleveland East	A-1	$30,000,000	$30,000,000	WFCM 2017-C39	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$12,000,000	$12,000,000	CD 2017-CD6	No
35	Arizona Retail Portfolio(2)	A	$11,102,258	$11,021,101	CD 2017-CD6	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		B	$1,260,000	$1,250,789	The Bancorp Bank	No
37	Covance Business Center	A-1	$15,185,000	$15,163,338	JPMDB 2017-C7	Yes	Midland Loan Services, a Division of PNC Bank National Association	Midland Loan Services, a Division of PNC Bank National Association
		A-2	$10,000,000	$9,985,735	CD 2017-CD6	No
(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a Preliminary Prospectus or final Prospectus has printed that has or is expected to include the identified mortgage note(s).

(2)	The original principal balance at origination of the Arizona Retail Portfolio Mortgage Loan was $12,600,000. The Arizona Retail Portfolio Mortgage Loan was subsequently split into Note A and Note B, each with an original principal balance at such time as set forth above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 1 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 62.8% 2.29x 11.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 1 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 62.8% 2.29x 11.6%

Headquarters Plaza – North Tower

Floor	Tenant(s)
14	Chartwell Consulting Group, Inc. 16,500 SF Exp. 8/2021
12	Chartwell Consulting Group, Inc. 16,500 SF Exp. 8/2021
11	State of NJ – Morris County Judges 15,218 SF Exp. 9/2021
10	COLAS, Inc. 16,500 SF Exp. 8/2027
9	Rockefeller Group Development Corp. 7,098 SF Exp. 10/2020
9	Houston International Insurance Group 3,576 SF Exp. 1/2020
9	Houston International Insurance Group 5,826 SF Exp. 1/2020
8	Avison Young 16,500 SF Exp. 3/2020
7	Datapositive, LLC aba Revolution Digital 6,282 SF Exp. 3/2022
7	KMK Consulting Inc 10,218 SF Exp. 3/2020
6	Graham, Curtin & Sheridan, P.A. 16,500 SF Exp. 6/2022
5	Graham, Curtin & Sheridan, P.A. 16,500 SF Exp. 6/2022
4	Upsher - Smith Laboratories, Inc. 8,049 SF Exp. 1/2024
4	Atradius Trade Credit Insurance, Inc. 2,530 SF Exp. 1/2022
4	Vacant 2,455 SF
4	Vacant 2,466 SF
4	Vacant 1,000 SF
3	Chartwell Consulting Group, Inc. 16,500 SF Exp. 8/2021
2	Vacant 2,911 SF
2	P.L. Thomas & Co., Inc. 9,830 SF Exp. 10/2020
2	Cross River Fiber LLC 3,759 SF Exp. 10/2022
1	State of New Jersey – Department of Treasury 3,927 SF Exp. 9/2021
1	The Hertz Corporation 1,800 SF Exp. 9/2019

VACANT | BUILDING | 2018 – 2019 | 2020 – 2021 | 2022 – 2023 | 2024+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 1 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 62.8% 2.29x 11.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 1 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 62.8% 2.29x 11.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 1 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 62.8% 2.29x 11.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 1 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 62.8% 2.29x 11.6%

Headquarters Plaza
1, 2, 3 and 4 Speedwell Avenue
Morristown, NJ 07960
Morristown
Morris Plains
Madison
MORRISTOWN MUNICIPAL AIRPORT
Morristown Medical Center
College of St Elizabeth
Fairleigh Dickinson University- Madison
Drew University
Morris Hills Shopping Center
Briarcliff Commons
New York
Paterson
Clifton
Montclair
Livingston
Newark
Summit
Union
Carteret
Staten Island
Edison
Perth Amboy
East Brunswick
Middletown
Marlboro Township
Long Branch
Brooklyn
Queens
Bronx
Manhattan
Lawrence
Atlantic Ocean
W HANOVER AVE
SUSSEX AVE
MENDHAM RD
MT KEMBLE AVE
COLUMBIA RD
RIDGEDALE AVE
WHIPPANY RD
LITTLETON RD
PARSIPPANY RD
SPRING VALLEY RD
JAMES ST
GLEN ALPIN RD
BLUE MILL RD
SHUNPIKE RD
MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 1 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 62.8% 2.29x 11.6%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Recapitalization
Sponsors:	Seth Schochet, Brian Fisher
Borrowers:	Second Roc-Jersey Associates L.L.C.; Fifth Roc-Jersey Associates L.L.C.
Original Balance(1):	$75,000,000
Cut-off Date Balance(1):	$75,000,000
% by Initial UPB:	7.1%
Interest Rate:	4.3550%
Payment Date:	6th of each month
First Payment Date:	December 6, 2017
Maturity Date:	November 6, 2027
Amortization:	Interest Only
Additional Debt(1):	$75,000,000 Pari Passu Debt
Call Protection(2):	L(24), D(92), O(4)
Lockbox / Cash Management(3):	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$603,660	$201,220
Insurance:	$0	Springing
Replacement:	$0	$15,843
TI/LC(5):	$0	$125,000
FF&E Reserve:	$0	Springing
PIP Renewal:	$0	Springing
Deferred Maintenance:	$73,255	$0
Plaza Development:	$1,500,000	$0
Unfunded Tenant Obligations:	$1,722,209	$0

Financial Information(6)
Cut-off Date Balance / Sq. Ft.(7):	$169
Balloon Balance / Sq. Ft.(7):	$169
Cut-off Date LTV:	62.8%
Balloon LTV:	62.8%
Underwritten NOI DSCR:	2.63x
Underwritten NCF DSCR:	2.29x
Underwritten NOI Debt Yield:	11.6%
Underwritten NCF Debt Yield:	10.1%
Underwritten NOI Debt Yield at Balloon:	11.6%
Underwritten NCF Debt Yield at Balloon:	10.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use – Office / Hospitality / Retail
Collateral(8):	Fee Simple/Leasehold
Location:	Morristown, NJ
Year Built / Renovated:	1982-1993 / 2009
Total Sq. Ft.:	729,516
Property Management:	Olnick-Fisher Development Associates LLC; G&E Real Estate Management Services, Inc.; Hyatt Corporation
Underwritten NOI:	$17,414,180
Underwritten NCF:	$15,198,828
Appraised Value(9):	$239,000,000
Appraisal Date:	August 22, 2017

Historical NOI
Most Recent NOI:	$17,494,529 (T-12 August 31, 2017)
2016 NOI:	$16,659,943 (December 31, 2016)
2015 NOI:	$16,616,513 (December 31, 2015)
2014 NOI:	$14,322,597 (December 31, 2014)

Historical Occupancy(10)
Most Recent Occupancy:	91.8% (August 1, 2017)
2016 Occupancy:	91.3% (December 31, 2016)
2015 Occupancy:	90.8% (December 31, 2015)
2014 Occupancy:	89.3% (December 31, 2014)

(1)	The Original Balance and Cut-off Date Balance of $75.0 million represents the controlling Note A-1, which together with the non-controlling pari passu Note A-2, Note A-3 and Note A-4, comprise the Headquarters Plaza Whole Loan (as defined below) with an aggregate original principal balance of $150.0 million. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of December 6, 2017. Defeasance of the full $150.0 million Headquarters Plaza Whole Loan is permitted after the date that is the earlier to occur of (i) October 20, 2020 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized. The assumed lockout period of 24 payments is based on the expected CD 2017-CD6 securitization closing date in November 2017. The actual lockout period may be longer.

(3)	The Headquarters Plaza Office/Retail Property (defined below) has a hard lockbox and springing cash management. The Hyatt Regency at Headquarters Plaza has a soft lockbox and springing cash management.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	The TI/LC Reserve is capped at $6,000,000.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Headquarters Plaza Whole Loan only, which has an aggregate principal balance of $150.0 million.

(7)	The Cut-off Date Balance / Sq. Ft. is calculated using the total sq. ft. for the Headquarters Plaza Property which includes the Headquarters Plaza Office/Retail Property and the 256-room Hyatt Regency at Headquarters Plaza. The Headquarters Plaza Office/Retail Property is 729,516 sq. ft. and the Hyatt Regency at Headquarters Plaza is approximately 156,000 sq. ft. The total sq. ft. is 885,516 sq. ft. If the Cut-off Date Balance / Sq. Ft is calculated excluding the sq. ft. for the Hyatt Regency at Headquarters Plaza (defined below), it would equal $207.

(8)	The borrowers’ interest is a leasehold interest, and the ground lessor has granted the lender an accommodation mortgage over the ground lessor’s fee interest in the real property subject to the ground lease and Residential Parcel Ground Lease (defined below).

(9)	Based on the appraiser’s “As Is” appraised value, for the Headquarters Plaza Property. The Appraised Value of $239,000,000 consists of (i) $160,000,000 for the Headquarters Plaza Property and (ii) $79,000,000 for the Hyatt Regency at Headquarters Plaza. The combined “As-Is” appraised value of $239,000,000 as of August 22, 2017 results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 62.8%. No value was apportioned to the Residential Parcel (defined below).

(10)	The Historical Occupancy figures are based on the 729,516 sq. ft. related to the office and retail portion of the mortgaged property. The 256-room, 156,000 sq. ft. hotel portion had occupancies for 2015, 2016 and the trailing 12-month period ending August 31, 2017 of 87.9%, 88.4% and 88.8%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 1 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 62.8% 2.29x 11.6%

The Loan. The Headquarters Plaza loan (the “Headquarters Plaza Loan”) is a fixed rate loan secured by, among other things, the borrowers’ leasehold interest and an affiliate’s fee interest (see “Ground Lease” below) in a mixed use property consisting of three, Class A office towers, a retail concourse and a 256-room, full-service hotel, located in Morristown, New Jersey (the “Headquarters Plaza Property”), with an Original Balance and Cut-off Date Balance of $75.0 million. The Headquarters Plaza Loan is part of the whole loan (the “Headquarters Plaza Whole Loan”) evidenced by four pari passu notes in the aggregate original principal balance of $150.0 million. The Headquarters Plaza Loan is evidenced by the controlling Note A-1 with a principal balance of $75.0 million, which will be included in the CD 2017-CD6 mortgage trust. The pari passu non-controlling Notes A-3 and A-4 with an aggregate original principal balance of $50.0 million are held by Barclays Bank PLC and expected to be contributed to one or more future securitizations. The remaining pari passu non-controlling Note A-2 has an original principal balance of $25.0 million and is held by Citi Real Estate Funding Inc. and is expected to be contributed to one or more future securitizations.

The relationship between the holders of the Headquarters Plaza Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	CD 2017-CD6	Yes
A-2	$25,000,000	$25,000,000	Citi Real Estate Funding Inc.	No
A-3	$35,000,000	$35,000,000	Barclays Bank PLC	No
A-4	$15,000,000	$15,000,000	Barclays Bank PLC	No
Total	$150,000,000	$150,000,000

The Headquarters Plaza Whole Loan was co-originated on October 20, 2017 by Citi Real Estate Funding Inc. and Barclays Bank PLC. The Headquarters Plaza Whole Loan had an original principal balance of $150,000,000, has an outstanding principal balance as of the Cut-off Date of $150,000,000 and accrues interest at an interest rate of 4.3550% per annum. The $150,000,000 Headquarters Plaza Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and is interest-only for the term of the loan. The Headquarters Plaza Whole Loan has a maturity date of November 6, 2027. Following the lockout period, the borrowers have the right to defease the Headquarters Plaza Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) October 20, 2020. The Headquarters Plaza Whole Loan is prepayable without penalty on or after August 6, 2027.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$150,000,000	100.0%	Return of Equity	$144,095,793(1)	96.1%
			Upfront Reserves	3,899,124	2.6
			Closing Costs	2,005,083	1.3

Total Sources	$150,000,000	100.0%	Total Uses	$150,000,000	100.0%

(1)	There is no existing debt on the Headquarters Plaza Property as of the Headquarters Plaza Whole Loan origination date, as the prior leasehold loan was repaid in connection with the acquisition of the landlord’s interest under the ground lease by an affiliate of the borrowers.

The Borrowers / Sponsors. The borrowers for the Headquarters Plaza Whole Loan are Second Roc-Jersey Associates L.L.C. and Fifth Roc-Jersey Associates L.L.C., each of which is a Delaware limited liability company and special purpose entity with two independent directors. BCK Realty, LLC, Trust Under Article Fifth of the L/W/T of Robert S. Olnick F/U/B/O Allison Rubler, a New York trust, Trust Under Article Fifth of the L/W/T of Robert S. Olnick F/U/B/O Eve Lateiner, a New York trust, Trust Under Article Fifth of the L/W/T of Robert S. Olnick F/U/B/O Meredith Verona, a New York trust, and Trust Under Article Fifth of the L/W/T of Robert S. Olnick F/U/B/O Robert Lateiner, a New York trust, are the guarantors of certain nonrecourse carveouts under the Headquarters Plaza Whole Loan.

The borrowers are a joint venture between the Fisher Organization (“Fisher”) and the Olnick Organization (“Olnick”). The borrowers’ sponsors have a combined experience of more than 120 years of developing, constructing, owning and managing commercial real estate. According to the borrowers’ sponsors, they are long term owners, having owned and managed most of their portfolios for multiple decades.

Fisher is a diversified real estate development and management company founded by Lester Fisher. According to Fisher, in the past decade, Fisher has executed 3,500,000 sq. ft. of new construction development and approximately 2,000,000 sq. ft. of tenant installations. In addition to residential and commercial development, Fisher is involved in all aspects of property management, including maintenance, leasing, tenant relations and finance.

Olnick is a privately held New-York-based corporation and has been actively involved in the construction, ownership, management and financing of real estate projects for in excess of 60 years. In 1946, founder Robert S. Olnick pioneered the development of residential housing in the Riverdale section of New York City. In the five decades that followed, Olnick built thousands of New York City apartments, millions of sq. ft. of commercial space, and several hotels.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 1 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 62.8% 2.29x 11.6%

The Properties. The Headquarters Plaza Property is comprised of three Class A office towers totaling 562,242 sq. ft., an indoor/outdoor retail concourse totaling 167,274 sq. ft. (together with the office towers, the “Headquarters Plaza Office/Retail Property”) and a full service Hyatt Regency hotel totaling 256 rooms (the “Hyatt Regency at Headquarters Plaza”). The Headquarters Plaza Property is located approximately 30.0 miles northwest of New York City in Morristown, New Jersey. According to the appraisal, the Headquarters Plaza Property occupies a prominent location overlooking “The Green” in downtown Morristown along Speedwell Avenue (Route 202), within a mile of Interstate 287 and Route 24. The Headquarters Plaza Property was developed by the sponsors between 1982 and 1993, and has since been managed by the sponsors. The Headquarters Plaza Property sits atop a 2,900 space multi-story parking garage (not included as part of the collateral for the Headquarters Plaza Loan) which affiliates of the borrowers purchased from the Municipality of Morristown, in 2015, along with the fee interest (see “Ground Lease” section) in the Headquarters Plaza Property.

Fee above a Plane. The real estate collateral for the Headquarters Plaza Loan is structured as a “fee above a plane”: the borrowers have a leasehold interest in certain space (together with the Residential Parcel (see “Ground Lease” below), the “Upper Area”) above a non-collateral parking garage. The fee owner of the Upper Area is an affiliate of the borrowers (the “Accommodation Affiliate”). The real property located below the Upper Area, including the parking garage (the “Lower Area”), is also owned by an affiliate of the borrower. The Accommodation Affiliate provided an accommodation mortgage on its fee interest the Upper Area, which includes the real estate under the Ground Lease and the adjacent Residential Parcel (see “Ground Lease” below).  The relationship between the Upper Area and the Lower Area is governed by a reciprocal easement agreement.  The Lower Area is not collateral for the Headquarters Plaza Loan.  The borrowers, the Accommodation Affiliate, the lessee under the Residential Parcel Ground Lease (see “Ground Lease” below ), the owners of the Lower Area, and the lender have entered into an Estoppel and Agreement, pursuant to which, among other things, the parties have agreed that the Lower Area is required to be insured in accordance with the terms of the Headquarters Plaza Loan Agreement and restored following a casualty or condemnation to the extent necessary to maintain the operations, the structural support and parking for the Upper Area (with said restoration proceeds being held and applied by an insurance trustee with a long-term unsecured debt rating of at least “A” from S&P). Proceeds from a condemnation or casualty relating to the Upper Area are required to be disbursed pursuant to the Headquarters Plaza Loan documents.

The Headquarters Plaza Office/Retail Property.

The Headquarters Plaza Office/Retail Property’s office component is comprised of three Class A multi-tenant office towers. The North Tower, a 202,445 sq. ft., 12-story building, was completed in 1987. The East Tower is 178,187 sq. ft. with 12 stories and it was completed in 1983. The third building, The West Tower, is 181,520 sq. ft. with 12 stories and it was completed in 1982. The sponsors have invested a total of approximately $28.1 million, from 2005 to 2016, in overall building and tenant improvements and maintenance at the Headquarters Plaza Office/Retail Property.

The Headquarters Plaza Office/Retail Property has a granular rent roll with a total of 49 office and 19 retail tenants which equates to a combined occupancy of 91.8% as of August 1, 2017. The diverse tenant mix is comprised of multiple industries including finance, telecommunications, legal and various state and federal government agencies. The Headquarters Plaza Office/Retail Property has exhibited, over the prior 11-year period, a weighted average occupancy of 88.8%. Over the prior five-year period, the weighted average historical occupancy was 90.3%. The tenants at the Headquarters Plaza Office/Retail Property have a weighted average lease term of 17 years for the current tenant group. Many of the larger tenants such as Riker, Danzig, Scherer (1982), Duff & Phelps, LLC (2007) and Graham, Curtin & Sheridan, P.A. (2002), have been at the Headquarters Plaza Office/Retail Property for several years.

The largest office tenant, Riker, Danzig, Scherer (“Riker”), occupies 79,170 sq. ft. which represents 10.9% of the total sq. ft. at the Headquarters Plaza Office/Retail Property, and has been in occupancy since 1982. According to Riker, the company has been at the forefront of the New Jersey legal community since 1882 and it has more than 130 years of legal experience in a broad range of practice areas. Other than Riker, no other tenant accounts for more than 6.9% of the net rentable sq. ft. at the Headquarters Plaza Office/Retail Property.

The Headquarters Plaza Property’s retail component is comprised of an indoor and outdoor facing retail concourse which connects to each of the three office towers and the hotel. The retail concourse consists of a 40,000 sq. ft. AMC movie theater and 34,707 sq. ft. fitness center that is operated by a borrower-affiliate. The remaining 92,567 sq. ft. of retail space serves primarily as amenity space for office tenants and hotel patrons.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 1 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 62.8% 2.29x 11.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent(2)	Lease Expiration

Riker, Danzig, Scherer(3)	NR / NR / NR	79,170	10.9%	$25.16	11.2%	7/31/2025
Chartwell Consulting Group, Inc.	NR / NR / NR	50,100	6.9%	$28.92	8.1%	8/31/2021
AMC Theatres(4)	NR / NR / NR	40,000	5.5%	$17.25	3.9%	4/30/2029
Duff & Phelps, LLC(5)	NR / NR / NR	33,000	4.5%	$30.00	5.5%	5/31/2028
Graham, Curtin & Sheridan, P.A.(6)	NR / NR / NR	33,000	4.5%	$26.50	4.9%	6/30/2022
Subtotal / Wtd. Avg.		235,270	32.3%	$25.48	33.6%
Remaining Office Tenants		434,698	59.6%	$30.54(7)	66.4%
Total / Wtd. Avg. Occupied		669,968	91.8%	$28.63(7)	100.0%
Vacant		59,548	8.2%
Total / Wtd. Avg.		729,516	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Information obtained from the underwritten rent roll and includes contractual rent steps through October 2018.

(3)	Riker, Danzig, Scherer has one, five-year or 10-year lease renewal option.

(4)	AMC Theatres has two, five-year lease renewal options.

(5)	Duff & Phelps, LLC has one, five-year lease renewal option.

(6)	Graham, Curtin & Sheridan, P.A. has one, five-year lease renewal option.

(7)	Calculation excludes amenity tenants (46,557 sq. ft.) from the calculation.

The following table presents certain information relating to the lease rollover schedule at the Headquarters Plaza Office/Retail Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	3	6,585	0.9%	6,585	0.9%	$28.87	1.1%	1.1%
2017	2	1,210	0.2%	7,795	1.1%	$28.12	0.2%	1.3%
2018	4	9,759	1.3%	17,554	2.4%	$27.28	1.5%	2.7%
2019	9	47,933	6.6%	65,487	9.0%	$32.07	8.6%	11.4%
2020	9	87,760	12.0%	153,247	21.0%	$32.53	16.0%	27.4%
2021	8	95,716	13.1%	248,963	34.1%	$27.75	14.9%	42.2%
2022	10	93,638	12.8%	34,2601	47.0%	$31.46	16.5%	58.7%
2023	2	10,067	1.4%	352,668	48.3%	$39.51	2.2%	61.0%
2024	6	35,965	4.9%	388,633	53.3%	$30.23	6.1%	67.1%
2025	3	104,925	14.4%	493,558	67.7%	$25.07	14.7%	81.8%
2026	1	26,274	3.6%	519,832	71.3%	$25.08	3.7%	85.5%
2027	3	29,925	4.1%	549,757	75.4%	$29.97	5.0%	90.5%
Thereafter	3	73,654	10.1%	623,411	85.5%	$23.01	9.5%	100.0%
Amenity(3)	3	46,557	6.4%	669,968	91.8%	$0.00	0.0%	100.0%
Vacant	NAP	59,548	8.2%	729,516	100.0%	NAP	NAP
Total / Wtd. Avg.	66	729,516	100.0%			$28.63(4)	100.0%

(1)	Based on the underwritten rent roll and includes contractual rent steps through October 2018.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Amenity space includes a 34,707 sq. ft. fitness facility, a 10,388 sq. ft. hotel ballroom and a 1,462 sq. ft. management office.

(4)	Wtd. Avg. Annual U/W Base Rent PSF excludes Amenity and Vacant space.

The Market. The Headquarters Plaza Property is located in Morris County within the central portion of northern New Jersey. According to the appraisal, the 2016 population and average household income for Morris County is 501,318 and $138,489, respectively. The northern and central New Jersey region has an extensive transportation network, as numerous destinations are accessible via major highways. Additionally, the northern and central New Jersey region has good accessibility to public transportation. According to the appraisal, the Headquarters Plaza Property occupies a prominent location on “The Green” in downtown Morristown along Speedwell Avenue, within a mile of Interstate 287 and Route 24, and about 30 miles northwest of New York City. Additionally, the Headquarters Plaza Property is situated close to express trains to New York City, Morristown Airport and Newark Liberty International Airport.

According to the appraisal, the Headquarters Plaza Property is the largest development on The Green and it serves as the anchor commercial development in downtown Morristown. It is situated on a 10.35-acre site and offers a wide variety of amenities such as onsite

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 1 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 62.8% 2.29x 11.6%

property management, onsite garage parking, office space with concierge service, a fitness club, a movie-theater, onsite daycare, several restaurants, laundry service and various retail mall shop stores. Per the appraisal, the Morris County court is also located south of the Headquarters Plaza Property and serves as a draw for office space for attorneys and other legal professionals. Additionally, there are numerous restaurants in the Morristown downtown area that cater to professionals and serve as a draw to the area. Land uses in the immediate area consist predominantly of residential and office uses with a number of multifamily developments a few miles north of the Headquarters Plaza Property. The neighborhood also provides convenient access to public transportation such as New Jersey Transit bus and rail stations.

According to the appraisal, the total estimated 2017 population within a one-, three- and five-mile radius is 19,636, 55,937 and 119,966, respectively. According to the appraisal, the total estimated 2017 average household income within a one-, three- and five-mile radius is $105,861, $153,576 and $162,084, respectively. According to a third party report, the Headquarters Plaza Property is located in the Morristown Region office submarket of northern New Jersey. The submarket is comprised of over 15.2 million SF of inventory with a 22.6% vacancy rate and asking rent of $29.04/SF. According to the appraisal, there are 27 comparable properties, ranging in size from approximately 76,000 SF to 900,000 SF, near the Headquarters Plaza Property. Per the appraisal, the reported comparable rents ranged from $17.95/SF to $38.38/SF with an average of $27.39/SF. The reported vacancies ranged from 0% to 53.0% with an average of 7.0%. Currently there are no new office projects in development in the Headquarters Plaza Property’s competitive market.

The following table presents certain information relating to comparable office leases to the Headquarters Plaza Property.

Office Leases(1)

Property Name/Location	Year Built	Stories	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Mount Kemble Corporate Center (Building B) / 360 Mount Kemble Avenue, Morristown, NJ	2001	3	117,000	2.9 miles	NFP Property & Casualty	Dec 2016 / 7.3 Yrs	3,884	$25.25	Modified Gross

Mount Kemble Corporate Center (Building B) / 360 Mount Kemble Ave, Morristown, NJ	2001	3	117,000	2.9 miles	Grunethal USA, Inc	Mar 2015 / 5.0 Yrs	9,000	$24.00	Modified Gross

67 Park Place East Morristown, NJ	1973	10	145,019	0.4 miles	Omni Active Health Inc	Sep 2016 / 5.0 Yrs	7,176	$33.50	Modified Gross

1200 Mt. Kemble Avenue, Morristown, NJ	1981	3	106,000	5.4 miles	Glenmede Trust Company	Aug 2016 / 5.6 Yrs	5,499	$27.50	Modified Gross

Washington Office Center 44 Whippany Rd, Morristown, NJ	1984	3	220,160	2.1 miles	Meridian Capital Partners	Jul 2016 / 2.0 Yrs	1,746	$25.00	Modified Gross

60 Columbia Tpke Morristown, NJ	1980	3	75,450	2.6 miles	Assistance in Marketing Inc	Dec 2015 / 3.3 Yrs	6,732	$25.00	Modified Gross
(1)	Source: Appraisal.

The Hyatt Regency at Headquarters Plaza

The Hyatt Regency at Headquarters Plaza is a 256-room, four-star full-service hotel that was built in 1993. It is located just off “The Green” in downtown Morristown, a landscaped park quadrangle in the Morristown central business district. The Hyatt Regency at Headquarters Plaza has been managed by the Hyatt Corporation since 2004. Since 2012, the hotel has operated at an average occupancy of 88.7%; its occupancy has never been below 87.8%. The Hyatt Regency at Headquarters Plaza has been ranked number one in terms of occupancy and RevPAR in its competitive set since 2012. According to the borrowers, The Hyatt Regency at Headquarters Plaza is one of the top performing hotels in the Hyatt chain in the U.S. and it placed in the top five in occupancy in 2015 and 2016.

The Hyatt Regency at Headquarters Plaza is comprised of 98 standard king guestrooms, 108 standard double-double guest rooms, 48 studio suites and 2 premium suites. The rooms are well-appointed with drapes, bedding, tables, wallpaper, wall-prints, chairs, tables plus 55”-65” flat panel televisions. The furnishings include armoires and dressers, chairs, couches and lighting. Hotel amenities include the Hyatt Eclectic Grill which is a 130 seat restaurant, a lounge and terrace serving light fare and signature drinks, a coffee bar and approximately 36,000 sq. ft. of conference and meeting space across three ballrooms, 32 breakout rooms, an executive boardroom and a conference center located on the lobby level.

According to the appraisal, the market segmentation at the Hyatt Regency at Headquarters Plaza is 50.0% corporate individuals, 25.0% group, 15% leisure and 10.0% airline. Corporate demand is driven by a variety of pharmaceutical businesses in the area and other Fortune 500 companies such as Honeywell, Exxon, GAF, AT&T and others that have a significant presence in the area. Additionally, Morristown, New Jersey is home to several office parks and has a large hospital in its downtown area which also provides demand for the hotels in the area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 1 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 62.8% 2.29x 11.6%

The Hyatt Regency at Headquarters Plaza is subject to a management agreement with Hyatt Corporation dated June 16, 2004 with an expiration date of November 30, 2020. If property improvement plan (“PIP”) costs exceed $500,000, the borrowers will be required to deposit 115% of any PIP costs (in excess of $500,000, and which costs shall be exclusive of: (i) the cost of any PIP work which is duplicative of any furniture, fixtures and equipment (“FF&E”) approved (or deemed approved) by the lender for which adequate FF&E reserve funds are being held by the lender (as reasonably determined by the lender) and (ii) provided that the certain conditions set forth in the loan documents are satisfied as of the applicable date of determination, the amount being held in reserve by Hyatt Corporation (or any replacement franchisor employed in accordance with the terms of the loan documents) which is available and reasonably anticipated to be used for the PIP work) into a PIP reserve account in connection with the renewal of the management agreement, the replacement of the same or otherwise (see “Initial and Ongoing Reserves” below). Since 2005, the borrowers’ sponsors have invested approximately $16.7 million in hotel improvements which included $7.0 million of room upgrades in 2009.

The Hyatt Regency at Headquarters Plaza is located in Morris County which is the same market as the Headquarters Plaza Property (see description above), however the Hyatt Regency at Headquarters Plaza is part of the Newark area lodging market. According to the appraisal, the local market trends are positive. Per the appraisal, the Hyatt Regency at Headquarters Plaza is classified as an upscale full service hotel that is a four-star rated property. Hotel development in the area consists of a variety of full and limited service properties spread out around major transportation routes. According to the appraisal, the metro area has a sizeable concentration of corporate headquarters and several pharmaceutical companies; therefore the demand is linked heavily to corporate and economic performance. As the economy has gained strength and momentum after the 2009 recession, the corporate segment has strengthened which is displayed in the improved performance of the competitive set.

Historical Occupancy, ADR, RevPAR
	Competitive Set			Hyatt Regency at Headquarters Plaza(1)			Penetration Factor
Year	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(4)	ADR(4)	RevPAR(4)
12/31/2014	69.2%	$159.17	$110.22	90.2%	$158.18	$142.76	130.3%	99.4%	129.5%
12/31/2015	67.8%	$163.70	$111.04	87.9%	$169.65	$149.05	129.6%	103.6%	134.2%
12/31/2016	71.0%	$166.54	$118.18	88.4%	$167.26	$147.94	124.5%	100.0%	125.2%
T-12 8/30/2017	70.6%(5)	$166.68(5)	$117.74(5)	88.8%	$167.87	$149.11	125.8%	100.7%	126.6%
(1)	The variances between the underwriting, the hospitality research reports and the above table with respect to Occupancy, ADR and RevPAR for the Hyatt Regency at Headquarters Plaza Hotel are attributable to variances in reporting methodologies and/or timing differences.

(2)	Information obtained from third party hospitality research reports and weighted on available rooms and occupied rooms, as applicable.

(3)	Information obtained from the borrowers.

(4)	Penetration Factor figures are calculated based on operating statements provided by the borrowers and competitive set data provided by third party hospitality research reports. Portfolio level figures are weighted based on total room count.

(5)	Figures reflect competitive set statistics for the trailing twelve month period ending July 2017.

Hyatt Regency at Headquarters Plaza Competitive Set(1)

Hyatt Regency at Headquarters Plaza Competitive Set(1)
Property	Number of Rooms	Year Built
Hyatt Regency at Headquarters Plaza	256	1993
Hilton Parsippany	354	1981
Westin Governor Morris Morristown	224	1965
The Madison Hotel	186	1981
Sheraton Parsippany Hotel	370	1987
Total	1,390
(1)	Source: Industry travel research report.

According to the third party information above, as of the trailing 12 months ended July 31, 2017, the Hyatt Regency at Headquarters Plaza outperformed its competitive set in terms of occupancy, ADR and RevPAR. Per the appraisal, the Hyatt Regency at Headquarters Plaza is the only competitor within walking distance of the downtown Morristown center and the New Jersey Transit which provides direct access to Newark, New Jersey and New York City. Additionally, the Hyatt Regency at Headquarters Plaza is qualified by airlines as a “downtown” property and therefore it’s able to obtain airline contractual revenue. According to the appraisal, there are currently no new hotels proposed for the market.

The following table presents certain information relating to the 2016 demand analysis with respect to the Hyatt Regency at Headquarters Plaza based on market segmentation, as provided in the appraisal for the Hyatt Regency at Headquarters Plaza:

Hyatt Regency at Headquarters Plaza – 2015 Accommodated Room Night Demand(1)
Property	Corporate	Group	Leisure	Airline
Hyatt Regency at Headquarters Plaza	50%	25%	15%	10%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 1 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 62.8% 2.29x 11.6%

Cash Flow Analysis. The following tables present certain information relating to the historical operating performance and the underwritten net cash flow at the Headquarters Plaza:

Headquarters Plaza - Cash Flow Analysis
	2014	2015	2016	T-12 8/30/2017	U/W	Underwritten PSF / Room(1)
Base Rent	$15,256,904	$16,555,502	$16,578,803	$16,969,331	$16,869,472	$23.12
Contractual Rent Steps(2)	0	0	0	0	981,846	1.35
Gross Up Vacancy	0	0	0	0	1,955,380	2.68
Total Reimbursement Revenue	466,838	477,993	661,301	668,622	394,312	0.54
Other Income(3)	191,720	174,862	191,443	332,122	305,387	0.42
Vacancy & Credit Loss	0	0	0	0	(1,955,380)	(2.68)
Effective Gross Income	$15,915,462	$17,208,357	$17,431,537	$17,970,075	$18,551,017	$25.43

Real Estate Taxes	$1,333,646	$1,315,309	$1,344,339	$1,369,023	$1,378,500	$1.89
Insurance	209,437	207,325	213,665	203,037	200,400	0.27
Management Fee	477,464	516,251	522,946	539,102	556,531	0.76
Parking Expenses	411,249	416,355	376,642	487,201	509,328	0.70
Other Operating Expenses	5,157,945	5,302,228	5,178,345	4,936,816	5,330,428	7.31
Total Operating Expenses	$7,589,741	$7,757,468	$7,635,937	$7,535,179	$7,975,187	$10.93

Net Operating Income	$8,325,721	$9,450,889	$9,795,600	$10,434,896	$10,575,830	$14.50
TI/LC	0	0	0	0	$1,207,815	1.66(2)
Capital Expenditures	0	0	0	0	$145,903	0.20(2)
Net Cash Flow	$8,325,721	$9,450,889	$9,795,600	$10,434,896	$9,222,112	$12.64

Hotel Net Cash Flow(4)	$5,996,876	$6,314,528	$6,019,718	$6,216,483	$5,976,717

Total Net Cash Flow	$14,322,597	$15,765,417	$15,815,318	$16,651,379	$15,198,829
(1)	Calculated based on the total sq. ft. of the Headquarters Office/Retail Property.

(2)	Includes contractual rent increases through October 2018.

(3)	Other Income consists of administrative fees on security, garage and parking income, and other miscellaneous income.

(4)	Based on the Hyatt Regency at Headquarters Plaza – Cash Flow Analysis below.

Hyatt Regency at Headquarters Plaza - Cash Flow Analysis

	2014	2015	2016	T-12 8/31/2017	U/W	U/W Per Room
Occupancy	90.2%	87.9%	88.4%	88.8%	88.8%
ADR	$158.18	$169.65	$167.26	$167.87	$167.87
RevPAR	$142.76	$149.05	$147.94	$149.11	$149.11

Room Revenue	$13,339,340	$13,927,168	$13,861,052	$13,933,021	$13,933,021	$54,426
F&B Revenue	7,583,231	7,509,492	7,352,992	7,305,021	7,305,021	28,535
Other Revenue	351,323	349,333	391,072	302,796	302,796	1,183
Total Revenue	$21,273,894	$21,785,993	$21,605,116	$21,540,838	$21,540,838	$84,144

Total Departmental Expenses	7,604,101	7,550,672	7,278,958	7,082,880	7,082,880	27,668
Gross Operating Profit	$13,669,793	$14,235,321	$14,326,158	$14,457,958	$14,457,958	$56,476

Total Undistributed Expenses	6,029,120	6,215,552	6,622,945	6,750,190	6,750,190	26,368
Profit Before Fixed Charges	$7,640,673	$8,019,769	$7,703,213	$7,707,768	$7,707,768	$30,108

Total Fixed Charges	810,330	854,145	838,870	648,135	869,418	3,396

Net Operating Income	$6,830,343	$7,165,624	$6,864,343	$7,059,633	$6,838,350	$26,712
FF&E	833,467	851,096	844,625	843,150	861,634	3,366
Net Cash Flow	$5,996,876	$6,314,528	$6,019,718	$6,216,483	$5,976,717	$23,347

Environmental Matters. According to a Phase I environmental site assessment dated September 15, 2017, there was no evidence of any recognized environmental conditions at the Headquarters Plaza Property. An operations and maintenance program for asbestos-containing materials has been implemented at the Headquarters Plaza Property.

Lockbox and Cash Management. The Headquarters Plaza Whole Loan is structured with a hard lockbox (except that, so long as the Franchisor CM Conditions (as defined below) are satisfied, the hotel manager may retain revenues from the hotel and apply them to the payment of operating expenses and brand management fees, with the excess deposited in the lockbox) and springing cash management. The borrowers were required at origination to deliver letters to (i) all tenants at the Headquarters Plaza Property directing them to pay all rents directly into a lender-controlled lockbox account (provided that, borrowers will not be required to send direction letters to hotel tenants if the Franchisor CM Conditions are satisfied, unless the applicable franchise agreement permits hotel tenants to directly deposit their rental payments into the lender-controlled lockbox account) and (ii) with respect to the Hyatt Regency at Headquarters Plaza, solely to the extent that the Franchisor CM Conditions are not satisfied, to each of the credit card companies with which borrowers have entered

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 1 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 62.8% 2.29x 11.6%

into credit card agreements. Funds in the lockbox are required to be transferred on each business day to the borrower unless a Trigger Period exists, in which case funds are required to be transferred each day to the cash management account. Funds in the cash management account are required to be used, during a Trigger Period, to fund reserves and pay debt service and any other amounts due under the Headquarters Plaza Loan, and excess cash is (x) to the extent a Trigger Period is continuing, held by the lender, and (y) to the extent no Trigger Period exists, disbursed to the borrowers.

“Franchisor CM Conditions” means each of the following conditions: (i) no Franchise Termination Period (defined below) has occurred and is continuing, (ii) either (x) the franchise agreement in place as of the origination date of the Headquarters Plaza Loan is in full force and effect or (y) a replacement franchise agreement (in the form of a brand management agreement) with a replacement franchisor entered in accordance with the Headquarters Plaza Loan documents is in full force and effect and (iii) the applicable franchise agreement has a provision that requires the franchisor to collect all revenue from the hotel and hold the same in one or more eligible accounts with an eligible institution in the name of the borrowers which have been pledged as additional security for the Headquarters Plaza Loan, apply said revenue solely to the payment of all operating expenses and brand management fees, and deposit any excess revenue after the payment of such costs into the lockbox, and all revenue from the hotel is being collected by the franchisor and applied in accordance with franchise provision described in this clause (iii).

“Franchise Termination Period” means a period (a) commencing upon the earlier of (i) the franchisor becoming the subject of any bankruptcy action, (ii) the occurrence of any material default by the franchisor under the franchise agreement beyond any applicable grace and cure periods which gives rise to a termination right of the borrowers thereunder, (iii) the failure of the income and revenue generated from the hotel property to be applied in any material respect in accordance with the terms of the franchise agreement, and (b) which expires upon the lender’s receipt of evidence that the applicable event giving rise to the Franchise Termination Period has been cured in a manner acceptable to the lender in its reasonable discretion.

A “Trigger Period” exists during the occurrence and continuance of (i) an event of default; (ii) the debt service coverage ratio being less than 1.30x and expiring when the debt service coverage ratio is greater than 1.35x for two consecutive calendar quarters (provided that a Trigger Period will not be deemed to exist as a result of this clause (ii) if the borrowers have (x) deposited cash into an account with the lender or (y) delivered to lender a letter of credit, in each case in an amount deemed sufficient that if added to the underwritable cash flow the debt service coverage ratio would be equal to or greater than 1.35x); (iii) a Franchise Agreement Trigger Period (as defined below) and/or (iv) a Franchise Renewal Trigger Period (as defined below).

A “Franchise Agreement Trigger Period” will (a) commence upon the first to occur of (i) the occurrence of any monetary or material non-monetary default under the franchise agreement which results in any party to the franchise agreement having a right to terminate the franchise agreement; (ii) borrowers or franchisor giving notice that it is terminating the franchise agreement prior to its stated expiration date; (iii) any termination or cancelation of the franchise agreement and/or the franchise agreement otherwise failing to be in full force and effect and (iv) any bankruptcy action with respect to the franchisor, and (b) expire upon the lender’s receipt of evidence reasonably satisfactory to the lender that (i) either (A) the Franchise Agreement Cure Conditions (defined below) have been satisfied or (B) the Headquarters Plaza Property is being branded, flagged and operated pursuant to a replacement franchise agreement in accordance with the terms of the loan documents, and (ii) to the extent that a PIP is required in connection with the satisfaction of the requirements of the foregoing clause (b)(i), the borrowers have made the required PIP deposit pursuant to the loan documents (see “Initial and Ongoing Reserves” below).

The “Franchise Agreement Cure Conditions” means each of the following: (i) the borrowers have cured all defaults (if any) under the applicable franchise agreement to the satisfaction of the applicable franchisor, (ii) the borrowers and the applicable franchisor have re-affirmed the applicable franchise agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor and/or franchise agreement (if any), such franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such franchise agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, and (iv) the Headquarters Plaza Property continues to be operated, flagged and branded pursuant to the franchise agreement.

A “Franchise Renewal Trigger Period” will have occurred if (i) the term of the related franchise agreement has not been extended or a replacement qualified franchise agreement has not been entered into, in each case, for a term of at least ten years or (ii) to the extent a PIP is required in connection with the foregoing, the corresponding PIP deposit has not been deposited in the PIP reserve account, in each case, on or before the date which is 12 months prior to the expiration of the then applicable term of the franchise agreement.

Initial and Ongoing Reserves. The loan documents provide for upfront reserves in the amount of $1,722,209 for outstanding tenant improvements and leasing commissions and free rent, $1,500,000 for plaza development improvements related to an agreement signed between the ground lessor under the HQP Borrower Ground Lease (see “Ground Lease” below), another borrower affiliate and the Municipality of Morristown, $603,660 for real estate taxes and $73,255 for deferred maintenance. If a PIP is imposed by a new franchise agreement or renewal of the franchise agreement, the borrowers will be required to deposit a PIP reserve equal to 115% of estimated PIP costs (in excess of $500,000, and which costs are exclusive of: (i) the cost of any PIP work which is duplicative of any FF&E approved (or deemed approved) by the lender for which adequate FF&E Reserve Funds are being held by the lender (as reasonably determined by the lender) and (ii) provided that certain conditions set forth in the loan documents are satisfied as of the applicable date of determination, the amount being held in reserve by Hyatt Corporation (or any replacement franchisor employed in accordance with the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 1 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 62.8% 2.29x 11.6%

terms of the loan documents) which is available and reasonably anticipated to be used for the PIP work). All or a portion of the required PIP deposit may, at borrowers’ request, be made from excess cash flow on deposit in the excess cash flow reserve. Alternatively, the borrowers may provide a letter of credit in lieu of such cash deposit in an amount equal to the cash deposit that would have been required.

The loan documents also provide for ongoing monthly reserves of $201,220 for real estate taxes, $15,843 (approximately $0.26 per Headquarters Plaza Office/Retail Property sq. ft. annually) for replacement reserves, $125,000 (approximately $2.05 per Headquarters Plaza Office/Retail Property sq. ft. annually) for tenant improvements and leasing commissions (subject to a cap of $6,000,000) and an amount equal to the greater of (i) one-twelfth of 4% of hotel-related gross revenues and (ii) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement, for FF&E expenses. The loan documents do not require monthly reserves for insurance premiums as long as the Headquarters Plaza Property is insured under an acceptable blanket insurance policy. Solely with respect to the taxes, insurance premiums and FF&E relating to the hotel property, the borrowers will not be required to make monthly tax and insurance reserve deposits to the extent that the Reserve Waiver Conditions (as defined below) are satisfied.

“Reserve Waiver Conditions” means, among other conditions in the loan documents, (i) no event of default has occurred and is continuing, (ii), no monetary or material non-monetary default by franchisor under the franchise agreement, which default would give either party the right to terminate the franchise agreement, (iii) the franchisor continues to make the payments and perform the obligations required under the franchise agreement, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and (iv) no bankruptcy action with respect to the franchisor has occurred and is continuing.

Property Management. The hotel portion of the Headquarters Plaza Property is managed by Hyatt Corporation. The non-hotel portions of the Headquarters Plaza Property are managed by G&E Real Estate Management Services, Inc. In addition, Olnick-Fisher Development Associates LLC, an affiliate of the borrowers, acts as asset manager for the entire Headquarters Plaza Property.

Ground Lease. The Headquarters Plaza Property consists of the borrower’s interest in a long-term ground lease. The Headquarters Plaza Whole Loan borrowers are the lessees under a long-term ground lease with respect to the Headquarters Plaza Office/Retail Property and the Headquarters Plaza Hotel Property (the “HQP Borrower Ground Lease”), which ground lease has an annual rent of $189,000, expires on November 11, 2074, and has no renewal, extension or termination rights remaining. Additionally, an affiliate of the borrowers is the lessee with respect to two unimproved, non-income producing residential parcels (collectively, the “Residential Parcel”) under the other ground lease (the “Residential Parcel Ground Lease”). The ground lessor under both the HQP Borrower Ground Lease and the Residential Parcel Ground Lease has granted a fee mortgage in favor of the lender under the Headquarters Plaza Whole Loan. Accordingly, the Headquarters Plaza Whole Loan is secured by (i) the borrowers’ leasehold interests in the Headquarters Plaza Office/Retail Property and the Headquarters Plaza Hotel Property, (ii) the ground lessor’s fee interest in the Headquarters Plaza Office/Retail Property and the Headquarters Plaza Hotel Property, and (iii) the ground lessor’s fee interest in the Residential Parcel. The leasehold interest in the Residential Parcel, however, is not collateral for the Headquarters Plaza Whole Loan.

Partial Release. At any time other than the 45 days prior to and following the securitization of any portion of the Headquarters Plaza Whole Loan, the borrowers may cause the release of the fee interest in the Residential Parcel from the lien of the Headquarters Plaza Whole Loan, which may be accomplished either by a condominium conversion or a subdivision release. The Residential Parcel was not assigned value in the appraisal or in the underwriting for the Headquarters Plaza Whole Loan.

Condominium Conversion. At the election of the borrowers, the ground lessor, the ground lessee of the Residential Parcel and/or any other person designated by the ground lessee of the Residential Parcel to be the initial owner of the Residential Parcel (such person, the “Residential Unit Owner”), a condominium conversion may be effectuated at the Headquarters Plaza Property upon the satisfaction of certain conditions set forth in the Headquarters Plaza Whole Loan documents, which include the satisfaction of the REMIC requirements and the delivery of a rating agency confirmation. In addition, the lender has consent rights over the condominium documents, which include all conveyances, bylaws and estoppels required in order to create the condominium regime. Upon the completion of the condominium conversion, the unit(s) consisting of the Residential Parcel would be released from the lien of the Headquarters Plaza Whole Loan, such unit(s) would be conveyed to the Residential Unit Owner and the ground lease structure would terminate, with the borrowers owning the condominium interests in the Headquarters Plaza Office/Retail Property unit and the Headquarters Plaza Hotel Property unit. The borrowers are required to maintain control of the condominium board after the condominium conversion, and such control may pass to the lender and/or any successor owner of the Headquarters Plaza Property upon any foreclosure, deed-in-lieu of foreclosure, or any other transfer pursuant to any exercise of remedy under the Headquarters Plaza Whole Loan documents.

Subdivision Release. Provided a condominium conversion has not taken place, the borrowers may cause the release of the fee interest in the Residential Parcel from the lien of the Headquarters Plaza Whole Loan upon the successful subdivision of the Residential Parcel from the remaining Headquarters Plaza Property and the creation of one or more separate tax lots with respect to the Residential Parcel. In addition, the borrowers must satisfy certain conditions set forth in the Headquarters Plaza Mortgage Loan documents, which include satisfaction of the REMIC requirements. Upon the release of the Residential Parcel, the borrowers are required to purchase the remaining Headquarters Plaza Property (which remainder would include all of the real property in which the borrowers currently have a leasehold estate) from the ground lessor for $1.00 and the ground lease structure will terminate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1, 2, 3 and 4 Speedwell Avenue Morristown, NJ 07960	Collateral Asset Summary – Loan No. 1 Headquarters Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 62.8% 2.29x 11.6%

Real Estate Substitution. Except in connection with either (a) the termination of the ground lease in connection with the borrowers’ acquisition of the condominium interests in the Headquarters Plaza Office/Retail Property unit and the Headquarters Plaza Hotel Property unit (as described above in “Partial Release—Condominium Conversion”) or (b) the termination of the ground lease in connection with the borrowers’ acquisition of the fee interest in the real property in which they currently hold a leasehold interest (as described above in “Partial Release—Subdivision Release”), substitution is not permitted.  For the avoidance of doubt, the fee acquisition described in clause (b) above involves the borrower’s acquisition of a fee interest in real property in which the borrowers currently hold a leasehold interest and that is already collateral for the Headquarters Plaza Loan pursuant to the accommodation mortgage given by the ground lessor.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 U-Haul SAC Portfolios 14, 15, 17	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,762,173 60.4% 1.63x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 U-Haul SAC Portfolios 14, 15, 17	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,762,173 60.4% 1.63x 10.2%

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U-Haul SAC Portfolios 14, 15, 17

	PROPERTY NAME	ADDRESS	CITY/STATE	ZIP CODE
1	U-Haul of Medford	600 Mystic Valley Parkway	Somerville, MA	02144
2	U-Haul Center of Salisbury	1 Merrill Street	Salisbury, MA	01952
3	U-Haul Center North Rancho	3969 North Rancho Drive	Las Vegas, NV	89130
4	U-Haul Lincoln Park	1200 West Fullerton Avenue	Chicago, IL	60614
5	U-Haul of Inwood	20A Sheridan Boulevard	Inwood, NY	11096
6	U-Haul Ctr Albany	139 Broadway	Albany, NY	12202
7	U-Haul Storage Black Rock	3029 Fairfield Avenue	Bridgeport, CT	06605
8	U-Haul Center of Rockville	230-240 Maple Avenue	Rockville Centre, NY	11570
9	U-Haul Storage Ivar Avenue	3527 Ivar Avenue	Rosemead, CA	91770
10	U-Haul Center of Round Rock	1535 Round Rock Avenue	Round Rock, TX	78681
11	U-Haul Storage Glendora	1301 East Route 66	Glendora, CA	91740
12	U-Haul Center Texas Avenue	2813 Texas Avenue South	College Station, TX	77845
13	U-Haul Storage Tarrant Road	2455 West Tarrant Road	Grand Prairie, TX	75050
14	U-Haul Storage Hulen	7225 South Hulen Street	Fort Worth, TX	76133
15	U-Haul Ctr Beaumont	3885 Milam Street	Beaumont, TX	77701
16	U-Haul Storage Waxahachie	1103 West Highway 287 Bypass	Waxahachie, TX	75165
17	U-Haul Center of Olathe	12540 South Rogers Road	Olathe, KS	66062
18	U-Haul Kings Highway	1641 South Kingshighway Boulevard	Saint Louis, MO	63110
19	U-Haul Storage I-30	9302 Interstate 30	Little Rock, AR	72209
20	U-Haul Storage Laurelwood	611 Blackwood Clementon Road	Lindenwold, NJ	08021
21	U-Haul Ctr Downtown	1301 Monticello Avenue	Norfolk, VA	23510
22	U-Haul Storage Business Avenue	5600 Business Avenue	Cicero, NY	13039

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 U-Haul SAC Portfolios 14, 15, 17	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,762,173 60.4% 1.63x 10.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Blackwater Investments, Inc.
Borrowers:	Fourteen SAC Self-Storage Corporation; Fifteen SAC Self-Storage Corporation; Seventeen SAC Self-Storage Corporation
Original Balance(1):	$60,000,000
Cut-off Date Balance(1):	$59,762,173
% by Initial UPB:	5.6%
Interest Rate:	3.7025%
Payment Date:	6th of each month
First Payment Date:	October 6, 2017
Anticipated Repayment Date(2):	September 6, 2027
Final Maturity Date(2):	September 6, 2037
Amortization:	300 months
Additional Debt(1):	$68,726,499 Pari Passu Debt
Call Protection(3):	L(26), D(90), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$985,823	Springing
Insurance:	$0	Springing
Replacement:	$116,711	Springing
Required Repairs:	$333,269	NAP

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$112
Balloon Balance / Sq. Ft.:	$80
Cut-off Date LTV:	60.4%
Balloon LTV:	43.1%
Underwritten NOI DSCR:	1.66x
Underwritten NCF DSCR:	1.63x
Underwritten NOI Debt Yield:	10.2%
Underwritten NCF Debt Yield:	10.0%
Underwritten NOI Debt Yield at Balloon:	14.3%
Underwritten NCF Debt Yield at Balloon:	14.0%

Property Information
Single Asset / Portfolio:	Portfolio of 22 properties
Property Type:	Self Storage
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	1,149,651
Property Management(6):	Various
Underwritten NOI:	$13,116,265
Underwritten NCF:	$12,882,844
Appraised Value:	$212,670,000
Appraisal Date:	6/2017

Historical NOI
Most Recent NOI:	$13,241,633 (T-12 May 31, 2017)
2016 NOI:	$13,240,536 (December 31, 2016)
2015 NOI:	$12,438,519 (December 31, 2015)
2014 NOI:	$11,446,791 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	94.0% (July 31, 2017)
2016 Occupancy:	86.1% (January 1, 2017)
2015 Occupancy:	86.4% (January 1, 2016)
2014 Occupancy:	83.8% (January 1, 2015)
(1)	The U-Haul SAC Portfolios 14, 15, 17 Whole Loan is evidenced by four pari passu notes in the aggregate original principal balance of $129.0 million. The controlling Note A-1 and non-controlling Note A-2, with an aggregate original principal balance of $69.0 million was included in the JPMDB 2017-C7 mortgage trust. The non-controlling Note A-3 and Note A-4, with an aggregate original principal balance of $60.0 million, will be included in the CD 2017-CD6 trust. For additional information of the pari passu companion loans, see “The Loan” herein.

(2)	The U-Haul SAC Portfolios 14, 15, 17 Whole Loan has an anticipated repayment date of September 6, 2027 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of September 6, 2037. From and after the Anticipated Repayment Date, the U-Haul SAC Portfolios 14, 15, 17 Whole Loan accrues interest at a fixed rate that is equal to the greater of (i) 3.70250% plus 3.00000% and (ii) the then 10-year treasury yield plus 4.52000%.

(3)	See “Partial Release” herein.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate U-Haul SAC Portfolios 14, 15, 17 Whole Loan.

(6)	The property managers for the U-Haul SAC Portfolios 14, 15, 17 Properties are: U-Haul Co. of Arkansas; U-Haul Co. of California; U-Haul Co. of Connecticut; U-Haul Co. of Illinois, Inc.; U-Haul Co. of Kansas, Inc.; U-Haul Co. of Massachusetts and Ohio, Inc.; U-Haul Co. of Missouri; U-Haul Co. of Nevada, Inc.; U-Haul Co. of New Jersey, Inc.; U-Haul Co. of New York & Vermont, Inc.; U-Haul Co. of Texas; and U-Haul Co. of Virginia.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 U-Haul SAC Portfolios 14, 15, 17	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,762,173 60.4% 1.63x 10.2%

Property Summary
Property Name	Location	Allocated Whole Loan Amount	Appraised Value	Year Built / Renovated	Sq. ft.(1)			Occupancy (Units)(1)
						Occupancy (Sq. Ft.)(1)	Units(1)
U-Haul of Medford	Somerville, MA	$23,474,397	$38,700,000	1910 / 2001	127,736	94.7%	2,154	92.1%
U-Haul Center of Salisbury	Salisbury, MA	11,185,217	18,440,000	1954, 1965, 1972, 1978/ NAP	68,050	97.0%	980	96.3%
U-Haul Center North Rancho	Las Vegas, NV	10,784,878	17,780,000	1997 / NAP	79,795	96.2%	930	97.1%
U-Haul Lincoln Park	Chicago, IL	10,056,990	16,580,000	1937 / 2001	57,282	93.6%	1,130	93.6%
U-Haul of Inwood	Inwood, NY	8,855,974	14,600,000	1969 / 1978	48,292	99.0%	708	98.9%
U-Haul Center Albany	Albany, NY	7,327,409	12,080,000	1935 / 1990	73,544	98.3%	1,119	99.4%
U-Haul Storage Black Rock	Bridgeport, CT	6,035,407	9,950,000	1951 / 1993	36,258	93.4%	766	91.1%
U-Haul Center of Rockville	Rockville Centre, NY	5,265,059	8,680,000	1966 / 1977	28,426	98.5%	437	98.2%
U-Haul Storage Ivar Avenue	Rosemead, CA	4,992,100	8,230,000	1987 / NAP	38,519	95.4%	437	95.4%
U-Haul Center of Round Rock	Round Rock, TX	4,646,354	7,660,000	1995 / NAP	42,775	90.7%	564	87.1%
U-Haul Storage Glendora	Glendora, CA	4,573,565	7,540,000	1986 / NAP	33,513	97.8%	395	96.7%
U-Haul Center Texas Avenue	College Station, TX	4,543,236	7,490,000	1996 / NAP	45,050	98.2%	562	97.5%
U-Haul Storage Tarrant Road(2)	Grand Prairie, TX	3,863,874	6,370,000	1994 / NAP	66,560	91.8%	582	86.3%
U-Haul Storage Hulen	Fort Worth, TX	3,554,520	5,860,000	1985 / NAP	82,689	92.5%	637	93.7%
U-Haul Center Beaumont(3)	Beaumont, TX	3,239,103	5,340,000	1980 / NAP	45,619	94.8%	483	93.0%
U-Haul Storage Waxahachie	Waxahachie, TX	3,202,708	5,280,000	1994 / NAP	52,065	98.8%	423	98.8%
U-Haul Center of Olathe	Olathe, KS	3,057,130	5,040,000	1995 / NAP	38,025	95.8%	456	95.0%
U-Haul Kings Highway	Saint Louis, MO	2,298,914	3,790,000	1947 / 1977	23,445	98.3%	387	97.7%
U-Haul Storage I-30(4)	Little Rock, AR	2,213,994	3,650,000	1990 / NAP	56,763	82.6%	437	80.1%
U-Haul Storage Laurelwood	Lindenwold, NJ	2,207,928	3,640,000	1988 / NAP	33,150	94.9%	319	96.2%
U-Haul Center Downtown	Norfolk, VA	1,837,918	3,030,000	1924 / 1950	30,995	71.9%	495	69.7%
U-Haul Storage Business Avenue	Cicero, NY	1,783,325	2,940,000	1977-1989 / NAP	41,100	89.0%	403	84.4%
Total / Wtd. Avg.		$129,000,000	$212,670,000		1,149,651	94.0%	14,804	93.1%
(1)	Based on occupied units per the July 31, 2017 rent roll.

(2)	Includes two recreational vehicle/boat units totaling 40 sq. ft.

(3)	Includes 13 recreational vehicle/boat units totaling 3,900 sq. ft.

(4)	Includes 29 recreational vehicle/boat units totaling 870 sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 U-Haul SAC Portfolios 14, 15, 17	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,762,173 60.4% 1.63x 10.2%

The Loan.    The U-Haul SAC Portfolios 14, 15, 17 loan (the “U-Haul SAC Portfolios 14, 15, 17 Loan”) is an approximately $59.8 million fixed rate loan secured by the borrowers’ fee simple interests in a portfolio of 22 self storage properties totaling 1,149,651 gross sq. ft. throughout 14,804 self-storage units located in 12 different states (the “U-Haul SAC Portfolios 14, 15, 17 Properties”). The U-Haul SAC Portfolios 14, 15, 17 Loan is evidenced by the non-controlling Note A-3 and Note A-4, with an aggregate original principal balance of $60.0 million, and will be included in the CD 2017-CD6 mortgage trust. The pari passu controlling Note A-1 and non-controlling Note A-2 with an aggregate original principal balance of $69.0 million (and, together with the U-Haul SAC Portfolios 14, 15, 17 Loan, the “U-Haul SAC Portfolios 14, 15, 17 Whole Loan”), were included in the JPMDB 2017-C7 mortgage trust.

The relationship between the holders of the U-Haul SAC Portfolios 14, 15, 17 Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1, A-2	$69,000,000	$68,726,499	JPMDB 2017-C7	Yes
Note A-3, A-4	$60,000,000	$59,762,499	CD 2017-CD6	No
Total	$129,000,000	$128,488,998

The U-Haul SAC Portfolios 14, 15, 17 Loan has a 10-year term and amortizes on a 25-year schedule. The U-Haul SAC Portfolios 14, 15, 17 Loan accrues interest at a fixed rate equal to 3.7025% and has a cut-off date balance of approximately $59.8 million. The U-Haul SAC Portfolios 14, 15, 17 Whole Loan is structured with an ARD of September 6, 2027, a final maturity date of September 6, 2037. From and after the Anticipated Repayment Date, the U-Haul SAC Portfolios 14, 15, 17 Whole Loan accrues interest at a fixed rate that is equal to the greater of (i) 3.70250% plus 3.00000% and (ii) the then 10-year treasury yield plus 4.52000%. Loan proceeds were used to pay off prior debt of approximately $91.4 million, pay closing costs of approximately $2.2 million, fund upfront reserves of approximately $1.4 million and return approximately $34.0 million of equity to the sponsor. Based on the “As-Is” portfolio appraised value of $212.67 million as of June 2017, the cut-off date LTV ratio is 60.4%. The most recent prior financing of the U-Haul SAC Portfolios 14, 15, 17 Properties were included in the MLMT 2007-C1 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$129,000,000	100.0%	Payoff Prior Debt	$91,373,752	70.8%
			Closing Costs	$2,190,159	1.7%
			Upfront Reserves	$1,435,803	1.1%
			Return of Equity	$34,000,286	26.4%
Total Sources	$129,000,000	100.0%	Total Uses	$129,000,000	100.0%

The Borrowers / Sponsor.    The borrowers are Fourteen SAC Self-Storage Corporation, Fifteen SAC Self-Storage Corporation and Seventeen SAC Self-Storage Corporation, each a Nevada corporation and a recycled special purpose entity, and each with two independent directors in its organizational structure. The borrowing entities are jointly and severally liable under the loan documents. The loan sponsor and nonrecourse carve-out guarantor is Blackwater Investments, Inc.

Blackwater Investments, Inc. controls the majority of equity interest in SAC Holding Corporation (“SAC”). SAC owns self storage properties that (i) are managed by various subsidiaries of U-Haul International, Inc. under property management agreements, and (ii) act as independent U-Haul rental equipment dealers. SAC was formed in 1993 as a vehicle to further U-Haul International’s presence in the self-storage industry. Blackwater Investments, Inc. is controlled by Mark V. Shoen, a significant shareholder of AMERCO, the parent company of U-Haul International, Inc. and Edward J. Shoen, the Chairman and President of AMERCO.

The Properties.    The U-Haul SAC Portfolios 14, 15, 17 Whole Loan is secured by 22 geographically diverse self-storage properties located across 12 states with an aggregate of 14,804 units totaling 1,149,651 sq. ft. Approximately 58.2% of the units in the portfolio are either climate-controlled or heated, and each property rents trucks, trailers, and support rental equipment on behalf of U-Haul, which has accounted for approximately 2.4% to 2.5% of the effective gross income from 2014 through the trailing twelve month period ending July 31, 2017. In addition, the portfolio contains 17 retail leases totaling 74,370 sq. ft. with a total annual rent of $466,391. The weighted average rent PSF for the retail leases is $6.27 PSF (excluding antenna and signage), which is approximately 25.3% below the weighted average market rent of approximately $8.40 PSF for such spaces. The U-Haul SAC Portfolios 14, 15, 17 Properties were initially constructed between 1910 and 1997. As of July 31, 2017, individual property occupancy (based on sq. ft.) ranges from 71.9% to 99.0%, with a weighted average portfolio occupancy of 94.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 U-Haul SAC Portfolios 14, 15, 17	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,762,173 60.4% 1.63x 10.2%

The top three states by allocated loan amount as of the Cut-off Date include Massachusetts (two properties, approximately 26.9% of the portfolio), New York (four properties, approximately 18.0% of the portfolio) and Texas (six properties, approximately 17.9% of the portfolio). No other state accounts for more than 8.4% of the allocated loan amount as of the Cut-off Date. The top three states by total sq. ft. are Texas, with 334,758 sq. ft. (29.1% of total sq. ft.) throughout 3,251 units (22.0% of total units), Massachusetts, with 195,786 sq. ft. (17.0% of total sq. ft.) throughout 3,134 units (21.2% of total units) and New York, with 191,362 sq. ft. (16.6% of total sq. ft.) throughout 2,667 units (18.0% of total units). No other state accounts for more than 6.9% of total sq. ft. or 7.6% of total units.

Regional Breakdown
State	Sites	Total Sq. Ft.(1)	% of Total SF	Total Units(1)	% of Total Units	Appraised Value	Allocated Whole Loan Amount	% of ALA
Massachusetts	2	195,786	17.0%	3,134	21.2%	$57,140,000	$34,659,613	26.9%
New York	4	191,362	16.6%	2,667	18.0%	38,300,000	23,231,768	18.0%
Texas	6	334,758	29.1%	3,251	22.0%	38,000,000	23,049,795	17.9%
Nevada	1	79,795	6.9%	930	6.3%	17,780,000	10,784,878	8.4%
Illinois	1	57,282	5.0%	1,130	7.6%	16,580,000	10,056,990	7.8%
California	2	72,032	6.3%	832	5.6%	15,770,000	9,565,665	7.4%
Connecticut	1	36,258	3.2%	766	5.2%	9,950,000	6,035,407	4.7%
Kansas	1	38,025	3.3%	456	3.1%	5,040,000	3,057,131	2.4%
Missouri	1	23,445	2.0%	387	2.6%	3,790,000	2,298,914	1.8%
Arkansas	1	56,763	4.9%	437	3.0%	3,650,000	2,213,994	1.7%
New Jersey	1	33,150	2.9%	319	2.2%	3,640,000	2,207,928	1.7%
Virginia	1	30,995	2.7%	495	3.3%	3,030,000	1,837,918	1.4%
Total	22	1,149,651	100.0%	14,804	100.0%	$212,670,000	$129,000,000	100.0%
(1)	Based on the July 31, 2017 rent roll.

Environmental Matters.    The Phase I environmental reports dated from June 28, 2017 to June 30, 2017 recommended no further action at the U-Haul SAC Portfolios 14, 15, 17 Properties, other than at the U-Haul Center of Rockville property and the U-Haul of Medford property. The environmental consultant noted that a geophysical survey using ground penetrating radar is recommended at the U-Haul Center of Rockville property to assess if a gasoline UST that was depicted on the 1950 and 1961 Sanborn Fire Insurance Maps still exists and a Phase II subsurface investigation was recommended at the U-Haul of Medford property to evaluate the potential impact that the past use of the property has had on subsurface conditions. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

At origination, the borrowers were required to obtain an environmental insurance policy for the U-Haul Center of Rockville and U-Haul of Medford properties. The policy was provided by Steadfast Insurance Company (a subsidiary of Zurich Insurance Company), with an individual claim limit of $3.0 million, an aggregate claim limit of $3.0 million and a $100,000 deductible. The policy names the lender as an additional insured and has an expiration date of August 9, 2027.

The Market.  According to a 2017 self-storage almanac, which represents 2016 figures and estimates, there are approximately 52,151 storage facilities in the United States, with an estimated 2.3 billion rentable sq. ft. On a per unit basis, the national average physical occupancy rate has increased from 88.0% in the fourth quarter of 2014 to 91.2% by the second quarter of 2016. In 2016, physical occupancy was highest in the South Atlantic division at an average of 91.2% and lowest in the Midwest division at an average of 90.0% for the second quarter of 2016. In 2016, rental rates nationwide continued to increase, following a trend that began in 2011. This trend can be seen in rental rates for both non-climate and climate controlled units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 U-Haul SAC Portfolios 14, 15, 17	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,762,173 60.4% 1.63x 10.2%

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	2016	T-12 6/30/2017	U/W	U/W PSF
Base Rent(1)	$14,321,272	$15,507,587	$16,352,325	$16,467,797	$16,467,797	$14.32
Value of Vacant Space	0	0	0	0	2,405,525	2.09
Gross Potential Rent	$14,321,272	$15,507,587	$16,352,325	$16,467,797	$18,873,322	$16.42
Other Income(2)	1,499,164	1,465,050	1,521,631	1,521,287	1,521,287	1.32
Third Party Leases	846,364	751,154	773,228	753,268	753,268	0.66
Less: Vacancy	0	0	0	0	(2,405,525)	(2.09)
Effective Gross Income	$16,666,800	$17,723,792	$18,647,183	$18,742,353	$18,742,353	$16.30
Total Operating Expenses	$5,220,009	$5,285,273	$5,406,647	$5,500,720	$5,626,088	$4.89
Net Operating Income	$11,446,791	$12,438,519	$13,240,536	$13,241,633	$13,116,265	$11.41
Capital Expenditures	0	0	0	0	233,421	0.20
Net Cash Flow	$11,446,791	$12,438,519	$13,240,536	$13,241,633	$12,882,844	$11.21
(1)	U/W Base Rent is based on the June 30, 2017 rent roll.

(2)	Other Income includes net sales, U-Box commissions, U-Move commissions, intercompany lease income and other miscellaneous income.

Property Management.    The U-Haul SAC Portfolios 14, 15, 17 Properties are managed by various affiliates of the borrowers.

Lockbox / Cash Management.    The loan is structured with a soft lockbox and springing cash management. The borrowers are required to cause the property managers to deposit all revenues into the lockbox account controlled by the lender within three business days. Prior to the occurrence of a Lockbox Event (as defined below), funds deposited into the deposit account will be disbursed to the borrower’s operating account within three business days of receipt. During a Lockbox Event, the funds in the deposit account will be swept to a segregated cash management account under the control of the lender. After the occurrence and during the continuance of a Lockbox Event, the funds in the cash management account will be disbursed in accordance with the U-Haul SAC Portfolios 14, 15, 17 Whole Loan documents.

A “Lockbox Event” means the occurrence of (i) an event of default; (ii) a DSCR Trigger Event (as defined below), (iii) a Tax/Insurance Trigger Event (as defined below), (iv) any bankruptcy or insolvency action of the borrower or property manager or (v) an Extension Term Trigger Event (as defined below).

A “DSCR Trigger Event” means the trailing twelve-month debt service coverage ratio calculated in accordance with the loan documents is less than 1.15x for two consecutive calendar quarters and will end if the trailing twelve-month debt service coverage ratio calculated in accordance with the loan documents is at least 1.15x for four consecutive calendar quarters.

A “Tax/Insurance Trigger Event” means (i) the borrowers fail to provide timely evidence of the payment of taxes or (ii) the borrowers fail to provide timely evidence that the properties are insured according to provisions of the loan documents.

An “Extension Term Trigger Event” means the payment date that is three payment dates prior to the ARD, if the U-Haul SAC Portfolios 14, 15, 17 Whole Loan has not been repaid in full.

Initial and Ongoing Reserves.    At origination, the borrowers deposited into escrow $985,823 for real estate taxes, $116,711 for replacement reserves and $333,269 for deferred maintenance, which represents 125% of the immediate repairs identified in the engineering reports.

Tax Escrows - The requirement for the borrowers to make monthly deposits equal to 1/12th of the annual taxes into the tax escrow is waived so long as no event of default exists and the borrowers deposit and maintain an amount sufficient to pay taxes for six months.

Insurance Escrows - The requirement for the borrowers to make monthly deposits equal to 1/12th of the annual insurance premiums into the insurance escrow is waived so long as no event of default exists and the property is insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrowers to make monthly deposits of $19,452 (approximately $0.20 PSF annually) into the replacement reserve escrow is waived so long as the amounts in the reserve are equal to or exceed $116,711 (approximately $0.10 PSF).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 U-Haul SAC Portfolios 14, 15, 17	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,762,173 60.4% 1.63x 10.2%

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release. Certain of the mortgaged properties identified as U-Haul of Medford, U-Haul Center Albany, U-Haul Center Rockville, U-Haul Storage Hulen, U-Haul Center Downtown and U-Haul Storage Round Rock are currently identified as legal non-conforming as to use (each a “Non-Conforming Use Individual Property”). In the event that following a casualty or condemnation, or the occurrence of any other act (including without limitation, abandonment or modification of the property or the structure located thereon), the lender determines that operating the Non-Conforming Use Individual Property as it was operated as of the date of origination is no longer permissible, then the borrower is required (i) prior to the expiration of the lockout period, to deliver to lender an amount equal to 110% of the allocated loan amount for such property, plus the applicable yield maintenance premium minus any applicable net proceeds received by lender or (ii) following the expiration of the lockout period, deliver defeasance collateral in an amount equal to 110% of the allocated loan amount for such mortgaged property less any net proceeds received by lender, and in either case, the lender will release the Non-Conforming Use Property from the lien of the related mortgage. The release must also comply with REMIC Trust requirements. In the event the borrower fails to comply with the above, the guarantor will be obligated to satisfy such obligations. No other releases are permitted.

After Acquired Adjacent Property. The borrowers will have the right to acquire the fee simple estate in vacant land that is adjacent and contiguous to an existing mortgaged property, provided that, among other conditions, the borrowers provide the lender with: (i) an environmental report showing no hazardous materials or risk of contamination at the adjacent property, (ii) a new title insurance policy and current survey covering the adjacent property, (iii) evidence that the adjacent property is insured in accordance with the loan documents and (iv) evidence that the property is acquired for cash (i.e., without the incurrence of any debt). Any such after acquired adjacent property is required to be encumbered by the lien of the mortgage on the related mortgaged property. Construction of additional storage units or for other ancillary purposes is permitted on the newly acquired property without the lender’s consent so long as it will not have a material adverse effect.

After Acquired Leasehold Property. The borrowers will have the right to acquire a leasehold interest in a property that is operating as a storage facility but that is not contiguous to an existing mortgaged property; provided that, among other conditions: (i) such facility is operated as a remote storage facility, U-Box storage facility or vehicle or RV storage facility, and does not include any office, showroom retail or administrative uses, (ii) the related borrower delivers (a) an environmental report showing no hazardous materials or risk of contamination at the property, (b) a current survey and (c) evidence that the property is insured in accordance with the Mortgage Loan documents and (iii) such leasehold property is owned in fee simple by an affiliate of the guarantor and the related borrower enters into a lease which provides, among other things, that (a) in the event that the debt service coverage ratio for the Mortgage Loan is less than 1.20x, any rent, taxes and insurance due by the borrowers under the related lease will be abated and (b) if the lender forecloses or accepts a deed-in-lieu of foreclosure on the related mortgaged property, the lender will have the option to terminate the lease. The lessee is permitted to construct additional storage units or construction for other ancillary purposes on the newly acquired leasehold property without the borrower’s consent so long as it will not have a material adverse effect.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Burbank, CA	Collateral Asset Summary – Loan No. 3 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 36.5% 4.64x 18.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Burbank, CA	Collateral Asset Summary – Loan No. 3 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 36.5% 4.64x 18.1%

Burbank
Glendale
SUN VALLEY
PANORAMA CITY
NORTH HOLLYWOOD
VALLEY VILLAGE
STUDIO CITY
TOLUCA LAKE
MEDIA DISTRICT
VERDUGO MOUNTAINS
VERDUGO WOODLANDS
GLENWOOD
ATWATER VILLAGE
CRESCENTA HIGHLANDS
HOLLYWOOD BURBANK AIRPORT (BUR)
Kaiser Permanente
Plant Shopping Center
Canyon Plaza
Woodbury University
Verdugo Mountain Park
Burbank Empire Center
Burbank Town Center
Nickelodeon Studios
Valley Plaza Shopping Center
Los Angeles Valley College
ORANGE LINE
METROLINK
Westfield Fashion Square
Warner Brothers Ranch
The Burbank Studios
The Walt Disney Studios
Disney Imagineering Studios
Dreamworks Animation Skg
Warner Brothers Studios
Lakeside Golf Club
Universal Theme Park
CBS TV Studios
Forest Lawn Memorial Park
Wilson And Harding Golf Course
Griffith Park
HOLLYWOOD
Glendale Galleria
The Americana At Brand
LA TUNA CANYON RD
STRATHERN ST
SATICOY ST
SHERMAN WAY
VANOWEN ST
VICTORY BLVD
OXNARD ST
BURBANK BLVD
MAGNOLIA BLVD
VENTURA BLVD
W VICTORY BLVD
N GLENOAKS BLVD
S GLENOAKS BLVD
1
2
3
4

Burbank Office Portolio

	PROPERTY NAME	ADDRESS	CITY/STATE	ZIP CODE
1	Media Studios	3100 Thornton Avenue, 2233 North Ontario Street, 2255 North Ontario Street, 3333 West Empire Avenue, 3355 West Empire Avenue and 2333 North Ontario Street	Burbank, CA	91504
2	The Pointe	2900 West Alameda Avenue	Burbank, CA	91505
3	3800 Alameda	3800 West Alameda Avenue	Burbank, CA	91505
4	Central Park	3500 West Olive Avenue	Burbank, CA	91505

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Burbank, CA	Collateral Asset Summary – Loan No. 3 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 36.5% 4.64x 18.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Credit Assessment: (Fitch/DBRS)(9)	AAA/BBB
Borrower Sponsors:	Blackstone Property Partners; The Worthe Real Estate Group, Inc.
Borrowers:	3800 Alameda Owner, LLC; Catalina Media Development, LLC; 3500 Partners, LLC; 3100 Partners, LLC; 2255 Partners LLC; MSN III and IV LLC; Avon Empire Partners, LLC
Original Balance(1):	$50,000,000
Cut-off Date Balance(1):	$50,000,000
% by Initial UPB:	4.7%
Interest Rate:	3.5410%
Payment Date:	6th of each month
First Payment Date:	November 6, 2017
Maturity Date:	October 6, 2024
Amortization:	Interest Only
Additional Debt(1):	$329,000,000 Pari Passu Debt; $281,000,000 B-Notes
Call Protection(2):	YM0.5%(25), DefOrYM0.5%(52), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$14,151,048	Springing
Window Repairs:	$18,000,000	$0
Free Rent:	$3,617,000	$0

Financial Information
	Senior Notes(4)	Total Debt(5)
Cut-off Date Balance / Sq. Ft.:	$182	$316
Balloon Balance / Sq. Ft.:	$182	$316
Cut-off Date LTV:	36.5%	63.6%
Balloon LTV:	36.5%	63.6%
Underwritten NOI DSCR:	5.03x	2.89x
Underwritten NCF DSCR:	4.64x	2.67x
Underwritten NOI Debt Yield:	18.1%	10.4%
Underwritten NCF Debt Yield:	16.7%	9.6%
Underwritten NOI Debt Yield at Balloon:	18.1%	10.4%
Underwritten NCF Debt Yield at Balloon:	16.7%	9.6%

Property Information
Single Asset / Portfolio:	Portfolio
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Burbank, CA
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	2,087,579
Property Management:	The Worthe Real Estate Group, Inc.
Underwritten NOI(6):	$68,486,656
Underwritten NCF:	$63,159,124
Appraised Value:	$1,038,000,000
Appraisal Date:	August 24, 2017

Historical NOI
Most Recent NOI:	$54,023,848 (T-12 June 30, 2017)
2016 NOI:	$44,798,547 (December 31, 2016)
2015 NOI:	$34,442,280 (December 31, 2015)
2014 NOI:	$36,247,737 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy(7):	92.4% (August 31, 2017)
2016 Occupancy:	88.6% (December 31, 2016)
2015 Occupancy:	88.1% (December 31, 2015)
2014 Occupancy(8):	97.8% (December 31, 2014)
(1)	The Original Balance and Cut-off Date Balance of $50.0 million represents the senior non-controlling Note A-1-C2, which together with the remaining pari passu senior notes with an aggregate original principal balance of $329.0 million and the subordinate notes with an aggregate original principal balance of $281.0 million, comprises the Burbank Office Portfolio Whole Loan with an aggregate original principal balance of $660.0 million. For additional information regarding the pari passu senior notes and subordinate notes, see “The Loan” herein.

(2)	Prior to the open prepayment date of April 6, 2024, the Burbank Office Portfolio Whole Loan can be (i) defeased after the earlier to occur of (a) November 6, 2020 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Burbank Office Portfolio Whole Loan promissory note or (ii) prepaid, at any time, with a prepayment fee equal to the greater of 0.5% of the amount prepaid or yield maintenance. The assumed defeasance lockout period of 25 months is based on the expected CD 2017-CD6 closing date in November 2017. The actual defeasance lockout period may be longer. Partial release is permitted. See “Partial Release” below for further discussion of release requirements.

(3)	See “Initial and Ongoing Reserves” herein.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Senior Notes only, which have an aggregate principal balance of $379.0 million.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Burbank Office Portfolio Whole Loan, which has an aggregate principal balance of $660.0 million, and which includes $281.0 million of subordinate notes.

(6)	The increase in Underwritten NOI over historical periods is primarily driven by the expiration of rent abatements, recently executed leases and leases going into effect, as well as the inclusion of rent steps and straight line rent credit. See “Cash Flow Analysis” for further discussion of historical operating performance.

(7)	Includes Lopez Accounting Group (552 sq. ft.), which took occupancy at the Central Park property on September 1, 2017, and Turner Broadcasting (5,435 sq. ft.), which has a rent commencement date of January 1, 2018.

(8)	2014 Occupancy excludes The Pointe property, which was delivered in 2009, and leased-up through 2015.

(9)	Fitch/DBRS provided the above ratings for the Burbank Office Portfolio Loan in the context of its inclusion in the mortgage pool. On a standalone basis, Fitch rated the Burbank Office Portfolio Loan BBB+.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Burbank, CA	Collateral Asset Summary – Loan No. 3 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 36.5% 4.64x 18.1%

Tenant Summary(1)
Tenant Name	Property	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Gross Rent PSF(3)	% of Total U/W Gross Rent(3)	Lease Expiration

Disney(4)	3800 Alameda	A/A2/A+	417,731	20.0%	$43.67	21.5%	3/27/2021
Kaiser Foundation Health Plan(5)	Media Studios	NR/NR/AA-	194,145	9.3%	$40.41	9.3%	5/31/2024
Warner Bros.(6)	Central Park / The Pointe	BBB+/Baa2/BBB	162,047	7.8%	$47.15	9.0%	11/30/2025
Walt Disney Pictures(7)	Media Studios	A/A2/A+	149,840	7.2%	$40.96	7.2%	5/31/2021
Legendary(8)	The Pointe	BBB/NR/BB	105,522	5.1%	$49.96	6.2%	10/31/2024
Subtotal / Wtd. Avg.			1,029,285	49.3%	$43.85	53.3%
Other(9)			899,904	43.1%	$44.01	46.7%
Total / Wtd. Avg. Occupied			1,929,189	92.4%	$43.92	100.0%
Vacant			158,390	7.6%
Total / Wtd. Avg.			2,087,579	100.0%

(1)	Based on the underwritten rent roll dated August 31, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	U/W Gross Rent PSF includes annual rent and recoveries provided in each tenant’s lease.

(4)	Disney leases 357,820 sq. ft. with an expiration date of March 27, 2021 and 59,911 sq. ft. with an expiration date of March 27, 2023. At loan origination, the borrower reserved $75,039 of free rent for September 2017.

(5)	At loan origination, the borrower reserved $1,560,926 for free rent for Kaiser Foundation Health Plan for September, October and November 2017.

(6)	Warner Bros. leases 99,853 sq. ft. of space with a lease expiration date of November 30, 2025, 60,092 sq. ft. with a lease expiration of June 30, 2022 and 2,102 sq. ft. with a lease expiration of December 31, 2017. Warner Bros. has the option to terminate 99,853 sq. ft. of its space at The Pointe property on December 31, 2022 upon 12 months’ written notice and payment of a termination fee. At loan origination, the borrower reserved $347,500 in free rent for the space at the Central Park Property and $2,726,077 for the space at The Pointe property.

(7)	Walt Disney Pictures leases 131,172 sq. ft. with an expiration date of May 31, 2021 and 18,668 sq. ft. with an expiration date of April 30, 2022.

(8)	Legendary leases 70,018 sq. ft. with a lease expiration date of October 31, 2024 and 35,504 sq. ft. with a lease expiration date of March 31, 2025. At loan origination, the borrower reserved $1,200,344 in free rent through December 2020.

(9)	Includes Yahoo, which is dark, but is currently paying rent.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Gross Rent PSF(3)	% U/W Gross Rent Rolling(3)	Cumulative % of U/W Gross Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	2	20,621	1.0%	20,621	1.0%	$43.42	1.1%	1.1%
2018	7	21,968	1.1%	42,589	2.0%	$37.15	1.0%	2.0%
2019	12	136,665	6.5%	179,254	8.6%	$48.79	7.9%	9.9%
2020	10	153,456	7.4%	332,710	15.9%	$42.07	7.6%	17.5%
2021	24	584,705	28.0%	917,415	43.9%	$44.29	30.6%	48.1%
2022	15	193,351	9.3%	1,110,766	53.2%	$43.64	10.0%	58.0%
2023	7	119,380	5.7%	1,230,146	58.9%	$45.48	6.4%	64.4%
2024	12	403,458	19.3%	1,633,604	78.3%	$44.12	21.0%	85.4%
Thereafter	18	295,585	14.2%	1,929,189	92.4%	$41.75	14.6%	100.0%
Vacant	NAP	158,390	7.6%	2,087,579	100.0%	NAP	NAP
Total / Wtd. Avg.	107	2,087,579	100.0%			$43.92	100.0%

(1)	Based on the underwritten rent roll dated August 31, 2017.

(2)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

(3)	U/W Gross Rent includes annual rent and recoveries provided in each tenant’s lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Burbank, CA	Collateral Asset Summary – Loan No. 3 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 36.5% 4.64x 18.1%

The Loan.    The Burbank Office Portfolio loan (the “Burbank Office Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee interest in a portfolio of four office properties located in Burbank, California (the “Burbank Office Portfolio” or the “Portfolio”) with an original principal balance of $50.0 million. The Burbank Office Portfolio Loan is evidenced by the non-controlling Note A-1-C2 and is a part of a $660.0 million whole loan that is evidenced by 11 promissory notes: 9 pari passu senior notes with an aggregate original principal balance of $379.0 million (the “Senior Notes”) and two subordinate notes with an aggregate original principal balance of $281.0 million (the “Subordinate Notes” and, together with the Senior Notes, the “Burbank Office Portfolio Whole Loan”). The Burbank Office Portfolio Loan was co-originated by DBNY and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) on September 19, 2017. Only the Burbank Office Portfolio Loan will be included in the CD 2017-CD6 mortgage trust. Four of the Senior Notes with an aggregate original principal balance of $249.0 million along with the Subordinate Notes were contributed to the DBUBS 2017-BRBK mortgage trust. Note A-2-C1-A, Note A-2-C2-C, Note A-2-C2-A and Note A-2-C2-B are expected to be held by UBS AG or an affiliate and contributed to one or more future securitizations.

The relationship between the holders of the Senior Notes and the Subordinate Notes is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu AB Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-C2	$50,000,000	$50,000,000	CD 2017-CD6	No
Note A-1-S, A-1-C1, A-2-S, Note A-2-C1-B	$249,000,000	$249,000,000	DBUBS 2017-BRBK	Yes
Note A-2-C1-A, Note A-2-C2-A	$40,000,000	$40,000,000	UBS 2017-C5(1)	No
Note A-2-C2-B	$40,000,000	$40,000,000	UBS AG	No
Note B-1, Note B-2	$281,000,000	$281,000,000	DBUBS 2017-BRBK	No
Total	$660,000,000	$660,000,000
(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus or final prospectus has printed that has or is expected to include the identified mortgage note(s).

The Burbank Office Portfolio Whole Loan has a 7-year term and pays interest only for the entire term of the loan. The Burbank Office Portfolio Whole Loan accrues interest at a fixed rate equal to 3.5410% per annum and has a Cut-off Date Balance of $660.0 million. The Burbank Office Portfolio Whole Loan proceeds were used to acquire the Burbank Office Portfolio, fund approximately $35.8 million in upfront reserves and pay transaction costs of approximately $17.7 million. Based on the “As Is” appraised value of $1.038 billion as of August 24, 2017, the Cut-off Date LTV for the Senior Notes is 36.5% and for the Burbank Office Portfolio Whole Loan is 63.6%. The most recent prior financing of the Burbank Office Portfolio was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$660,000,000	63.5%	Purchase Price	$1,027,500,000	98.9%
Sponsor Equity	$378,783,040	36.5%	Reserves	$35,768,047	3.4%
			Prorations(1)	($42,173,543)	(4.1%)
			Closing Costs	$17,688,535	1.7%
Total Sources	$1,038,783,040	100.0%	Total Uses	$1,038,783,040	100.0%

(1)	Includes credits for rent and parking abatements, leasing costs, capital improvements that are the responsibility of certain separate joint ventures comprised of Worthe Sponsor affiliates and certain third parties, balance sheet cash purchased by the borrower sponsors and prorations for rents, taxes, operating expenses and security deposits.

The Borrowers / Borrower Sponsors.  The borrowers, 3800 Alameda Owner, LLC, Catalina Media Development, LLC, 3500 Partners, LLC, 3100 Partners, LLC, 2255 Partners LLC, MSN III and IV LLC and Avon Empire Partners, LLC, are each special purpose entities structured to be bankruptcy remote, each with two independent directors in its organizational structure. The borrower sponsors consist of certain affiliates of partnerships and coinvest vehicles comprising the real estate investment fund known as Blackstone Property Partners (“Blackstone Sponsor”) and The Worthe Real Estate Group, Inc. (“Worthe Sponsor”, and together with Blackstone Sponsor, the “Sponsor”). The non-recourse carve-out guarantor is Blackstone Property Partners Lower Fund 1 L.P. The lender has pre-approved BPP Burbank Holdings LLC and BPP Burbank Coinvest LLC, collectively, jointly and severally as a replacement guarantor. The guarantor’s aggregate liability with respect to certain bankruptcy events is capped at 15% of the then outstanding principal balance of the Burbank Office Portfolio Whole Loan. In addition, there is no separate environmental indemnitor and only the borrowers are liable for environmental covenants.

The entities comprising Blackstone Sponsor are affiliates of Blackstone Real Estate group. The Blackstone Group established its first real estate fund in 1991 and is a large private equity real estate investment manager with approximately $104 billion of investor capital under management through its opportunistic, core+, and debt strategy businesses. Today, its portfolio, which according to the Blackstone Sponsor is valued at over $200 billion, includes properties in many locations in the U.S., Europe, Asia and Latin America, with a diverse mix of hospitality, office, retail, industrial, and residential investments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Burbank, CA	Collateral Asset Summary – Loan No. 3 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 36.5% 4.64x 18.1%

The Worthe Real Estate Group, Inc. is one of the largest operators of media and technology campuses in Los Angeles, with an existing portfolio of 35 assets totaling approximately 5.3 million sq. ft.

In connection with the origination of the Burbank Office Portfolio Whole Loan, Blackstone Sponsor, through one or more affiliates, acquired an 80.0% interest in each of the properties in the Burbank Office Portfolio from certain separate joint ventures comprised of affiliates of Worthe Sponsor and certain third parties and Worthe Sponsor, through one or more affiliates, acquired or retained the remaining 20.0% interest in each property in the Burbank Office Portfolio.

Certain of the Burbank Office Portfolio properties have taxable REIT subsidiary (“TRS”) structures in place with respect to certain café, fitness and transportation elements of the applicable parcel (each, a “TRS Entity” and collectively “TRS Entities”). Each TRS Entity is a special purpose, bankruptcy remote, Delaware limited liability company. The TRS Entities have mortgaged their respective interests and are non-borrower parties to the loan agreement and other loan documents with respect to all applicable representations, warranties and covenants. The TRS Entities are not, however, obligors under the notes.

The Properties. The Burbank Office Portfolio is a collection of four Class A office properties totaling approximately 2.1 million sq. ft. located in Burbank, California. The Portfolio is comprised of Media Studios, The Pointe, 3800 Alameda and Central Park, which are detailed below.

Portfolio Overview
Property	Address	City, State	Year Built	Allocated Loan Amount(1)	Appraised Value	NRA (Sq. Ft.)(2)	% NRA	Occupancy(2)	UW NOI
Media Studios	Various	Burbank, CA	1968-2005	$249,450,000	$410,000,000	926,365	44.4%	85.9%	$24,688,894
The Pointe	2900 West Alameda Avenue	Burbank, CA	2009	212,600,000	325,000,000	480,167	23.0%	95.6%	$19,861,627
3800 Alameda	3800 West Alameda Avenue	Burbank, CA	1984	121,650,000	183,000,000	424,888	20.4%	100.0%	$15,163,647
Central Park	3500 West Olive Avenue	Burbank, CA	1985	76,300,000	120,000,000	256,159	12.3%	97.3%	$8,772,488
Total / Wtd. Avg.				$660,000,000	$1,038,000,000	2,087,579	100.0%	92.4%	$68,486,656
(1)	Based on the Burbank Office Portfolio Whole Loan.

(2)	Based on the underwritten rent roll dated August 31, 2017. Occupancy at the Central Park property includes Lopez Accounting Group, which accounts for 552 sq. ft. at the Central Park property and took occupancy in September 2017 and an additional 5,435 sq. ft. space for Turner Broadcasting which commences in January 2018.

The Portfolio is leased to a roster of 53 tenants, including Disney, Warner Bros. and Legendary. Approximately 68.8% of the Portfolio net rentable area is leased to tenants with investment grade credit ratings. Aside from Disney at 3800 Alameda, no tenant comprises more than 9.3% of the Portfolio net rentable area. The Portfolio has exhibited a 10-year historical occupancy average of 96.0%, excluding The Pointe before 2015 (delivered in 2009). The historical occupancy at the Portfolio is detailed below.

Historical Occupancy Summary
Property	NRA (Sq. Ft.)	In-Place	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016
Media Studios	926,365	85.9%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	98.4%	98.8%	84.6%	80.5%
The Pointe	480,167	95.6%	NAP	NAP	NAP	1.3%	11.5%	25.8%	28.9%	59.6%	84.5%	93.1%
3800 Alameda	424,888	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Central Park	256,159	97.3%	99.3%	96.7%	93.2%	85.6%	83.8%	82.7%	75.0%	90.3%	88.0%	90.3%
Total / Wtd. Avg.	2,087,579	92.4%	99.9%	99.5%	98.9%	97.7%	97.4%	97.2%	95.1%	97.8%	88.1%	88.6%

Media Studios

Media Studios is a media and entertainment campus comprising five office buildings, two full-service commissary facilities, a 12,000 sq. ft. fitness center, equipped with showers and locker rooms, and a private 209-seat screening room situated on approximately 12.9 acres in Burbank, California. The campus offers several acres of landscaped gardens with sand volleyball and basketball courts, a human-sized chess board, jogging path, putting green, paddle tennis, public art sculptures and indoor and outdoor collaborative tenant work spaces.

Media Studios was developed in phases. Phase I was built in 1968 and renovated in 1996 and Phases II through V were completed between 1998 and 2005. The campus features LEED Gold construction and won a building owners’ association award in 2003. The property is 85.9% leased as of August 31, 2017. The largest tenants at the Media Studios Property are Kaiser Foundation Health Plan (S&P: AA-), which comprises 21.0% of property NRA and 24.5% of property underwritten base rent, and Walt Disney Pictures (Fitch/Moody’s/S&P: A/A2/A+), which comprises 16.2% of property NRA and 18.9% of property underwritten base rent. Approximately 58.7% of the NRA at Media Studios is occupied by investment-grade tenants, including Walt Disney Pictures, Hasbro, Kaiser Foundation Health Plan and Yahoo.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Burbank, CA	Collateral Asset Summary – Loan No. 3 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 36.5% 4.64x 18.1%

The Pointe

The Pointe is a 480,167 sq. ft., LEED Gold certified, Class A office tower encompassing approximately 4.9 total acres located in the Burbank Media District. The property is 95.6% leased as of August 31, 2017 and anchored by Legendary, Warner Bros. and FremantleMedia. The property was developed by Worthe Real Estate Group in 2009. The Pointe features 10’ floor to ceiling glass, a full-service health club, outdoor seating and a dining patio, a vehicle service center offering car wash, detailing and on-site windshield repair, and two electric vehicle charging stations. The property features an average floor size of approximately 34,000 sq. ft. and 1,391 parking spaces, which equates to a ratio of approximately 2.9 spaces per 1,000 sq. ft.

The Pointe’s largest tenant, Legendary Entertainment (“Legendary”), is headquartered at the property and leases 105,522 sq. ft. (22.0% of property NRA and 23.2% of property underwritten base rent) expiring between October 2024 and March 2025. Approximately 68.8% of the tenancy is investment-grade, including Legendary, Warner Bros., FremantleMedia, CBS Interactive and Fidelity Brokerage.

3800 Alameda

3800 Alameda is a 20-story Class A office, which is 100% leased as of August 31, 2017. Disney represents 98.3% of property NRA, and 98.8% of property underwritten base rent. The property also features Olive & Thyme and Drybar and a noncollateral Starbucks and Trimana Grill & Café. The property was acquired by Worthe Real Estate Group from Disney in 2007 for $165.0 million. The property, which totals 424,888 sq. ft. and includes an adjacent seven-level parking structure, is situated on an approximately 2.4 acre lot in the Burbank Media District within 1.0 mile from The Walt Disney Studios, the corporate headquarters of The Walt Disney Company. The property offers 1,084 spaces which equates to parking ratio of 2.6 spaces per 1,000 sq. ft.

3800 Alameda serves as the world headquarters of Radio Disney and is the broadcasting home to Disney Channel, Disney Junior, Disney XD and Freeform, and serves as backup for East Coast operations including ESPN; according to the borrower sponsor, Disney has invested approximately $40.0 million into building infrastructure over the past 20 years, demonstrating its long-term commitment to the property.

Central Park

Located in the Burbank Media District, Central Park is a 14-story Class A office building comprised of 256,159 sq. ft. on approximately 1.5 acres. The property was constructed in 1985 and features the full-service Claim Jumper restaurant, a City National Bank on the ground floor and a car wash and detailing service. The property features 734 parking spaces, which equates to a parking ratio of approximately 2.9 spaces per 1,000 sq. ft. Located adjacent to Warner Brothers Studios and The Burbank Studios, the property is situated amidst the global headquarters of the leading media and entertainment companies, within a 15-minute drive of over 100 sound stages. The property is 97.3% occupied as of August 31, 2017. The largest tenant is Turner Broadcasting (Fitch/Moody’s/S&P: BBB+/Baa2/BBB), which comprises 24.7% of property NRA and 25.0% of property underwritten base rent. Approximately 56.2% of the property’s NRA is comprised of investment-grade tenants, including Turner Broadcasting, Warner Bros. and Machinima.

Environmental Matters. The Phase I environmental reports dated July 18, 2017 recommended no further action at the Media Studios property or The Pointe property and the Phase I environmental reports dated August 9, 2017 recommended no further action at the 3800 Alameda property and Central Park property (other than the continued implementation of the existing asbestos operations and maintenance program currently in place at the Portfolio).

Major Tenants.

Disney, 3800 Alameda, (417,731 sq. ft. / 20.0% of Portfolio NRA / 21.5% of U/W Portfolio Gross Rent) Disney is a diversified mass media and entertainment conglomerate headquartered in Burbank, California. Disney was founded in 1923, by brothers Walt Disney and Roy O. Disney, as the Disney Brothers Cartoon Studio, and established itself as a leader in the American animation industry before diversifying into live-action film production, television, and theme parks. The Walt Disney Studios, located 1.0 miles from 3800 Alameda Drive in Burbank, California, serves as the corporate headquarters for The Walt Disney Company. Besides housing offices for the company’s many divisions, the Walt Disney Studios’ 51-acre studio lot also contains several sound stages, a back-lot, and other production facilities for Walt Disney Studios’ motion picture production.

Disney has three five-year renewal options at 95% of market rent with between 15 and 18 months’ notice. The tenant does not have any termination options.

Kaiser Foundation Health Plan, Media Studios, (194,145 sq. ft. / 9.3% of Portfolio NRA / 9.3% of U/W Portfolio Gross Rent). Kaiser Foundation Health Plan (rated AA- by S&P) (“Kaiser”), an entity of Kaiser Permanente Inc., is a nonprofit public-benefit corporation that contracts with individuals and groups to arrange comprehensive medical and hospital services. With more than 11.8 million members in eight states and the District of Columbia, it is one of the largest not-for-profit managed health care companies in the United States. Kaiser offers both hospital and physician care through a network of hospitals and physician practices operating under the Kaiser Permanente name.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Burbank, CA	Collateral Asset Summary – Loan No. 3 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 36.5% 4.64x 18.1%

Kaiser has one, six-year renewal option to renew at 95% of market rent with 12 months’ written notice. The tenant does not have any termination options.

Warner Bros., Central Park / The Pointe, (162,047 sq. ft. / 7.8% of Portfolio NRA / 9.0% of U/W Portfolio Gross Rent) Founded in 1923, Warner Bros. is an entertainment company headquartered in Burbank, California. A subsidiary of Time Warner Inc. (rated BBB+/Baa2/BBB by Fitch/Moody’s/S&P), the company is home to one of the largest collections of brands in the world, including Warner Bros. Pictures, Warner Bros. Home Entertainment, and Warner Bros. Television Group’s WBTV, among others. Warner Bros. is involved in every aspect of the entertainment industry from feature film, television and home entertainment production and worldwide distribution to DVD and Blu-ray, digital distribution, animation, comic books, video games, product and brand licensing and broadcasting.

Warner Bros. has one, 10-year renewal or two, five-year renewal options at 95% of market rent with 12 months’ written notice at the Pointe property and one, three-year renewal option at market rent with 24 months’ written notice and one, three-year or five-year renewal option at 97% of market rent with 10 months’ written notice at the Central Park property. The tenant occupies 62,194 sq. ft. at Central Park and 99,853 sq. ft. at The Pointe, for a total of 162,047 sq. ft. (7.8% of NRA). Warner Bros. is headquartered approximately 0.5 miles from Central Park and 1.0 mile from The Pointe.

Warner Bros. has the option to terminate 99,853 sq. ft. of its space at The Pointe property on December 31, 2022 with 12 months’ written notice and payment of a termination fee. Warner Bros. does not have any termination options at the Central Park property.

The Market. The Portfolio is located within the Burbank Media District submarket within the larger Los Angeles North market area and the Los Angeles County office market area. According to the appraiser, the Los Angeles North office submarket contains a total inventory of approximately 55.4 million sq. ft. across 600 buildings. As of the second quarter of 2017, the Los Angeles North office submarket features a direct vacancy rate of 11.3% and a weighted average rental rate of $32.21 PSF and registered 132,594 sq. ft. of net absorption in the second quarter of 2017. The Burbank Media District submarket contains a total inventory of approximately 3.3 million sq. ft. across 19 buildings, a direct vacancy rate of 11.3%, a direct weighted average rental rate of $41.52 PSF and registered 88,569 sq. ft. of net absorption in the second quarter of 2017.

According to the appraiser, Burbank is a central hub of the global entertainment industry and is the location for three major studios: Disney, Warner Bros., and Comcast’s NBCUniversal. Burbank is also home to over 700 media-related corporations, including television networks, broadcasting companies and music labels. Other entertainment-related companies in the city include Clear Channel, BET, Photo-Cam Motion Picture Laboratories, Broadcast Equipment Rental Corporation (the largest video equipment rental facility in the nation), DC Comics, Rhino Entertainment, Sony, Playboy Enterprises, and Fremantle.

The appraiser did not forecast any new construction over the next several years. The table below summarizes the office statistics of the East Valley/Tri-Cities grouping within the Los Angeles North submarket as of the second quarter of 2017.

Office Market and Submarket Statistics(1)
	Inventory (NRA)	Number of Buildings	Direct Vacancy Rate	Overall Vacancy Rate	Direct Net Absorption 2Q17	Direct Wtd. Avg. Rental Rate (PSF)
Burbank - Media District	3,333,707	19	11.3%	11.9%	88,569	$41.52
Universal City/Studio City	1,884,655	16	3.7%	3.9%	(7,679)	$34.08
Burbank - City Center	3,122,300	34	12.7%	18.8%	168,593	$37.08
Glendale	5,918,006	42	11.1%	11.1%	(6,803)	$32.16
Pasadena	7,497,885	60	14.1%	15.6%	(196,006)	$39.84
Pasadena East	1,167,737	10	22.3%	22.3%	8,034	$24.72
North Hollywood	1,171,666	13	4.9%	5.2%	50,433	$34.44
(1)	Source: Appraisal.

The appraisal identified 25 comparable leases for the Burbank Office Portfolio in the nearby area with initial rental rates ranging from $36.00 to $43.20 PSF annually, full service gross. Comparable lease terms range from 36 to 180 months, with an average term generally in the range of five to seven years. Leases typically include annual increases of 3.0%, rent abatement has varied from one to twelve months and tenant improvement allowances, when offered, varied from “paint and carpet” to $100 PSF. The appraiser determined the market statistics below for each property:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Burbank, CA	Collateral Asset Summary – Loan No. 3 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 36.5% 4.64x 18.1%

Media Studios Market Rent Statistics(1)
	Annual Rent			Per Rental Sq. Ft. Tenant Improvements
Categories	Initial Rent PSF	Adjustments	Free Rent	Initial	New	Renew	Reimbursement Method	Effective Annual Rent PSF	Effective Rent Adjust. For TI’s
Office	$41.40	Annual 3.0%	7 months	N/A	$50.00	$25.00	FSG	N/A	N/A
Screening Room	$24.00	Annual 3.0%	None	N/A	$0.00	$0.00	NNN	N/A	N/A

The Pointe Market Rent Statistics(1)
	Annual Rent			Per Rental Sq. Ft. Tenant Improvements
Categories	Initial Rent PSF	Adjustments	Free Rent	Initial	New	Renew	Reimbursement Method	Effective Annual Rent PSF	Effective Rent Adjust. For TI’s
Office FL 1-6	$45.60	Annual 3.0%	10 months	$70.00	$40.00	$15.00	FSG	$48.48	$44.48
Office FL 7-15	$46.80	Annual 3.0%	10 months	$70.00	$40.00	$15.00	FSG	$49.75	$45.75

3800 Alameda Market Rent Statistics(1)
	Annual Rent			Per Rental Sq. Ft. Tenant Improvements
Categories	Initial Rent PSF	Adjustments	Free Rent	Initial	New	Renew	Reimbursement Method	Effective Annual Rent PSF	Effective Rent Adjust. For TI’s
Office	$42.00	Annual 3.0%	10 months	N/A	$50.00	$25.00	FSG	$44.65	$39.65
Retail	$30.00	Annual 3.0%	None	N/A	$30.00	$10.00	MG	$32.84	$28.55
Restaurant (Olive)	$24.00	Annual 3.0%	None	N/A	$30.00	$10.00	MG	$26.27	$21.99
Basement/Data Center	$25.20	Annual 3.0%	None	N/A	$20.00	$10.00	FSG	$27.58	$24.73

Central Park Market Rent Statistics(1)
	Annual Rent			Per Rental Sq. Ft. Tenant Improvements
Categories	Initial Rent PSF	Adjustments	Free Rent	Initial	New	Renew	Reimbursement Method	Effective Annual Rent PSF	Effective Rent Adjust. For TI’s
Office	$43.20	Annual 3.0%	7 months	N/A	$50.00	$25.00	FSG	$43.69	$36.55
Retail/Restaurant	$43.20	Annual 3.0%	7 months	N/A	$50.00	$25.00	NNN	$43.69	$36.55

(1)	Source: Appraisal.

The appraisal identified nine sales of comparable properties that have occurred since March 2016 for Central Park, 3800 Alameda and The Pointe properties. The transactions total approximately 3.2 million sq. ft. and had a weighted average price of $581.00 PSF with a weighted average occupancy at the time of sale of 91.3%. The comparable sales are detailed below.

Summary of Comparable Sales(1)
Property Name	NRA (Sq. Ft.)	Year Built / Renovated	No. Stories	Transaction Date	Price	Price/NRA	Occupancy at Sale	OAR
5670 Wilshire	407,059	1964 / 2017	27	Aug-17	$215,000,000	$528.18	92.0%	4.8%
177 East Colorado Boulevard	321,062	1973 / 2016	12	Aug-17	$161,500,000	$503.02	88.0%	5.6%
DreamWorks Campus	497,403	1997	2-5	Jul-17	$297,000,000	$597.10	100.0%	4.5%
Alameda Media Center	109,013	1981 / 1992	7	Jun-17	$40,300,000	$369.68	70.0%	5.8%
Burbank Empire Center	351,300	2009	7	Jun-17	$133,217,000	$379.21	78.0%	5.0%
Buena Vista Plaza	117,589	1991	7	Jan-17	$52,500,000	$446.47	100.0%	5.8%
6500 Wilshire	456,679	1986	23	Nov-16	$295,000,000	$645.97	90.0%	N/A
Bluffs at Playa Vista	486,471	2009	5	Oct-16	$413,000,000	$848.97	96.0%	6.1%
Pasadena Towers	462,585	1991	9-10	Mar-16	$257,000,000	$555.57	93.0%	4.4%
Total / Wtd. Avg.	3,209,161				$248,968,762	$581.00	91.3%	5.1%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Burbank, CA	Collateral Asset Summary – Loan No. 3 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 36.5% 4.64x 18.1%

The appraisal identified eight sales of comparable properties that have occurred since March 2016 for the Media Studios property. The transactions total approximately 4.4 million sq. ft. and had a weighted average price of $543.52 PSF with a weighted average occupancy at the time of sale of 88.5%. The comparable sales are detailed below.

Summary of Comparable Sales(1)
Property Name	NRA (Sq. Ft.)	Year Built / Renovated	No. Stories	Transaction Date	Price	Price/NRA	Occupancy at Sale	OAR

177 East Colorado Boulevard	321,062	1973 / 2016	12	Aug-17	$161,500,000	$503.02	88.0%	5.6%
5670 Wilshire	407,059	1964 / 2017	27	Aug-17	$215,000,000	$528.18	92.0%	4.8%
DreamWorks Campus	497,403	1997	2-5	Jul-17	$297,000,000	$597.10	100.0%	4.5%
Burbank Empire Center	351,300	2009	7	Jun-17	$133,217,000	$379.21	78.0%	5.0%
Howard Hughes Center	1,344,713	1987-2002	7-16	Nov-16	$597,000,000	$443.96	78.0%	4.4%
Bluffs at Playa Vista	486,471	2009	5	Oct-16	$413,000,000	$848.97	96.0%	6.1%
Apollo at Rosecrans	546,833	1980 / 2014	2	May-16	$327,250,000	$598.45	98.0%	5.5%
Pasadena Towers	462,585	1991	9-10	Mar-16	$257,000,000	$555.57	93.0%	4.4%
Total / Wtd. Avg.	4,417,426				$370,224,345	$543.52	88.5%	4.9%

(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	2016	T-12 6/30/2017	U/W(1)	U/W PSF
Total Minimum/Base Rent	$67,639,603	$68,834,347	$76,592,277	$69,584,091	$82,361,475	$39.45
Straight Line Rent Credit(2)	0	0	0	0	3,397,039	$1.63
Rent Steps(3)	0	0	0	0	2,480,650	$1.19
Value of Vacant Space	0	0	0	0	6,813,889	$3.26
Gross Potential Rent	$67,639,603	$68,834,347	$76,592,277	$69,584,091	$95,053,054	$45.53
CAM / Other	1,854,343	2,141,190	2,957,882	2,308,227	2,376,993	$1.14
Total Recoveries	$1,854,343	$2,141,190	$2,957,882	$2,308,227	$2,376,993	$1.14
Parking Revenue	5,815,509	6,343,414	7,706,970	7,936,419	7,948,241	$3.81
Overtime HVAC	1,789,511	1,737,483	2,099,288	2,047,024	1,907,814	$0.91
Other/Misc Income	384,357	1,294,422	839,117	638,202	161,060	$0.08
Total Other Income	$7,989,377	$9,375,318	$10,645,375	$10,621,644	$10,017,115	$4.80
Less: Vacancy(4)	0	0	0	0	(6,813,889)	($3.26)
Less: Abatements(1)	(15,247,577)	(19,053,673)	(17,348,782)	0	0	$0.00
Effective Gross Income	$62,235,747	$61,297,183	$72,846,752	$82,513,963	$100,633,272	$48.21
Total Expenses	$25,988,009	$26,854,903	$28,048,205	$28,490,114	$32,146,616	$15.40
Net Operating Income	$36,247,737	$34,442,280	$44,798,547	$54,023,848	$68,486,656	$32.81
Reserves for Replacements	0	0	0	0	521,895	$0.25
Leasing Commissions	0	0	0	0	2,095,099	$1.00
Tenant Improvements	0	0	0	0	2,710,537	$1.30
Net Cash Flow	$36,247,737	$34,442,280	$44,798,547	$54,023,848	$63,159,124	$30.25
(1)	The increase in U/W Net Operating Income over historical periods is primarily driven by the expiration of rent abatements, recently executed leases and leases going into effect. Of the total historical abatements for the Burbank Office Portfolio, the 3800 Alameda property had rent abatements of $10.4 million, $11.2 million and $11.4 million in 2014, 2015 and 2016, respectively. U/W Net Operating Income does not include a deduction for base rent abatements because base rent abatements for the underwritten leases either do not have any base rent abatements or the remaining abated rent amounts were substantially reserved at origination in the unfunded obligations reserve. At loan origination, the borrower did not reserve free rent for Lopez Accounting Group (552 sq. ft.), which took occupancy at the Central Park property on September 1, 2017 and Turner Broadcasting (5,435 sq. ft.), which has a rent commencement date of January 1, 2018.The increase is also due to the inclusion of straight line rent credit and rent steps, as set forth in footnotes (2) and (3) below.

(2)	Straight Line Rent Credit given to The Walt Disney Company, Walt Disney Pictures, Kaiser Foundation Health Plan, Warner Bros., Legendary, FremantleMedia, CBS Interactive, Turner Broadcasting, Capgemini and Fidelity Brokerage through each tenant’s lease maturity.

(3)	Per the borrower rent roll as of August 31, 2017 with rent steps through October 1, 2018.

(4)	In-Place economic vacancy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Burbank, CA	Collateral Asset Summary – Loan No. 3 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 36.5% 4.64x 18.1%

Property Management.   The Burbank Office Portfolio is managed by The Worthe Real Estate Group, Inc., an affiliate of the Sponsor.

Lockbox / Cash Management.     The Burbank Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The property managers, TRS Entities and the borrower are required to deposit all receipts into lockbox accounts, and all rents for each individual property are required to be delivered directly into the lockbox account. Provided no Cash Sweep Event (as defined below) under the Burbank Office Portfolio Whole Loan has occurred, funds in the lockbox accounts are required to be disbursed to the borrowers. Upon a Cash Sweep Event, a lender-controlled cash management is required to be established, and during the continuance of a Cash Sweep Event all amounts on deposit in the lockbox accounts are required to be transferred directly into the cash management account up to two times per week, and applied as provided in the Burbank Office Portfolio Whole Loan documents.

A “Cash Sweep Event” means (i) if the net operating income debt yield on the Burbank Office Portfolio Whole Loan falls below 7.00% for two consecutive calendar quarters (a “Debt Yield Trigger Event”), (ii) an event of default occurs under the Burbank Office Portfolio Whole Loan or (iii) a bankruptcy action of or against any of the borrowers or any TRS Entity occurs. A Cash Sweep Event caused by an event of default under the Burbank Office Portfolio Whole Loan will cease to exist if the applicable event of default is no longer continuing; a Cash Sweep Event caused by a Debt Yield Trigger Event will cease to exist upon (i) the achievement of a net operating income debt yield on the Whole Loan equal to or greater than 7.00% for two consecutive calendar quarters or (ii) the borrowers prepay the Burbank Office Portfolio Whole Loan in an amount sufficient such that the net operating income debt yield on the Burbank Office Portfolio Whole Loan is greater than or equal to 7.00% (provided that in the event of a prepayment caused by a Cash Sweep Event pursuant to clause (i) above, the borrowers are not required to wait two consecutive calendar quarters); and a Cash Sweep Event caused by an involuntary bankruptcy action of any of the borrowers or any TRS Entity will cease to exist upon the action being discharged, stayed or dismissed within 90 days of the filing.

Initial and Ongoing Reserves.     At loan origination, the borrower deposited (i) $18,000,000 into a window repairs reserve account, (ii) $14,151,048 into a TI/LC reserve account for outstanding tenant allowances and (iii) $3,617,000 into a free rent reserve account.

During the continuance of a Cash Sweep Event (as defined above) the borrower is required to deposit (a) 1/12 of taxes estimated to be payable during the next ensuing 12 months (other than taxes payable directly by tenants), (b) if an acceptable blanket insurance policy is not in place, 1/12 of annual insurance premiums estimated be payable for the renewal of insurance coverage, (c) 1/12 of the amount equal to the aggregate sq. ft. of the Portfolio multiplied by $0.25 (the “Replacement Reserve Monthly Deposit”) up to a maximum amount of 12 times the Replacement Reserve Monthly Deposit, (d) 1/12 of the amount equal to the aggregate sq. ft. of the Portfolio multiplied by $1.25 (the “Rollover Reserve Monthly Deposit”) up to a maximum amount of 12 times the Rollover Reserve Monthly Deposit and (e) all excess cash flow to be held in an account as additional security for the Burbank Office Portfolio Whole Loan; provided, that if no event of default exists, the borrowers may obtain disbursements of amounts in such account to pay shortfalls in debt service, make principal prepayments, pay operating expenses and management fees, make emergency or life-safety repairs, pay leasing expenses and pay certain other fees and costs.

Partial Release. Provided no event of default is continuing, the borrowers have the right to obtain the release of one or more individual properties, upon satisfaction of the terms and conditions of the loan documents, which include but are not limited to: (i) the payment of the Release Percentage (as defined below) of the allocated loan amount, or such greater prepayment as shall be required in order to satisfy the Property Release Debt Yield Test (defined below) and (ii) payment of the applicable yield maintenance premium.

In addition, in order to obtain the release of one or more individual properties in connection with the prepayment of a portion of the Burbank Office Portfolio Whole Loan, the borrowers must satisfy, among other things, the following conditions: (i) no event of default shall have occurred and be continuing (unless the release in question would cause the event of default to be cured) and (ii) the borrowers shall timely deliver to the lender a prepayment notice. Among other release provisions, the release of any and all properties will be subject to the maintenance of a debt yield on the Burbank Office Portfolio Whole Loan following the release being equal to or greater than the greater of (i) the debt yield immediately prior to such release and (ii) 9.35% (the “Property Release Debt Yield Test”), provided, however, that in no event will the debt yield be required to be greater than 10.0%; provided that in connection with a release effected to cure an event of default with respect to an individual property, the Property Release Debt Yield Test will not be applicable and no yield maintenance premium will be due. Additionally, in order to satisfy the Debt Yield requirement, the borrowers are permitted to make a voluntary prepayment pursuant to and in accordance with the loan agreement. For purposes of calculating the debt yield in connection with a property release only, the borrowers may elect to deliver a letter of credit in the maximum aggregate amount of $15,000,000 as additional collateral for the Burbank Office Portfolio Whole Loan to be counted against the outstanding principal balance on a dollar-for-dollar basis. In addition, release of any individual property is conditioned on satisfaction of certain REMIC related requirements.

The “Release Percentage” means (i) with respect to The Pointe property, 110.0% and (ii) with respect to the Media Studios, 3800 Alameda and Central Park properties, 105.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Burbank, CA	Collateral Asset Summary – Loan No. 3 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 36.5% 4.64x 18.1%

If payment of the Release Percentage of the allocated loan amount would be insufficient to satisfy the Property Release Debt Yield Test, then, in connection with a sale to a third party, release of a property will be permitted subject to the payment of an amount equal to the greater of (a) the Release Percentage of the allocated loan amount plus the applicable yield maintenance premium and (b) the lesser of (i) 100% of the net sales proceeds from the disposition of such property and (ii) the amount necessary to satisfy the Property Release Debt Yield Test plus the applicable yield maintenance premium.

In addition, the borrowers also have the right to obtain the release of certain unimproved non-income producing parcels of real property, upon satisfaction of the terms and conditions of the loan documents, which include but are not limited to: (i) such parcel being severed from the tax lot of the property (or an application therefore shall have been filed and the transferee and the transferor have entered into a property tax allocation agreement with the same economic effect of a tax lot subdivision) and all governmental approvals and requirements of applicable law in connection with the release have been obtained, (ii) the borrowers entering into appropriate easements with the transferee of such parcel with respect to any necessary use of the property, (iii) the borrowers delivering evidence that the borrowers will remain special purpose entities following the transfer of such parcel, (iv) upon the lender’s reasonable request, the borrowers delivering an endorsement of the title insurance policy with respect to such property extending the date of the policy to the effective date of the release, which endorsement confirms no change in priority of the mortgage and insures the rights and benefits of any new or amended reciprocal easement agreement, (v) to the extent that any adjacent parcels that will remain as collateral for the Burbank Office Portfolio Whole Loan were not separately described in the survey delivered on the origination date, delivery of a new survey with legal descriptions for such remaining parcel and (vi) compliance with certain REMIC related requirements.

Current Mezzanine or Subordinate Indebtedness.    The Burbank Office Portfolio Loan includes Subordinate Notes, with an aggregate principal balance of $281.0 million. The Subordinate Notes are co-terminous with the Senior Notes and accrue interest at a rate of 3.5410%. The Senior Notes are generally senior in right of payment to the Subordinate Notes.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

611 East River Street Savannah, GA 31401	Collateral Asset Summary – Loan No. 4 Homewood Suites Savannah	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,843,330 69.7% 2.02x 13.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

611 East River Street Savannah, GA 31401	Collateral Asset Summary – Loan No. 4 Homewood Suites Savannah	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,843,330 69.7% 2.02x 13.5%

SAVANNAH/HILTON HEAD INTERNATIONAL AIRPORT
GEORGIA
SOUTH CAROLINA
Homewood Suites Savannah
611 East River Street
Savannah, GA 31401
Garden City
Savannah
Little Back River
Savannah River
The Club at Savannah Harbor
City Market
SCAD Museum of Art
Savannah History Museum
HISTORIC DISTRICT
Forsyth Park
Savannah Golf Club
EASTSIDE
MIDTOWN
Daffin Park
McAlpin Square
Victory Square
Thunderbolt
Memorial University Medical Center
Candler Hospital
Savannah State University
Bacon Park Shopping Center
Bacon Park Golf Course
HUNTER ARMY AIRFIELD
Hunter Golf Club
Oglethorpe Mall
Georgia Regional Hospital at Savannah
Montgomery Crossroads Shopping Center
Memorial Stadium
Picadilly Square Shopping Center
St Joseph's Hospital
Savannah Mall
Armstrong Atlantic State University
VETERANS PKWY
W BAY ST
E ANDERSON ST
E 37TH ST
E VICTORY DR
E 52ND ST
COLUMBUS DR
E DERENNE AVE
EISENHOWER DR
MONTGOMERY ST
ABERCORN ST
WATERS AVE
HARRY S TRUMAN
ISLANDS EXPY
BOURNE AVE
Spartanburg
Florence
Columbia
Atlanta
Myrtle Beach
Charleston
Savannah
Atlantic Ocean
Jacksonville
MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

611 East River Street Savannah, GA 31401	Collateral Asset Summary – Loan No. 4 Homewood Suites Savannah	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,843,330 69.7% 2.02x 13.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	S. Jay Patel
Borrower:	River Street 1, LLC
Original Balance:	$42,000,000
Cut-off Date Balance:	$41,843,330
% by Initial UPB:	3.9%
Interest Rate:	4.4800%
Payment Date:	6th of each month
First Payment Date:	September 6, 2017
Maturity Date:	August 6, 2027
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(27), D(88), O(5)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$35,522	$11,841
Insurance:	$0	Springing
FF&E(2):	$0	Various

Financial Information
Cut-off Date Balance / Room:	$261,521
Balloon Balance / Room:	$212,070
Cut-off Date LTV:	69.7%
Balloon LTV:	56.6%
Underwritten NOI DSCR:	2.22x
Underwritten NCF DSCR:	2.02x
Underwritten NOI Debt Yield:	13.5%
Underwritten NCF Debt Yield:	12.3%
Underwritten NOI Debt Yield at Balloon:	16.7%
Underwritten NCF Debt Yield at Balloon:	15.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Extended Stay Hospitality
Collateral(3):	Fee Simple
Location:	Savannah, GA
Year Built / Renovated:	2015 / NAP
Rooms:	160
Property Management:	Northpoint Hospitality Group, Inc.
Underwritten NOI:	$5,650,692
Underwritten NCF:	$5,157,030
Appraised Value:	$60,000,000
Appraisal Date:	May 1, 2017

Historical NOI
Most Recent NOI:	$5,694,581 (T-12 August 31, 2017)
2016 NOI:	$5,263,812 (December 31, 2016)
2015 NOI(4):	NAP
2014 NOI(4):	NAP

Historical Occupancy
Most Recent Occupancy:	95.0% (August 31, 2017)
2016 Occupancy:	91.3% (December 31, 2016)
2015 Occupancy(4):	NAP
2014 Occupancy(4):	NAP
(1)	See “Initial and Ongoing Reserves” herein.

(2)	The borrower is required to deposit 1/12 of 2% of total gross revenues into a reserve for furniture, fixtures and equipment (“FF&E”) through and including the August 2019 payment date, 1/12 of 3% of total gross revenues into the FF&E reserve beginning the September 2019 payment date and through and including the August 2020 payment date, and 1/12 of 4% of total gross revenues into the FF&E reserve beginning the September 2020 payment date and thereafter.

(3)	Parking for the Homewood Suites Savannah Property is provided under a parking ground lease agreement with an affiliate of the borrower sponsor. See “Parking Lease” below.

(4)	The Homewood Suites Savannah Property was developed and opened in November 2015, as a result 2014 and 2015 NOI and Occupancy figures are not applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

611 East River Street Savannah, GA 31401	Collateral Asset Summary – Loan No. 4 Homewood Suites Savannah	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,843,330 69.7% 2.02x 13.5%

Historical Occupancy, ADR, RevPAR(1)(2)
	Homewood Suites Savannah Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
T-12 9/30/2016	87.4%	$171.92	$150.25	80.6%	$171.55	$138.19	108.5%	100.2%	108.7%
T-12 9/30/2017	92.5%	$181.82	$168.24	81.6%	$172.91	$141.18	113.3%	105.2%	119.2%
(1)	Occupancy, ADR and RevPAR represent estimates from a hospitality research report. The competitive set used for the table above includes the 145-room Kimpton The Brice, 147-room Hampton Inn Savannah Historic District, 104-room Staybridge Suites Savannah Historic District, 143-room Holiday Inn Express Savannah Historic District, 109-room Residence Inn Savannah Downtown Historic District, 160-room Springhill Suites Savannah Downtown Historic District and the 150-room Embassy Suites by Hilton Savannah.

(2)	Source: September 2017 hospitality research report. The variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Homewood Suites Savannah Property are attributable to variances in reporting methodologies and/or timing differences. In addition, the Primary Competitors Set tables below from the appraisal use different competitive sets than the table above.

The Loan.    The Homewood Suites Savannah loan (the “Homewood Suites Savannah Loan”) is a fixed rate loan with an original principal balance of $42.0 million and Cut-off Date principal balance of approximately $41.8 million secured by the borrower’s fee simple interest in a 160-room full-service hotel developed in 2015 and located in the historic district of Savannah, Georgia directly on the Savannah River and the borrower’s leasehold interest in a parking lease as described in the “Parking Lease” section below (the “Homewood Suites Savannah Property”).

The Homewood Suites Savannah Loan has a 10-year term and amortizes on a 30-year schedule. The Homewood Suites Savannah Loan accrues interest at a fixed rate equal to 4.4800%. Loan proceeds were used to retire existing debt of approximately $28.2 million, fund approximately $1.1 million of defeasance costs, pay closing costs of $564,969, fund reserves of $35,522 and return approximately $13.2 million of equity to the borrower sponsor. The existing debt was not securitized. Based on the appraised value of $60.0 million as of May 1, 2017, the Cut-off Date LTV is 69.7%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$42,000,000	100.0%	Loan Payoff	$28,193,970	67.1%
			Reserves	$35,522	0.1%
			Closing Costs	$564,969	1.3%
			Return of Equity	$13,205,539	31.4%
Total Sources	$42,000,000	100.0%	Total Uses	$42,000,000	100.0%

The Borrower / Sponsor.    The borrower, River Street 1, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and non-recourse carve-out guarantor is S. Jay Patel.

S. Jay Patel is the president and CEO of Northpoint Hospitality Group, a real estate investment firm founded in 1978 and focused on acquiring and developing full service hotels. Northpoint Hospitality Group has a primary focus on developing and acquiring hotels in markets which it perceives to have high barriers to entry and aligning itself with franchise partners, such as Hilton and Marriott. Northpoint Hospitality Group’s portfolio includes nine hotels containing a total of 1,047 rooms, five of which (comprising 641 rooms) are concentrated in the Savannah, Georgia market along with the Homewood Suites Savannah Property. Additionally, Northpoint Hospitality Group owns and operates three hotels in Alpharetta, Georgia and one hotel in Lumberton, North Carolina. Since inception, Northpoint Hospitality Group and its affiliated companies have developed 35 hotels from the ground up with a total investment of over $400 million and an additional six hotels are either under construction or in active development at a total projected development cost of over $230 million.

The Property. The Homewood Suites Savannah Property is an eight-story, 160-room extended stay hotel located in the Historic District in Savannah, Georgia. The Homewood Suites Savannah Property opened in November 30, 2015 after being developed for a total cost of approximately $41.0 million ($256,250/key), not as a prototypical Homewood Suites hotel but as an above-average property more in line with a luxury boutique hotel. The Homewood Suites Savannah Property achieved an occupancy level above 90.0% in its fourth month after delivery and has maintained occupancy above 90.0% each month through June 2017, with a dip to 82.3% in October 2016. In October 2016, the RevPAR increased from $160.07 to $165.16 despite the occupancy decline from 92.5% to 82.3% in line with an ADR increase from $172.98 to $200.73.

The Homewood Suites Savannah Property offers a select service rate, but has certain amenities and food and beverage options more consistent with a full-service hotel. The Homewood Suites Savannah Property features 160 suite-style guestroom configurations, which include 92 king guestrooms, 37 queen guestrooms and 31 double-queen guestrooms. The Homewood Suites Savannah Property amenities include an on-site limited service restaurant called the Lodge Restaurant, which offers daily complimentary breakfast seven days a week and offers an evening social hour four days a week and the rtb! rooftop bar that opened in late December 2016 and features appetizers, light food items, shared small entrée plates and alcoholic beverages. The bar is open seven days a week from 11 a.m. to midnight and targets lunch and dinner customers. Additionally, the lobby sundry shop offers snacks and beverages for purchase. There is also a fitness center, guest laundry room, business center and approximately 1,175 sq. ft. of dedicated meeting space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

611 East River Street Savannah, GA 31401	Collateral Asset Summary – Loan No. 4 Homewood Suites Savannah	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,843,330 69.7% 2.02x 13.5%

The Homewood Suites Savannah Property offers up to 131 surface parking spaces (0.82 spaces per room) situated across the street on a site owned by affiliates of the borrower. The Homewood Suites Savannah Property parking is demised pursuant to a parking ground lease agreement. See “Parking Lease” below.

The Homewood Suites Savannah Property currently operates under a franchise agreement with Hilton Franchise Holding LLC. The franchise agreement expires on August 31, 2035.

Environmental Matters. The Phase I environmental report dated June 23, 2017 recommended no further action at the Homewood Suites Savannah Property.

The Market. The Homewood Suites Savannah Property is located in the Savannah Historic District, which serves as Savannah, Georgia’s downtown. The Savannah Historic District is a major tourism area known for its history, warm climate, walkable downtown and numerous shops and restaurants. Another demand driver is the Savannah International Trade and Convention Center, which is located across the river from the Homewood Suites Savannah Property. The center features 100,000 sq. ft. of exhibit space, a 23,000 sq. ft. grand ballroom, 20,000 sq. ft. of flexible meeting space and an executive conference center with a 376-seat lecture auditorium. According to the appraisal, from 2013 to 2015, the convention center generated approximately 85,000 room nights and $25 million in direct visitor spending from 165 events, annually. Additionally, the Port of Savannah drives economic activity for the Savannah metropolitan statistical area and state of Georgia, shipping to more than 300 ports worldwide. Overall, according to a market study. Savannah attracted an estimated 13.9 million visitors in 2016, which is up from approximately 12.4 million visitors in 2012, including 7.9 billion overnight visitors. Direct visitor spending increased to approximately $2.8 billion up from approximately $2.3 million in 2014.

The Homewood Suites Savannah Property has immediate waterfront access on the Savannah River and the neighborhood is largely comprised of vintage commercial and residential buildings, the majority of which have historic designations. The neighborhood also has newer development consisting of a mix of retail, restaurants, office buildings, hotels and residential properties. Primary regional access through the area is provided by Interstate 16, which is approximately 0.5 miles to the west of the Homewood Suites Savannah Property and Interstate 95, which is located less than ten miles to the west. Additionally, the Savannah/Hilton Head International Airport is located approximately 13 miles northwest of the Homewood Suites Savannah Property.

According to the appraisal, there are 1,928 new rooms within 11 hotels either underway or planned for the Savannah Historic District area. The appraiser identified four of the new hotels (262 rooms) to be 25% to 50% competitive with the Homewood Suites Savannah Property. The competitive new supply, none of which is developed by borrower affiliates, includes the 56-room Cotton Sail Hotel that is undergoing a conversion to a Tapestry by Hilton hotel and is expected to be 50% competitive upon conversion, which the appraisal assumes to occur in 2018, the 173-room Tribute Hotel (official name unannounced) that is expected to be 50% competitive upon completion in 2017, the 168-room The Perry Lane Hotel, A Luxury Collection Hotel, Savannah that is expected to be 25% competitive upon opening in February 2018 and the 419-room JW Marriott that is expected to be 25% competitive upon opening in January 2019.

The subsequent chart presents the primary competitive set to the Homewood Suites Savannah Property:

Primary Competitors(1)(2)
Property	Rooms	Year Open	Distance (miles)	2015 Occupancy	2015 ADR	2015 RevPAR	2016 Occupancy	2016 ADR	2016 RevPAR
Homewood Suites Savannah Property	160	2015	NAP	45.2%	$140.18	$63.33	91.3%	$173.75	$158.60
SpringHill Suites Savannah Downtown/Historic District	160	2009	1.0	80% - 85%	$150 - $155	$120 - $125	80% - 85%	$155 - $160	$125 - $130
Residence Inn Savannah Downtown/Historic District	109	2009	1.4	85% - 90%	$165 - $170	$140 - $145	85% - 90%	$165 - $170	$145 - $150
Embassy Suites by Hilton Savannah	150	2013	1.3	85% - 90%	$185 - $190	$155 - $160	80% - 85%	$185 - $190	$155 - $160
Andaz Savannah	151	2009	0.7	75% - 80%	$210 - $215	$155 - $160	75% - 80%	$210 - $215	$155 - $160
Hampton Inn - Savannah Historic District	147	1997	0.4	85% - 90%	$170 - $175	$140 - $145	85% - 90%	$170 - $175	$145 - $150
Kimpton The Brice	145	2014	0.2	75% - 80%	$205 - $210	$150 - $155	75% - 80%	$200 - $205	$150 - $155
Holiday Inn Express Savannah-Historic District	143	2007	0.4	85% - 90%	$170 - $175	$150 - $155	80% - 85%	$170 - $175	$140 - $145
Staybridge Suites Savannah Historic District	104	2006	0.3	75% - 80%	$145 - $150	$110 - $115	75% - 80%	$140 - $145	$110 - $115
Doubletree by Hilton Hotel Savannah Historic District(3)	151	2002	0.8	85% - 90%	$165 - $170	$140 - $145	85% - 90%	$160 - $165	$140 - $145
Hilton Garden Inn Savannah Historic District(3)	133	2005	0.8	85% - 90%	$165 - $170	$145 - $150	90% - 95%	$155 - $160	$145 - $150
Total / Wtd. Avg.(4)	1,393			82.1%	$174.69	$143.36	84.3%	$172.56	$145.42
(1)	Source: Appraisal.

(2)	The competitive set in this table differs from the competitive set in the historical occupancy, ADR, RevPAR table above. The variances between the appraisal, the underwriting and the historical occupancy, ADR, RevPAR table above with respect to the Occupancy, ADR and RevPAR at the Homewood Suites Savannah Property are attributable to variances in reporting methodologies and/or timing differences.

(3)	Doubletree by Hilton Hotel Savannah Historic District and Hilton Garden Inn Savannah Historic District are owned by affiliates of the borrower.

(4)	Total / Wtd. Avg. excludes the Homewood Suites Savannah Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

611 East River Street Savannah, GA 31401	Collateral Asset Summary – Loan No. 4 Homewood Suites Savannah	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,843,330 69.7% 2.02x 13.5%

The appraiser determined demand segmentation of 85% leisure, 10% meeting and group and 5% commercial for the Homewood Suites Savannah Property, compared to a weighted average of 57% leisure, 23% commercial and 19% meeting and group travel for the primary competitive set.

2016 Demand Segmentation(1)
Property	Rooms	Year Built	Leisure	Meeting and Group	Commercial
Homewood Suites Savannah Property	160	2015	85%	10%	5%
SpringHill Suites Savannah Downtown/Historic District	160	2009	50%	30%	20%
Residence Inn Savannah Downtown/Historic District	109	2009	60%	15%	25%
Embassy Suites by Hilton Savannah	150	2013	60%	20%	20%
Andaz Savannah	151	2009	70%	15%	15%
Hampton Inn - Savannah Historic District	147	1997	60%	25%	15%
Kimpton The Brice	145	2014	60%	20%	10%
Holiday Inn Express Savannah-Historic District	143	2007	55%	25%	20%
Staybridge Suites Savannah Historic District	104	2006	55%	25%	20%
Doubletree by Hilton Hotel Savannah Historic District	151	2002	50%	30%	20%
Hilton Garden Inn Savannah Historic District	133	2005	50%	20%	25%
Total / Wtd. Avg.(2)	1,393		57%	23%	19%
(1)	Source: Appraisal

(2)	Total / Wtd. Avg. excludes the Homewood Suites Savannah Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

611 East River Street Savannah, GA 31401	Collateral Asset Summary – Loan No. 4 Homewood Suites Savannah	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,843,330 69.7% 2.02x 13.5%

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	T-12 8/31/2017	U/W	U/W per Room
Occupancy	45.2%	91.3%	95.0%	95.0%
ADR	$140.18	$173.75	$179.77	$178.26
RevPAR	$63.33	$158.60	$170.73	$169.30

Room Revenue	$324,230	$9,287,621	$9,970,758	$9,970,758	$62,317
F&B Revenue	0	140,199	622,389	882,208	5,514
Other Revenue	306,174	1,461,592	1,488,580	1,488,580	9,304
Total Revenue	$630,405	$10,889,412	$12,081,727	$12,341,547	$77,135
Operating Expenses	151,112	2,592,458	3,017,081	3,160,322	19,752
Undistributed Expenses	145,484	2,592,477	2,948,383	2,815,501	17,597
Gross Operating Profit	$333,809	$5,704,477	$6,116,264	$6,365,723	$39,786
Total Fixed Charges	296,026	440,664	421,683	715,032	4,469
Net Operating Income	$37,782	$5,263,812	$5,694,581	$5,650,692	$35,317
FF&E(1)	0	0	0	493,662	3,085
Net Cash Flow	$37,782	$5,263,812	$5,694,581	$5,157,030	$32,231
(1)	U/W FF&E represents 4.0% of gross revenues.

Property Management.    The Homewood Suites Savannah Property is managed by Northpoint Hospitality Group, Inc., an affiliate of the borrower sponsor.

Lockbox / Cash Management.    The Homewood Suites Savannah Loan is structured with a springing hard lockbox and springing cash management. Following a Lockbox Trigger Event (as defined below), all credit card receipts are required to be deposited directly into a clearing account controlled by the lender, and the borrower and property manager are required to deposit all other rent and payments into the clearing account within three business days of receipt. Unless a Trigger Period (as defined below) is ongoing, all amounts on deposit in the clearing account are required to be swept daily into the borrower’s account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender and applied as provided in the loan documents.

A “Lockbox Trigger Event” means (i) an event of default or (ii) the debt service coverage ratio for the Homewood Suites Savannah Property falls below 1.20x. A “Trigger Period” will commence upon (i) an event of default and continue until the lender accepts a cure of such event of default or (ii) if the debt service coverage ratio for the Homewood Suites Savannah Property falls below 1.15x for any calendar quarter, and continue until the debt service coverage ratio remains at or above 1.20x for two consecutive calendar quarters. The borrower may prevent or cure a Lockbox Trigger Event and/or a Trigger Period by depositing cash or a letter of credit as additional collateral in an amount determined by the lender that would be sufficient if the same were to be deducted from the principal balance of the Homewood Suites Savannah Loan and a new 30 year amortization schedule based on the interest rate were to be created taking into account said deduction, to cause the debt service coverage ratio to be at least 1.25x. Such additional collateral is required to be released to the borrower if the debt service coverage ratio (without taking into account any deduction for such collateral) is at least 1.25x for two consecutive calendar quarters. During a Trigger Period, all excess cash flow after the payment of debt service and all applicable reserves is required to be held by lender as additional collateral for the Homewood Suites Savannah Loan.

Initial and Ongoing Reserves. At loan origination, the borrower deposited $35,522 into a tax reserve account.

Tax Reserves – The borrower is required to deposit on a monthly basis 1/12 of the estimated annual real estate taxes, which currently equates to $11,841, into the tax reserve account.

Insurance Reserves – The borrower is required to deposit 1/12 of the estimated insurance premiums into an insurance account, unless an acceptable blanket insurance policy is in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

611 East River Street Savannah, GA 31401	Collateral Asset Summary – Loan No. 4 Homewood Suites Savannah	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,843,330 69.7% 2.02x 13.5%

FF&E Reserves - The borrower is required to deposit (i) 1/12 of 2% of total gross revenues into a reserve for furniture, fixtures and equipment (“FF&E”) through and including the August 2019 payment date, (ii) 1/12 of 3% of total gross revenues into the FF&E reserve beginning on the September 2019 payment date and through and including the August 2020 payment date, and (iii) 1/12 of 4% of total gross revenues into the FF&E reserve beginning on the September 2020 payment date and thereafter (or, in each case, if greater, the then current monthly amount required to be deposited under the management agreement or the then current monthly amount required to be deposited under the franchise agreement for FF&E and approved capital expenditures).

Parking Lease. The Homewood Suites Savannah Property has a parking ground lease agreement for 131 parking spaces (the “Parking Lease”). The term of the Parking Lease is for ten years expiring in December 2027, with eight, five-year renewal options for a fully extended expiration date of December 2067. The Parking Lease obligates the landlords thereunder, which are affiliates of the borrower, to rent parking to the borrower on two parcels of land adjacent to the hotel (Parcels A and B). Currently, all parking at the hotel is on Parcel A (and, according to the survey, there are 131 striped spaces). The owners of the parking parcels have the right to relocate the parking spaces to other portions of the parcel. The owners of the parking parcels may potentially develop a parking garage on Parcel A in the future. Under the terms of the Parking Lease, the landlord is required to, at all times, rent 100 spaces to the borrower (the “100 Spaces”) and make an additional 31 spaces available to the borrower upon the borrower’s request (the “Additional Spaces”). Until both (i) Parcel B has been developed with a parking structure in accordance with plans attached to the Parking Lease and (ii) the landlord commences construction of the parking deck on Parcel A (the “Parking Construction Conditions”), all such spaces are required to be located on Parcel A. After the Parking Construction Conditions are satisfied, the landlord may provide the 100 Spaces and Additional Spaces either on Parcel A or Parcel B, and may also elect to provide the Additional Spaces by requiring the borrower to operate, or hire, a valet service that double parks cars on the portion of the land where the 100 Spaces are located. For the initial term, rent for the 100 Spaces is $1,000 per year and rent for the Additional Spaces is the lesser of fair market value and $3,000 per year per space. For the first extension term, rent is the lesser of $3,000 per parking space per year and “fair market value” (with a 3% annual increase) for both the 100 Spaces and the Additional Spaces. As of the origination date, the borrower had elected to lease all 31 of the available Additional Spaces.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 320 and 340 East Big Beaver Road and 2800 Livernois Road Troy, MI 48083	Collateral Asset Summary – Loan No. 5 Troy Officentre Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 69.6% 2.04x 14.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 320 and 340 East Big Beaver Road and 2800 Livernois Road Troy, MI 48083	Collateral Asset Summary – Loan No. 5 Troy Officentre Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 69.6% 2.04x 14.5%

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Oakland University
Katke Cousins Golf Course
Rochester College
Rochester Hills
Bloomer Park
Shelby Charter Township
River Bend Park
Cherry Creek Golf Club
22 MILE RD
SHELBY RD
W HAMLIN RD
Borden Park
Hampton Golf Club
Pontiac Silverdome
Oakland Community College
AUBURN RD
W AUBURN RD
HALL RD
Pine Trace Golf Club
W SOUTH BLVD
Sanctuary Lake Golf Course
Beaumont Hospital-Troy
CLINTON RIVER RD
CROOKS RD
S OPDYKE RD
Firefighters Park
19 MILE RD
Sylvan Glen Municipal Golf Course
Joseph J Della Jr Park
Clinton River Park
18 MILE RD
Troy
Bloomfield Hills Country Club
Bloomfield Hills
N ADAMS RD
COOLIDGE HWY
RYAN RD
MOUND RD
Sunnybrook Golf Course
17 MILE RD
W WATTLES RD
ROCHESTER RD
Raintree Park
Sterling Heights
DODGE PARK RD
16 MILE RD
Somerset Collection
W BIG BEAVER RD
2
1
Birmingham
DEQUINDRE RD
VAN DYKE AVE
Maple Lane Golf Club
Clawson
Oakland Mall
Birmingham Country Club
WOODWARD AVE
Eckstein Park
Beverly Hills
Royal Oak Golf Club
Norman J Halmich Park
Beaumont Hospital Royal Oak
Royal Oak
Madison Heights
Warren
Red Run Golf Club
Universal Mall
Lathrup Village
Berkley
DETROIT ARMY ARSENAL
Huntington Woods
Rackham Golf Course
E 10 MILE RD
Hazel Park Harness Raceway
75
59
53
1
10
696

Troy Officentre Portfolio

1	East Big Beaver Road Office	300, 320 and 340 East Big Beaver Road	Troy, MI	48083
2	Livernois Road Office	2800 Livernois Road	Troy, MI	48083

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 320 and 340 East Big Beaver Road and 2800 Livernois Road Troy, MI 48083	Collateral Asset Summary – Loan No. 5 Troy Officentre Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 69.6% 2.04x 14.5%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Borrower Sponsors:	Andrew Hayman and the Andrew E. Hayman Living Trust
Borrower:	Troy Office Center Owner, LLC
Original Balance:	$41,250,000
Cut-off Date Balance:	$41,250,000
% by Initial UPB:	3.9%
Interest Rate:	4.5600%
Payment Date:	6th of each month
First Payment Date:	November 6, 2017
Maturity Date:	October 6, 2022
Amortization:	Interest only for first 12 months, 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), DorYM1(28), O(7)
Lockbox / Cash Management:	Soft Springing Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$256,483	$85,494
Insurance:	$49,671	$7,096
Replacement:	$0	$21,860
TI/LC:	$1,750,000	$63,759
Engineering:	$132,813	$0
Unfunded Tenant Obligations:	$1,147,613	$0
Planned Capital Expenditure Reserve:	$1,091,000	$0

Financial Information

Cut-off Date Balance / Sq. Ft.:	$57
Balloon Balance / Sq. Ft.:	$53
Cut-off Date LTV:	69.6%
Balloon LTV:	65.0%
Underwritten NOI DSCR(2):	2.37x
Underwritten NCF DSCR(2):	2.04x
Underwritten NOI Debt Yield:	14.5%
Underwritten NCF Debt Yield:	12.5%
Underwritten NOI Debt Yield at Balloon:	15.6%
Underwritten NCF Debt Yield at Balloon:	13.4%

Property Information
Single Asset / Portfolio:	Portfolio
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Troy, MI
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	728,673
Property Management:	The Hayman Company
Underwritten NOI:	$5,994,775
Underwritten NCF:	$5,156,702
Appraised Value(3):	$59,300,000
Appraisal Date(3):	August 17, 2017

Historical NOI
Most Recent NOI:	$6,194,587 (T-12 May 31, 2017)
2016 NOI:	$5,447,487 (December 31, 2016)
2015 NOI:	$5,663,674 (December 31, 2015)
2014 NOI:	$5,057,940 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	78.6% (August 31, 2017)
2016 Occupancy:	84.0% (December 31, 2016)
2015 Occupancy:	74.0% (December 31, 2015)
2014 Occupancy:	83.0% (December 31, 2014)
(1)	See “Initial and Ongoing Reserves” herein.

(2)	DSCR is calculated based on the Troy Officentre Portfolio Loan’s (as defined below) amortizing debt service payments. Based on the initial interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are equal to 3.14x and 2.70x, respectively.

(3)	The borrower acquired the Troy Officentre Portfolio Properties in an all cash transaction on June 9, 2017 for $55.0 million. The Troy Officentre Portfolio Loan was originated on September 14, 2017. The Troy Officentre Portfolio Properties were approximately 72.8% occupied on June 9, 2017 upon the acquisition by the borrower. Subsequent to the acquisition, but prior to the origination of the Troy Officentre Portfolio Loan, the borrower executed five new leases and signed three lease renewals. The five new leases signed increased the gross rent at the Troy Officentre Portfolio Properties by $736,706, which may attribute to the difference between the purchase price as of June 9, 2017 and appraised value as of August 17, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 320 and 340 East Big Beaver Road and 2800 Livernois Road Troy, MI 48083	Collateral Asset Summary – Loan No. 5 Troy Officentre Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 69.6% 2.04x 14.5%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration
DMI GC Holdings, LLC(3)	NR/NR/NR	64,484	8.8%	$16.95	10.9%	5/31/2022
Midland Credit Management, Inc.(4)	NR/NR/NR	62,318	8.6%	$18.50	11.5%	1/31/2024
General Physics Corporation(5)	NR/NR/NR	59,998	8.2%	$16.50	9.9%	5/31/2018
St. John Providence Health System(6)	NR/NR/NR	43,342	5.9%	$18.45	8.0%	10/31/2022
Aimia Proprietary U.S. LLC(7)	NR/NR/NR	36,720	5.0%	$17.25	6.3%	4/30/2018
Total Major Tenants		266,862	36.6%	$17.50	46.6%
Remaining Tenants		306,069	42.0%	$17.45	53.4%
Total Occupied Collateral		572,931	78.6%	$17.47	100.0%
Vacant		155,742	21.4%
Total		728,673	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

(2)	Includes approximately $271,464 in base rent steps through February 1, 2019.

(3)	DMI GC Holdings, LLC has one, five-year renewal option at fair market value.

(4)	Midland Credit Management, Inc. has one, three-year renewal option at fair market value and a one-time right to terminate its lease effective May 31, 2022 with 180 days’ notice and payment of a $700,463 termination fee.
(5)	General Physics Corporation has two, two-year renewal options and an on-going option to contract its space to one floor by giving at least 180 days’ notice. In addition, General Physics Corporation may terminate its entire space with 180 days’ notice.

(6)	St. John Providence Health System has two, three-year renewal options at 95% of fair market value.

(7)	Aimia Proprietary U.S. LLC has two, three-year renewal options at fair market value.

Portfolio Summary
Property Name	Year Built/ Renovated	Sq. Ft.	Occupancy	Allocated Loan Amount ($)	% of Allocated Loan Amount	UW NCF	Appraised Value
East Big Beaver Road Office	1986 / NAP	446,817	82.4%	$25,700,000	62.3%	$3,248,882	$36,700,000
Livernois Road Office	1987, 2000 / NAP	281,856	72.6%	$15,500,000	37.7%	$1,907,820	$22,600,000
Total		728,673	78.6%	$41,250,000	100.0%	$5,156,702	$59,300,000

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM(4)	1	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	1	5,886	0.8%	5,886	0.8%	$12.00	0.7%	0.7%
2018	11	150,264	20.6%	156,150	21.4%	$17.16	25.8%	26.5%
2019	7	39,687	5.4%	195,837	26.9%	$18.33	7.3%	33.7%
2020	7	21,818	3.0%	217,655	29.9%	$17.06	3.7%	37.5%
2021	3	41,525	5.7%	259,180	35.6%	$17.33	7.2%	44.6%
2022	12	173,156	23.8%	432,336	59.3%	$17.61	30.5%	75.1%
2023	8	47,516	6.5%	479,852	65.9%	$17.74	8.4%	83.5%
2024	1	62,318	8.6%	542,170	74.4%	$18.50	11.5%	95.1%
2025	1	30,761	4.2%	572,931	78.6%	$16.10	4.9%	100.0%
2026	0	0	0.0%	572,931	78.6%	$0.00	0.0%	100.0%
2027	0	0	0.0%	572,931	78.6%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	572,931	78.6%	$0.00	0.0%	100.0%
Vacant	NAP	155,742	21.4%	728,673	100.0%	NAP	NAP
Total / Wtd. Avg.	52	728,673	100.0%			$17.47	100.0%

(1)	Based on the underwritten rent roll dated August 31, 2017.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Includes approximately $271,464 in base rent steps through February 1, 2019.

(4)	MTM includes a Federal Express drop box in the lobby of the East Big Beaver Road Office Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 320 and 340 East Big Beaver Road and 2800 Livernois Road Troy, MI 48083	Collateral Asset Summary – Loan No. 5 Troy Officentre Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 69.6% 2.04x 14.5%

The Loan.    The Troy Officentre Portfolio loan (the “Troy Officentre Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in two office properties comprising five separate buildings located in Troy, Michigan (the “Troy Officentre Portfolio Properties”). The Troy Officentre Portfolio Loan, with an original principal balance of $41.250 million, has a 5-year term, is interest only for one year, and then amortizes on a 30-year schedule for the remaining term of the loan. The Troy Officentre Portfolio Loan accrues interest at a fixed rate equal to 4.5600% and has a Cut-off Date Balance of $41.250 million. The borrower acquired the Troy Officentre Portfolio Properties in an all cash transaction on June 9, 2017 for $55.0 million. The Troy Officentre Portfolio Loan was subsequently originated on September 14, 2017. For purposes of sources and uses presented in the table below, proceeds of the Troy Officentre Portfolio Loan are being presented to acquire the Troy Officentre Portfolio Properties, fund upfront reserves of approximately $4.4 million and pay closing costs of approximately $1.1 million. Based on the “As Is” appraised value of $59.3 million as of August 17, 2017, the Cut-off Date LTV Ratio for the Troy Officentre Portfolio Loan is 69.6%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$41,250,000	68.2%	Purchase Price(1)	$55,000,000	90.9%
New Sponsor Equity	$19,243,564	31.8%	Reserves	$4,427,581	7.3%
			Closing Costs	$1,065,983	1.8%

Total Sources	$60,493,564	100.0%	Total Uses	$60,493,564	100.0%
(1)	The borrower acquired the Troy Officentre Portfolio Properties in an all cash transaction on June 9, 2017 for $55.0 million. The Troy Officentre Portfolio Loan was originated on September 14, 2017. The Troy Officentre Portfolio Properties were approximately 72.8% occupied on June 9, 2017 upon the acquisition by the borrower. Subsequent to the acquisition, but prior to the origination of the Troy Officentre Portfolio Loan, the borrower executed five new leases and signed three lease renewals. The five new leases signed increased the gross rent at the Troy Officentre Portfolio Properties by $736,706. For purposes of sources and uses presented in the table above, proceeds of the Troy Officentre Portfolio Loan are being presented for the use of acquiring the Troy Officentre Portfolio Properties.

The Borrower / Sponsor.    The borrower, Troy Office Center Owner, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The non-recourse carve-out guarantor is Andrew Hayman, the President of The Hayman Company. The Hayman Company is a privately-owned full-service real estate organization headquartered in Michigan with properties in 24 states nationwide. The Hayman Company manages over 40,000 apartment units and 16 million sq. ft. of commercial space.

The Properties. The Troy Officentre Portfolio Properties are two office properties located in Troy, Michigan approximately 20 miles northwest of Detroit. The two office properties comprise an aggregate of 728,673 sq. ft. across a total of five buildings on an approximately 31.8 acre site. As of August 31, 2017, the Troy Officentre Portfolio Properties were 78.6% occupied by 52 tenants. The East Big Beaver Road Office Property, which comprises buildings A, B, and C (each being five-stories), was constructed in 1986, contains an aggregate of 446,817 sq. ft. and is approximately 82.4% occupied as of August 31, 2017. The Livernois Road Office Property, which contains buildings D and E (each being six-stories), which were constructed in 1987 and 2000, respectively, contains an aggregate of 281,856 sq. ft. and is approximately 72.6% occupied as of August 31, 2017. Parking at the Troy Officentre Portfolio Properties is provided by two, two-story parking decks offering an aggregate of 1,834 parking spaces that are located between the East Big Beaver Road Office Property and the Livernois Road Office Property as well as an additional 2,715 surface parking spaces. The Troy Officentre Portfolio Loan also features a planned capital expenditure reserve in the amount of $1,091,000 for scheduled capital expenditures, including overlaying the asphalt pavement, roof repairs, common bathroom upgrades and elevator upgrades. The borrower acquired the Troy Officentre Portfolio Properties in an all cash transaction on June 9, 2017 for $55.0 million. The Troy Officentre Portfolio Loan was originated on September 14, 2017. The Troy Officentre Portfolio Properties were approximately 72.8% occupied on June 9, 2017 upon the acquisition by the borrower. Subsequent to the acquisition, but prior to the origination of the Troy Officentre Portfolio Loan, the borrower executed five leases with new tenants and signed three lease renewals. Lease payments under the five newly-executed leases increased the gross rent at the Troy Officentre Portfolio Properties by $736,706. For purposes of sources and uses presented in the table above, proceeds of the Troy Officentre Portfolio Loan are being presented for the use of acquiring the Troy Officentre Portfolio Properties.

Major Tenants.

DMI GC Holdings, LLC (“DMI”) (64,484 sq. ft.; 8.8% of NRA; 10.9% of U/W Base Rent): DMI (d/b/a Dialogue Direct) is a marketing provider, serving more than 250 globally-known brands within the automotive, consumer packaged goods, financial services, healthcare, logistics, insurance, and pharmaceutical sectors. DMI is headquartered in Highland Park, Michigan, and has more than 4,500 employees across 12 locations. DMI has been at the Troy Officentre Portfolio Properties since 2010, expanding and renewing in 2012 and renewing again in June 2016, with one, 5-year renewal option remaining.

Midland Credit Management, Inc. (62,318 sq. ft.; 8.6% of NRA; 11.5% of U/W Base Rent): Midland Credit Management Inc. is a wholly-owned subsidiary of Encore Capital Group, Inc. (“Encore Capital Group”). As an international finance company with operations in 14 countries, Encore Capital Group’s subsidiaries purchase portfolios of consumer receivables from banks, credit unions, utility providers and municipalities. Encore Capital Group is publicly traded on the NASDAQ under the symbol ECPG. Midland Credit Management purchases and services unsecured consumer debt in the U.S. and employs more than 2,000 account managers. Midland Credit Management, Inc. has been located at the Troy Officentre Portfolio Properties since 2016 and has one, 3-year renewal option. Midland

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 320 and 340 East Big Beaver Road and 2800 Livernois Road Troy, MI 48083	Collateral Asset Summary – Loan No. 5 Troy Officentre Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 69.6% 2.04x 14.5%

Credit Management, Inc. has a one-time right to terminate its lease effective May 31, 2022 with 180 days’ notice and payment of a $700,463 termination fee.

General Physics Corporation (59,998 sq. ft.; 8.2% of NRA; 9.9% of U/W Base Rent): General Physics Corporation is a global consulting firm offering services and products to improve the effectiveness of organizations. General Physics Corporation provides training, business process outsourcing, operational consulting, engineering, construction management, homeland security services, and other services that improve an organization’s operating performance and competitiveness. General Physics Corporation is headquartered in Columbia, Maryland, and employs approximately 3,380 people. The company reported revenue of $491 million during 2016, and trades on the NYSE under the symbol GPX. General Physics Corporation has been a tenant at the Troy Officentre Portfolio Properties since 2011 with a lease expiring in 2018, and has two, 2-year renewal options. According to the company’s 2016 annual report, General Physics Corporation leases approximately 508,000 sq. ft. globally, with its 59,998 sq. ft. space at the Troy Officentre Portfolio Properties representing the company’s second-largest real estate presence behind their approximately 64,000 sq. ft. headquarters in Maryland. General Physics Corporation has an on-going option to contract its space to one floor by giving at least 180 days’ notice. In addition, General Physics Corporation may terminate its entire space with 180 days’ notice.

Environmental Matters. The Phase I environmental report dated August 24, 2017 recommended no further action at the Troy Officentre Portfolio Properties other than the continued implementation of an asbestos operations and maintenance plan.

The Market. The Troy Officentre Portfolio Properties are located in the city of Troy within Oakland County in southeast Michigan, approximately 20.0 miles north of the Detroit central business district. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the Troy Officentre Portfolio Properties was 8,330, 85,296 and 264,525, respectively. According to the appraisal, for the same period, the average household income within a one-, three- and five-mile radius was $89,962, $95,502 and $101,781, respectively. The Troy Officentre Portfolio Properties are located within the Detroit office market which, according to a third party industry report, has an office inventory of 199.0 million sq. ft., a 10.9% vacancy rate and asking rents of $19.00 PSF According to a third party industry report, the Troy office submarket reported an office inventory of 18.1 million sq. ft, a 14.6% vacancy rate and asking rents of $19.15 PSF According to the appraisal, there is no known supply coming to market in the immediate area that would compete with the Troy Officentre Portfolio Properties. The appraiser concluded a market rent for the Troy Officentre Portfolio Properties of $17.50 PSF gross and a stabilized occupancy for the Troy Officentre Portfolio Properties of 85.0%.

In determining market rent for the Troy Officentre Portfolio Properties, the appraiser identified the six comparable office properties listed in the table below.

Directly Competitive Buildings(1)
Property	Year Built	Office Area (Sq. Ft.)	Occupancy	Lease Type	Asking Rent Range
Troy Officentre Portfolio Properties	1986-1987 & 2000	728,673(2)	78.6%(2)	Base Year Stop + Electric	$11.53 to $18.95
Columbia Center I	1988	254,978	93.7%	Base Year Stop + Electric	$18.47 to $30.75
Columbia Center II	2000	251,620	84.2%	Base Year Stop + Electric	$22.69 to $29.30
Liberty Center	1986	292,146	78.7%	Base Year Stop + Electric	$12.50 to $21.50
Continental Plaza	1986	95,953	94.3%	Base Year Stop + Electric	$14.50 to $21.00
Venture Plaza	1986	63,084	96.9%	Base Year Stop + Electric	$16.75 to $20.49
(1)	Source: Appraisal, unless otherwise specified.

(2)	Source: Underwritten rent roll dated August 31, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 320 and 340 East Big Beaver Road and 2800 Livernois Road Troy, MI 48083	Collateral Asset Summary – Loan No. 5 Troy Officentre Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 69.6% 2.04x 14.5%

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	2016	T-12 5/31/2017	U/W	U/W (PSF)
Base Rent	$8,384,843	$9,208,557	$9,264,803	$9,910,665	$9,737,192	$13.36
Rent Steps(1)	0	0	0	0	271,464	$0.37
Gross Up Vacancy	0	0	0	0	2,725,485	$3.74
Reimbursements	227,165	171,045	53,267	88,139	250,613	$0.34
Gross Potential Rent	$8,612,008	$9,379,602	$9,318,070	$9,998,804	$12,984,754	$17.82
Total Other Income(2)	982,712	1,054,647	1,104,683	1,063,323	968,779	$1.33
Less: Vacancy(3)	0	0	0	0	(2,725,485)	($3.74)
Effective Gross Income	$9,594,720	$10,434,249	$10,422,753	$11,062,127	$11,228,048	$15.41
Total Variable Expenses	3,484,046	3,653,887	3,860,876	3,791,661	3,893,387	$5.34
Total Fixed Expenses	1,052,734	1,116,688	1,114,390	1,075,880	1,339,885	$1.84
Net Operating Income	$5,057,940	$5,663,674	$5,447,487	$6,194,587	$5,994,775	$8.23
TI/LC	0	0	0	0	692,339	$0.95
Capital Expenditures	0	0	0	0	145,735	$0.20
Net Cash Flow	$5,057,940	$5,663,674	$5,447,487	$6,194,587	$5,156,702	$7.08
(1)	Includes approximately $271,464 in contractual rent steps through February 1, 2019.

(2)	Total Other Income includes parking income, direct tenant billings for shared utilities recoveries, overtime HVAC, common utilities, cell tower and antenna income, storage, tenant services, and other miscellaneous revenue.

(3)	U/W Vacancy represents an economic vacancy of 19.7%.

Property Management.   The property manager for the Troy Officentre Portfolio Properties is The Hayman Company, a Michigan corporation. The Hayman Company is a privately-owned full-service real estate organization headquartered in Michigan with properties in 24 states nationwide. The Hayman Company manages over 40,000 apartment units and 16 million sq. ft. of commercial space.

Lockbox / Cash Management.     The Troy Officentre Portfolio Loan is structured with an in-place soft springing hard lockbox and springing cash management. The Troy Officentre Portfolio Loan also requires the borrower or property manager to deposit into the lockbox account, immediately after receipt, all rents and other revenue of any kind received by the borrower or the property manager with respect to the Troy Officentre Portfolio Properties. Upon the occurrence and during the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Troy Officentre Portfolio Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Troy Officentre Portfolio Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Troy Officentre Portfolio Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Troy Officentre Portfolio Loan documents, (ii) unless the Trigger Period Avoidance Conditions (as defined below) have been satisfied, the debt service coverage ratio falling below 1.15x and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, either (1) the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters or (2) the satisfaction of the Trigger Period Avoidance Conditions, and (z) with regard to any Trigger Period commenced in connection with clause (A)(iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the Troy Officentre Portfolio Loan documents.

“Trigger Period Avoidance Conditions” means (i) the borrower deposits with the lender, into an eligible account established with the lender or the servicer an amount of funds (in the form of cash or a letter of credit) equal to the Trigger Period Avoidance Deposit Amount (as defined below) and (ii) thereafter, on or prior to each anniversary of the date the deposit described in the foregoing clause (i) was made, the borrower deposits with the lender into the same eligible account an amount of funds (in the form of cash or a letter of credit) equal to the Trigger Period Avoidance Deposit Amount (and in accordance with the terms of the Troy Officentre Portfolio Loan documents, upon the expiration of all Trigger Periods then in existence, other than expirations resulting from satisfaction of the Trigger Period Avoidance Conditions, all such funds so deposited (and/or letters of credit so delivered) are required to be promptly disbursed and returned to the borrower).

“Trigger Period Avoidance Deposit Amount” means, as of any date of determination, an amount equal to the amount of funds that if applied to reduce the outstanding principal balance of the Troy Officentre Portfolio Loan would cause the debt service coverage ratio to be equal to or greater than 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 320 and 340 East Big Beaver Road and 2800 Livernois Road Troy, MI 48083	Collateral Asset Summary – Loan No. 5 Troy Officentre Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 69.6% 2.04x 14.5%

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant (as defined below) being in monetary default under its lease beyond any applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of its space (or applicable portion thereof) (except to the extent that the date to be in possession has not yet occurred), (iii) a Specified Tenant giving notice that it is terminating its lease for all or any portion of its space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant Lease (as defined below) (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant Lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified Tenant, and (vi) a Specified Tenant failing to extend or renew its Specified Tenant Lease on or prior to the earlier to occur of (a) the date occurring twelve months prior to the expiration of the then applicable term of the applicable Specified Tenant Lease and (b) the date by which the applicable Specified Tenant is required to give notice of renewal pursuant to the terms and conditions of its Specified Tenant Lease in accordance with the applicable terms and conditions thereof and the terms and conditions of the Troy Officentre Portfolio Loan documents for a minimum renewal or extension term of the greater of (y) five years or (z) the next renewal term specified under the applicable Specified Tenant Lease; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence may include a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to the lender) of: (i) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (ii) the borrower leasing the entire Specified Tenant space (or a portion thereof pursuant to a lease that requires payment of rent equal to or greater than the rental amount that had been paid by the Specified Tenant previously occupying such space), or applicable portion thereof in accordance with the applicable terms and conditions of the Troy Officentre Portfolio Loan documents and the applicable tenant under such lease being in actual, physical occupancy of the space demised under its lease and paying the full amount of the rent due under its lease (or the borrower has deposited with the lender funds in an amount equal to the total aggregate abated rent under such tenant’s lease, which funds are required to be released by the lender upon the passage of such rent abatement period, or deposited into the cash management account if a Trigger Period then exists). Notwithstanding the foregoing, so long as the underwritten NCF debt yield is greater than or equal to 10.5% without the inclusion of rent related to the applicable Specified Tenant, no Specified Tenant Trigger Period will be deemed to have occurred solely due to clauses (A)(iii) or (vi) above.

“Specified Tenant Cure Conditions” means each of the following, as applicable, (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant is in actual, physical possession of its space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant Lease in accordance with clause (A)(vi) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms of the Troy Officentre Portfolio Loan documents for the applicable Specified Tenant Lease for a term of the greater of (y) five (5) years or (z) the next renewal term specified under the applicable Specified Tenant Lease; (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to a final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease (or the borrower has deposited with the lender funds in an amount equal to the total aggregate abated rent under such Specified Tenant’s Lease, which funds are required to be released by the lender upon the passage of such rent abatement period, or deposited into the cash management account if a Trigger Period then exists).

A “Specified Tenant” means (a) DMI GC Holdings, LLC, (b) Midland Credit Management, Inc. (c) any other tenant leasing 50,000 or more sq. ft. approved in accordance with the Troy Officentre Portfolio Loan documents or (d) any parent of, or affiliate providing credit support for, or guarantee of such tenant.

“Specified Tenant Lease” means collectively and/or individually (as the context requires), each lease at the Troy Officentre Portfolio Properties with a Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder), as the same may have been or may hereafter be amended, restated, extended, renewed, replaced and/or otherwise modified.

Initial and Ongoing Reserves.    At loan origination, the borrower deposited (i) $256,483 into a tax reserve account, (ii) $49,671 into an insurance reserve account, (iii) $1,750,000 into a tenant improvements and leasing commissions account, (iv) $132,813 into an account for immediate repairs identified by an engineer (125% of identified repairs), (v) $1,147,613 into an unfunded obligations reserve account (which includes unpaid tenant improvements for 11 tenants totaling $1,092,860 and unpaid leasing commissions for 2 tenants totaling $54,753), and (vi) $1,091,000 into a planned capital expenditures reserve account.

Tax Reserves. On a monthly basis, the borrower is required to deposit reserves of 1/12 of the estimated annual real estate taxes, which currently equates to $85,494, into a tax reserve account.

Insurance Reserves. On a monthly basis, the borrower is required to deposit reserves of 1/12 of annual insurance premiums, which currently equates to $7,096, into an insurance reserve account.

Replacement Reserves. On a monthly basis, the borrower is required to deposit $21,860 into a replacement reserve account, subject to a cap of thirty-six months’ worth of deposits (which currently equates to $786,966).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300, 320 and 340 East Big Beaver Road and 2800 Livernois Road Troy, MI 48083	Collateral Asset Summary – Loan No. 5 Troy Officentre Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,250,000 69.6% 2.04x 14.5%

TI/LC Reserves. On a monthly basis, the borrower is required to deposit $63,759 into a tenant improvements and leasing commissions account, subject to a cap of thirty-six months’ worth of deposits (which currently equates to $2,295,321) (which such cap is exclusive of the $1,750,000 initial deposit, and all disbursements from this tenant improvements and leasing commissions account will be deemed to be disbursements of such initial deposit until such time as the full amount thereof has been disbursed).

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. Provided no event of default is continuing under the Troy Officentre Portfolio Loan documents, the borrower has the right following the second anniversary of the closing date of the CD 2017-CD6 securitization and prior to six months prior to the maturity date to either defease a portion of the loan or prepay a portion of the loan and obtain a release of an individual property, provided that certain conditions are satisfied, including (i) delivery of the partial defeasance collateral, in the case of a defeasance, or partial prepayment of the Troy Officentre Portfolio Loan, including any interest shortfall and yield maintenance premium, to the extent required under the Troy Officentre Portfolio Loan documents, in the case of a prepayment, in each case, in an amount equal to the greater of (a) 115% of the allocated loan amount with respect to such individual property and (b) the net sales proceeds applicable to such individual property; (ii) delivery of a rating agency confirmation; (iii) after giving notice of the partial defeasance and consummation of the partial defeasance, the debt service coverage ratio with respect to the remaining individual property is equal to or greater than the greater of (1) the debt service coverage ratio of all individual properties encumbered by the security instrument immediately prior to such date and (2) 1.75x; (iv) after giving notice of the partial defeasance and consummation of the partial defeasance, the loan-to-value ratio with respect to the remaining individual property is no greater than the lesser of (1) the loan-to-value ratio of all individual properties encumbered by the security instrument immediately prior to such date and (2) 69.6%;  (v) after giving notice of the partial defeasance and consummation of the partial defeasance, the debt yield with respect to the remaining individual property is equal to or greater than the greater of (1) the debt yield of all individual properties encumbered by the security instrument immediately prior to such date and (2) 10.0%; and (vi) delivery of a REMIC opinion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 Lightstone Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 61.6% 2.13x 14.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 Lightstone Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 61.6% 2.13x 14.8%

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Lightstone Portfolio
1 aloft Rogers Bentonville
2 Courtyard Baton Rouge Siegen Lane
3 Fairfield Inn & Suites Jonesboro
4 Hampton Inn & Suites Ft. Myers Beach
5 Residence Inn Baton Rouge Siegen Lane
6 TownePlace Suites Fayetteville North Springdale
7 TownePlace Suites New Orleans Metairie
MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 Lightstone Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 61.6% 2.13x 14.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsors:	Phoenix American Hospitality, LLC; American Hospitality Properties Fund I, LLC; American Hospitality Properties Fund III, LLC; W.L. Nelson
Borrowers:	AHP LP7 Fayetteville, LLC; AHP LP7 Bentonville, LLC; AHP LP7 Jonesboro, LLC; AHP LP7 CY Baton Rouge, LLC; AHP LP7 RI Baton Rouge, LLC; AHP LP7 Metairie, LLC; AHP LP7 FT Myers, LLC
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	3.8%
Interest Rate:	4.71000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2017
Maturity Date:	August 6, 2027
Amortization:	Interest only for first 36 months, 360 months thereafter
Additional Debt(1):	$25,000,000 Pari Passu Debt
Call Protection:	L(17), YM1(96), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$125,000	$59,532
Insurance:	$208,517	Springing
FF&E:	$0	Springing
PIP:	$2,408,000	Springing

Financial Information(3)
Cut-off Date Balance / Room:	$83,548
Balloon Balance / Room:	$73,477
Cut-off Date LTV(4):	61.6%
Balloon LTV(4):	54.2%
Underwritten NOI DSCR(5):	2.37x
Underwritten NCF DSCR(5):	2.13x
Underwritten NOI Debt Yield:	14.8%
Underwritten NCF Debt Yield:	13.3%
Underwritten NOI Debt Yield at Balloon:	16.8%
Underwritten NCF Debt Yield at Balloon:	15.1%

Property Information
Single Asset / Portfolio:	Portfolio of seven properties
Property Type:	Hospitality
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / Various
Total Rooms:	778
Property Management:	Hotel Equities Group, LLC; PAH Management, LLC
Underwritten NOI:	$9,597,828
Underwritten NCF:	$8,612,545
Appraised Value(4):	$105,500,000
Appraisal Date(4):	Various

Historical NOI
Most Recent NOI:	$10,625,736 (T-12 April 30, 2017)
2016 NOI:	$10,160,573 (December 31, 2016)
2015 NOI:	$7,983,280 (December 31, 2015)
2014 NOI:	$7,106,243(December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	77.5% (April 30, 2017)
2016 Occupancy:	76.1% (December 31, 2016)
2015 Occupancy:	71.8% (December 31, 2015)
2014 Occupancy:	68.0% (December 31, 2014)
(1)	The Lightstone Portfolio Whole Loan is evidenced by two pari passu notes in the aggregate original principal balance of $65.0 million. The controlling note A-1 with an original principal balance of $40.0 million will be included in the CD 2017-CD6 mortgage trust. The non-controlling note A-2 with an original principal balance of $25.0 million was included in the JPMDB 2017-C7 mortgage trust.

(2)	See “Initial and Ongoing Reserves” herein.

(3)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Lightstone Portfolio Whole Loan.

(4)	The Cut-off Date LTV and Balloon LTV are based on the Appraised Value, which, for each mortgaged property other than the Hampton Inn & Suites Ft. Myers Beach mortgaged property represents the “As Complete” value, effective on June 1, 2018, which assumes the completion of the required PIP at each such mortgaged property. At loan origination, the borrowers reserved $2,408,000, the aggregate estimated cost of the PIPs for the mortgaged properties (other than the Hampton Inn & Suites Ft. Myers Beach mortgaged property), in full. The sum of the “As-Is” appraised value for all of the mortgaged properties is $101,000,000, which results in a Cut-off Date LTV of 64.4% and a Balloon LTV of 56.6%.

(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR are 3.09x and 2.77x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 Lightstone Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 61.6% 2.13x 14.8%

Historical Occupancy, ADR, RevPAR(1)
	Lightstone Portfolio			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014(2)	67.7%	$104.91	$71.05	69.9%	$98.10	$68.47	97.1%	107.6%	104.5%
2015(2)	71.7%	$108.57	$77.57	69.7%	$103.42	$71.93	102.9%	105.5%	108.5%
2016(2)	76.1%	$114.76	$86.98	72.6%	$107.81	$78.14	104.6%	107.0%	112.0%
T-12 May 2017(3)	77.7%	$116.14	$89.93	73.0%	$108.05	$78.97	106.2%	107.9%	114.5%
(1)	Occupancy, ADR and RevPAR represent estimates from the applicable hospitality research report. The variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Lightstone Portfolio properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	Source: December 2016 hospitality research report.

(3)	Source: May 2017 hospitality research report.

Portfolio Summary
Property Name	Location	Rooms	Year Built / Renovated	Cut-off Date Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	UW NCF	% of UW NCF	PIP Amount
Hampton Inn & Suites Ft. Myers Beach(1)	Fort Myers Beach, FL	120	2001 / 2017	$6,445,538	16.1%	$17,000,000	$1,402,630	16.3%	$0
aloft Rogers Bentonville	Rogers, AR	130	2008 / 2015	$6,445,538	16.1%	$17,000,000	$1,393,826	16.2%	$216,000
Residence Inn Baton Rouge Siegen Lane	Baton Rouge, LA	108	2000 / 2014	$6,256,000	15.6%	$16,500,000	$1,333,898	15.5%	$457,000
Courtyard Baton Rouge Siegen Lane	Baton Rouge, LA	121	1997 / 2010	$6,066,462	15.2%	$16,000,000	$1,153,241	13.4%	$949,000
TownePlace Suites New Orleans Metairie	Harahan, LA	124	2000 / 2013	$5,497,846	13.7%	$14,500,000	$1,255,864	14.6%	$290,000
Fairfield Inn & Suites Jonesboro	Jonesboro, AR	83	2009 / 2015	$4,928,615	12.3%	$13,000,000	$1,044,499	12.1%	$213,000
TownePlace Suites Fayetteville North Springdale	Springdale, AR	92	2009 / 2015	$4,360,000	10.9%	$11,500,000	$1,028,588	11.9%	$283,000
Total		778		$40,000,000	100.0%	$105,500,000	$8,612,546	100.0%	$2,408,000

(1)	No PIP was due for the Hampton Inn & Suites Ft. Myers Beach at origination of the Lightstone Portfolio Whole Loan; however, an estimated $1.6 million PIP is required approximately three years after loan origination. The Lightstone Portfolio Whole Loan documents provide for a sweep of excess cash flow in respect of such PIP as described below under “Lockbox/Cash Management”.

The Loan.    The Lightstone Portfolio loan (the “Lightstone Portfolio Loan”) is a $40.0 million fixed rate loan secured by the borrowers’ fee simple interest in seven hotels, comprised of four select/limited service hotels and three extended stay hotels, totaling 778 rooms located in Louisiana, Arkansas and Florida (the “Lightstone Portfolio” and individually each a “Lightstone Portfolio Property”). The Lightstone Portfolio Loan is evidenced by the controlling Note A-1 with an original principal balance of $40.0 million, which will be included in the CD 2017-CD6 mortgage trust. The pari passu non-controlling Note A-2 with an original principal balance of $25.0 million (and, together with the Lightstone Portfolio Loan, the “Lightstone Portfolio Whole Loan”), was contributed to the JPMDB 2017-C7 mortgage trust.

The relationship between the holders of the Lightstone Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	CD 2017-CD6	Yes
Note A-2	$25,000,000	$25,000,000	JPMDB 2017-C7	No
Total	$65,000,000	$65,000,000

The Lightstone Portfolio Loan has a 10-year term and amortizes on a 30-year schedule after an initial 36-month interest only period. The Lightstone Portfolio Loan accrues interest at a fixed rate equal to 4.7100%. The Appraised Value, Cut-Off Date LTV and Maturity Date LTV of 61.6% and 54.2%, respectively, are calculated based on the appraised value of $105.5 million for the Lightstone Portfolio. The appraised value represents the “As Complete” value for each mortgaged property other than the Hampton Inn & Suites Ft. Myers Beach mortgaged property, effective on June 1, 2018, which assumes the completion of the required PIP at each mortgaged property. At loan origination, the borrowers reserved $2,408,000, the aggregate estimated cost of the PIPs for the mortgaged properties (other than the Hampton Inn & Suites Ft. Myers Beach mortgaged property), in full. Based on the “As Is” appraised value as of June 1, 2017 of $101.0 million, the Lightstone Portfolio Loan has a Cut-off Date LTV and Maturity Date LTV of 64.4% and 56.6%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 Lightstone Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 61.6% 2.13x 14.8%

The Lightstone Portfolio Whole Loan proceeds, along with $41.4 million of borrower equity, were used to acquire the Lightstone Portfolio for a purchase price of $101.0 million, fund approximately $2.7 million in upfront reserves and pay closing costs of approximately $2.6 million. The most recent prior financing of the aLoft Rogers Bentonville, Fairfield Inn & Suites Jonesboro, TownePlace Suites New Orleans Metairie, Fairfield Inn & Suites Jonesboro and TownePlace Suites Fayetteville North Springdale were included in the JPMBB 2013-C15 securitization. The most recent prior financing of the Courtyard Marriott Baton Rouge Siegen Lane was included in the BACM 2007-2 securitization. The most recent prior financings of the Hampton Inn & Suites Ft. Myers Beach and Residence Inn Baton Rouge Siegen Lane were not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$65,000,000	61.1%	Purchase Price	$101,000,000	94.9%
Borrower Equity	$41,383,240	38.9%	Reserves	$2,741,517	2.6%
			Closing Costs	$2,641,723	2.5%
Total Sources	$106,383,240	100.0%	Total Uses	$106,383,240	100.0%

The Borrowers / Sponsors.    The borrowers are AHP LP7 Fayetteville, LLC, AHP LP7 Bentonville, LLC, AHP LP7 Jonesboro, LLC, AHP LP7 CY Baton Rouge, LLC, AHP LP7 RI Baton Rouge, LLC, AHP LP7 Metairie, LLC, AHP LP7 FT Myers, LLC, each a single purpose Delaware limited liability company structured to be bankruptcy-remote, each with two independent directors in its organizational structure. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Phoenix American Hospitality, LLC, American Hospitality Properties Fund I, LLC, American Hospitality Properties Fund III, LLC and W.L. Nelson, on a joint and several basis. Phoenix American Hospitality, LLC is the manager of each borrower sponsor. Phoenix American Hospitality, LLC is a hotel fund manager that has teamed with institutional investors and hotel managers to create a portfolio of hotel properties. W.L. Nelson is the President and Fund Manager of Phoenix American Hospitality, LLC and has over 30 years of real estate experience in the acquisition, development and asset management of commercial properties.

The Properties. The Lightstone Portfolio consists of seven hotels, comprised of four select/limited service hotels and three extended stay hotels containing a total of 778 rooms with 353 rooms located in Louisiana, 305 rooms in Arkansas, and 120 rooms in Florida.

Hampton Inn & Suites Ft. Myers Beach: The Hampton Inn & Suites Ft. Myers Beach is a four-story limited service hotel located in Fort Myers Beach, Florida. The property, which opened in 2001, features 120 rooms, a 96-seat dining area, featuring hot and cold complimentary breakfast, an outdoor pool, a fitness center, a business center, guest laundry, sundry shop and approximately 800 sq. ft. of meeting space divided into two rooms of 560 sq. ft. and 240 sq. ft. The property has a room mix of 61 queen/queen rooms, 12 king study rooms, 28 king suites, 12 queen/queen suites and 7 ADA rooms. The guestrooms on the ground floor offer sliding glass doors that provide access to the courtyard. All standard guestrooms and suites feature a work desk and chair, one or two nightstands, a dresser, 42” flat screen televisions, mini refrigerator, microwave, iron/ironing board, and in-room coffee/tea maker. The king study rooms are slightly larger than the standard guestrooms and include a pull-out sofa and wet bar. The 40 two-bedroom suites, 28 king and 12 queen/queen suites, are equipped with full kitchens. Kitchen amenities include a full refrigerator, stovetop, microwave, and dishwasher. The suites have a separate living area with a pull-out sofa. The property has 145 surface parking spaces, which equates to a parking ratio of 1.2 spaces per room.

According to previous property management, the most recent renovation at the property occurred in 2017. Interior work included new mattresses in all rooms, lights in the vending areas, installing lights above wet bars in king study rooms, new artwork in meeting spaces, adding striping to sliding glass doors on the ground floor and eyehole coverings. Exterior work included painting, new signage, the addition of brick around the ground floor exterior and converting the pool to saltwater. In total, previous ownership estimates the renovation cost $782,715, or approximately $6,523 per room. In addition, an estimated $1.6 million PIP is required approximately three years after loan origination, which has not been reserved for. The Lightstone Portfolio Whole Loan documents provide for a sweep of excess cash flow in respect of such PIP as described below under “Lockbox/Cash Management”.

At loan origination, the borrower executed a new franchise agreement with Hilton Franchise Holding LLC with an expiration date of July 31, 2032.

According to the appraisal, the primary competitive set of the property consists of five hotels, which range in size from 100 rooms to 158 rooms. The table below summarizes the performance of the competitive set and penetration rates for the hotel. Additionally, the appraisal noted there is not any new supply that is expected to be competitive with the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 Lightstone Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 61.6% 2.13x 14.8%

Historical Occupancy, ADR, RevPAR(1)
	Hampton Inn & Suites Ft. Myers Beach			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014(3)	75.8%	$108.35	$82.16	72.3%	$89.24	$64.50	104.9%	121.4%	127.4%
2015(3)	81.0%	$119.36	$96.69	70.5%	$104.45	$73.64	114.9%	114.3%	131.3%
2016(3)	78.6%	$127.68	$100.40	70.5%	$107.53	$75.78	111.6%	118.7%	132.5%
T-12 May 2017(4)	79.0%	$124.87	$98.64	70.6%	$107.04	$75.54	111.9%	116.7%	130.6%
(1)	Occupancy, ADR and RevPAR represent estimates from the hospitality research report. The variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Lightstone Portfolio properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set consists of La Quinta Inn & Suites Fort Myers - Sanibel Gateway, Fairfield Inn & Suites Fort Myers Cape Coral, Hilton Garden Inn Fort Myers, Candlewood Suites Fort Myers Sanibel Gateway and Residence Inn Fort Myers Sanibel.

(3)	Source: December 2016 hospitality research report.

(4)	Source: May 2017 hospitality research report.

aloft Rogers Bentonville: The aloft Rogers Bentonville is a six-story select service hotel located in Rogers, Arkansas. The property, which opened in 2008, features 130 rooms, the 16-seat WXYZ Bar, a grab-and-go market, an outdoor pool, a fitness center, a business center, guest laundry and approximately 535 sq. ft. of meeting space, contained within a single meeting room. The WXYZ Bar offers cocktails as well as a snack menu and Re:fuel, the 24-hour grab-and-go market, offers salads, sandwiches and various snacks and beverages. The property has a room mix of 82 king rooms, 47 double/queen rooms, and 1 suite. All standard guestrooms and suites feature a work desk and chair, one or two nightstands, flat screen televisions, a mini refrigerator, iron/ironing board, and in-room coffee/tea maker. The property has 143 surface parking spaces, which equates to a parking ratio of 1.1 spaces per room.

According to previous property management, the last renovation occurred in 2015. The renovation included the renovation of all public spaces and guestrooms received a casegoods renovation. The renovation was completed in September 2015 and the total cost was approximately $1.3 million or approximately $10,000 per room. In addition, previous ownership spent a total of approximately $1.7 million (including the $1.3 million renovation) or $12,747 per room in capital expenditures between 2013 and 2016. At loan origination, the borrower reserved for a change of ownership PIP renovation of $216,000 ($1,662 per room) to update technology, site/building exterior, public spaces, guestrooms, back of house and administrative areas and fire protection and life safety systems. The PIP is expected to be completed by summer 2018.

At loan origination, the borrower executed a new franchise agreement with The Sheraton LLC with an expiration date of July 14, 2032.

According to the appraisal, the primary competitive set of the property consists of five hotels, which range in size from 90 rooms to 133 rooms. The table below summarizes the performance of the competitive set and penetration rates for the hotel. Additionally, the appraisal noted there is not any new supply that is expected to be competitive with the property.

Historical Occupancy, ADR, RevPAR(1)
	aloft Rogers Bentonville			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014(3)	61.2%	$116.04	$71.06	61.8%	$113.97	$70.48	99.0%	101.8%	100.8%
2015(3)	56.4%	$123.87	$69.81	64.2%	$118.50	$76.09	87.8%	104.5%	91.7%
2016(3)	58.9%	$127.05	$74.78	62.6%	$121.28	$75.96	94.0%	104.8%	98.4%
T-12 May 2017(4)	58.7%	$128.67	$75.50	62.2%	$113.37	$70.53	94.3%	113.5%	107.0%
(1)	Occupancy, ADR and RevPAR represent estimates from the hospitality research report. The variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Lightstone Portfolio properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set consists of Courtyard Bentonville, Hampton Inn Bentonville Rogers, Hilton Garden Inn Bentonville, Hyatt Place Rogers Bentonville and Country Inn & Suites Bentonville South – Rogers.

(3)	Source: December 2016 hospitality research report.

(4)	Source: May 2017 hospitality research report.

Fairfield Inn & Suites Jonesboro: The Fairfield Inn & Suites Jonesboro is a four-story limited service hotel located in Jonesboro, Arkansas. The property opened in 2009 and features 83 rooms, a 30-seat breakfast area, featuring complimentary hot and cold breakfast, an indoor pool, a fitness center, a business center, sundry shop and approximately 240 sq. ft. of meeting space, contained within a single meeting room. The property has a room mix of 29 king rooms, 22 queen/queen rooms, 22 executive king rooms, 4 executive queen/queen rooms, and 6 king suites. All standard guestrooms and suites feature a work desk and chair, one or two nightstands, a dresser, flat screen televisions, sofa chair, mini refrigerator, microwave, iron/ironing board, and in-room coffee/tea maker. The executive rooms are larger and contain a living area with a pull-out sofa. The suites consist of two separate rooms: a living room and a bedroom. The property has 94 surface parking spaces, which equates to a parking ratio of approximately 1.1 spaces per room.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 Lightstone Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 61.6% 2.13x 14.8%

According to previous property management, the last renovation occurred in 2015. The renovation included the renovation of all public spaces and guestrooms received a soft goods renovation. The renovation was completed in December 2015, and the total cost was $700,000 or approximately $8,434 per room. Previous ownership spent a total of $920,585 (including the $700,000 renovation) or $8,434 per room in capital expenditures between 2013 and 2016. At loan origination, the borrower reserved $213,000 ($2,566 per room) for a change of ownership PIP renovation to update hotel technology, site and building exterior, public spaces, guestrooms, back of house and administrative areas and fire protection and life safety. The PIP is expected to be completed by summer 2018.

At loan origination, the borrower executed a new franchise agreement with Marriott International, Inc. with an expiration date of July 14, 2032.

According to the appraisal, the primary competitive set of the property consists of four hotels, which range in size from 62 rooms to 109 rooms. The table below summarizes the performance of the competitive set and penetration rates for the hotel. Additionally, the appraisal noted three hotels currently under construction or development that are expected to be competitive with the property. A 102-room Holiday Inn is currently under construction approximately one mile west of the property. Despite being a full service hotel, the appraisal anticipates that it will be 50% competitive with the property upon opening given its proximate location. A 106-room Courtyard by Marriott is under construction adjacent to the NEA Baptists Medical Center, approximately six miles north of the property. Despite being a select service hotel, the appraisal anticipates it will be 75% competitive with the property upon opening given its location in Jonesboro and shared Marriott affiliation. A 203-room Embassy Suites and 30,000 sq. ft. Red Wolf Convention Center is planned on the Arkansas State University campus approximately three miles north of the property. The hotel will be located between the Centennial Bank Stadium (football), Tomlinson Stadium (baseball) and Convocation Center, and will serve as a hub of campus activity and events, as well as a “living laboratory” for the university hospitality program. The $50.0 million development is slated to open early 2019. Given the Embassy Suites expected higher rate structure and meeting and group focus, the appraisal anticipates that it will be 25% competitive with the property.

Historical Occupancy, ADR, RevPAR(1)
	Fairfield Inn & Suites Jonesboro			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014(3)	74.3%	$96.02	$71.35	76.4%	$96.09	$73.42	97.3%	99.9%	97.2%
2015(3)	76.9%	$102.44	$78.73	77.5%	$104.51	$80.98	99.2%	98.0%	97.2%
2016(3)	80.3%	$110.78	$88.96	82.4%	$112.22	$92.52	97.4%	98.7%	96.2%
T-12 May 2017(4)	82.4%	$116.46	$95.93	81.6%	$116.42	$95.05	100.9%	100.0%	100.9%
(1)	Occupancy, ADR and RevPAR represent estimates from the hospitality research report. The variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Lightstone Portfolio properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set consists of Hampton Inn Jonesboro, Hilton Garden Inn Jonesboro, Comfort Suites Jonesboro and Candlewood Suites Jonesboro.

(3)	Source: December 2016 hospitality research report.

(4)	Source: May 2017 hospitality research report.

TownePlace Suites Fayetteville North Springdale: The TownePlace Suites Fayetteville North Springdale is a four-story, extended stay hotel located in Springdale, Arkansas. The property opened in 2009 and features 92 rooms, a 30-seat breakfast area, featuring complimentary hot and cold breakfast, an outdoor pool, a fitness center, a business center, sundry shop and guest laundry. The hotel has a room mix of 62 king rooms, 15 queen/queen rooms, 6 one-bedroom suites and 9 two-bedroom suites. All standard guestrooms and suites feature a work desk and chair, one or two nightstands, a dresser, flat screen televisions, sofa chair, iron/ironing board, and in-room coffee/tea maker, as well as a fully-equipped kitchen including a refrigerator, stovetop, microwave, dishwasher, dishware, and utensils. The king and double queen studio rooms include a sofa, and the one-bedroom and two-bedroom suites have a separate living area with a pull-out sofa, as well as a separate dining area. The property has 87 surface parking spaces, which equates to a parking ratio of approximately 1.0 spaces per room.

According to previous property management, the last renovation occurred in 2015. The property underwent renovation of all public spaces and the guestrooms received a soft goods renovation. The renovation was completed in March 2015 and the total cost was $980,000 or approximately $9,674 per room. Previous ownership spent a total of $1,060,874 (including the $890,000 renovation) or $11,531 per room in capital expenditures between 2013 and 2016. At loan origination, the borrower reserved $283,000 ($3,076 per room) for a change of ownership PIP renovation to update technology, site and building exterior, public spaces, guestrooms and fire protection and life safety. The PIP is expected to be completed by summer 2018.

At loan origination, the borrower executed a new franchise agreement with Marriott International, Inc. with an expiration date of July 14, 2032.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 Lightstone Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 61.6% 2.13x 14.8%

According to the appraisal, the primary competitive set of the property consists of six hotels, which range in size from 58 rooms to 102 rooms. The table below summarizes the performance of the competitive set and penetration rates for the hotel. Additionally, the appraisal noted two hotels that are expected to be competitive with the property. A 92-room Fairfield Inn & Suites is under construction approximately three miles southeast of the property. This property will include approximately 1,000 sq. ft. of meeting space. The estimated completion date for the project is January 1, 2018 and the appraisal expects it to be fully competitive with the property. In addition, there is a 120-room Home2 Suites under construction approximately three miles north of the property. The estimated completion date for the project is July 1, 2018 and the appraisal expects it to be fully competitive with the property.

Historical Occupancy, ADR, RevPAR(1)
	TownePlace Suites Fayetteville North Springdale			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014(3)	62.5%	$86.23	$53.90	66.7%	$74.66	$49.77	93.8%	115.5%	108.3%
2015(3)	69.1%	$93.06	$64.27	71.9%	$76.52	$55.01	96.1%	121.6%	116.8%
2016(3)	69.7%	$101.24	$70.52	71.6%	$81.94	$58.70	97.2%	123.6%	120.1%
T-12 May 2017(4)	73.0%	$102.98	$75.15	71.5%	$84.46	$60.35	102.1%	121.9%	124.5%
(1)	Occupancy, ADR and RevPAR represent estimates from the hospitality research report. The variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Lightstone Portfolio properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set consists of La Quinta Inn & Suites Springdale, La Quinta Inn & Suites Fayetteville, Hampton Inn & Suites Springdale, Residence Inn Springdale, Extended Stay America Fayetteville – Springdale and Fairfield Inn & Suites Springdale.

(3)	Source: December 2016 hospitality research report.

(4)	Source: May 2017 hospitality research report.

Courtyard Baton Rouge Siegen Lane: The Courtyard Baton Rouge Siegen Lane is a three-story select service hotel located in Baton Rouge, Louisiana. The property opened in 1997 and features 121 rooms, a 60-seat Courtyard Bistro, an indoor pool, a fitness center, a business center, sundry shop, guest laundry and an outdoor patio. The hotel features 1,000 sq. ft. of meeting space configured into two rooms of 750 sq. ft. and 250 sq. ft. The hotel has a room mix of 67 king rooms, 45 queen/queen rooms, 3 double/double rooms and 6 king suites. All standard guestrooms and suites feature a work desk and chair, one or two nightstands, a dresser, flat screen televisions, sofa chair, mini refrigerator, microwave, iron/ironing board, and in-room coffee/tea maker. The suites have a separate living area with a pull-out sofa. The property has 132 surface parking spaces, which equates to a parking ratio of approximately 1.1 spaces per room.

According to previous property management, the last renovation of public spaces and guestrooms occurred in 2010. Previous ownership spent a total of $1,017,761 or $8,411 per room in capital expenditures between 2013 and 2016. At loan origination, the borrower reserved $949,000 ($7,843 per room) for a change of ownership PIP renovation with a budget of $949,000 ($7,843 per room) to update technology, site and building exterior, public spaces, guestrooms, back of house and administrative areas and fire protection and life safety. The PIP is expected to be completed by summer 2018.

At loan origination, the borrower executed a new franchise agreement with Marriott International Inc. with an expiration date of July 14, 2032.

According to the appraisal, the primary competitive set of the property consists of nine hotels, which range in size from 78 rooms to 180 rooms. The table below summarizes the performance of the competitive set and penetration rates for the hotel. Additionally, the appraisal noted one hotel that is expected to be competitive with the property. A 94-room Home2 Suites by Hilton Baton Rouge opened in January 2017 and the appraisal expects that it will be 25% competitive with the property.

Historical Occupancy, ADR, RevPAR(1)
	Courtyard Baton Rouge Siegen Lane			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014(3)	68.5%	$104.92	$71.83	68.5%	$102.89	$70.44	100.0%	102.0%	102.0%
2015(3)	71.6%	$105.08	$75.21	66.4%	$105.42	$70.05	107.7%	99.7%	107.4%
2016(3)	80.3%	$109.82	$88.20	75.6%	$111.79	$84.46	106.3%	98.2%	104.4%
T-12 May 2017(4)	83.0%	$112.48	$93.38	78.4%	$114.29	$89.55	105.9%	98.4%	104.3%
(1)	Occupancy, ADR and RevPAR represent estimates from the hospitality research report. The variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Lightstone Portfolio properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set consists of Hampton Inn Baton Rouge I10 & College Drive, Courtyard Baton Rouge Acadian Thruway/LSU Area, Hyatt Place Baton Rouge I-10, Fairfield Inn & Suites Baton Rouge South, SpringHill Suites Baton Rouge South, Hampton Inn & Suites Baton Rouge I-10 East, DoubleTree by Hilton Hotel Baton Rouge, Holiday Inn Express & Suites Baton Rouge East, Drury Inn & Suites Baton Rouge.

(3)	Source: December 2016 hospitality research report.

(4)	Source: May 2017 hospitality research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 Lightstone Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 61.6% 2.13x 14.8%

Residence Inn Baton Rouge Siegen Lane: The Residence Inn Baton Rouge Siegen Lane is a three-story extended stay hotel located in Baton Rouge, Louisiana. The property opened in 2000 and features 108 rooms, a 48-seat breakfast and evening reception area, featuring complimentary breakfast and evening reception, an outdoor pool, a fitness center, a business center, sports court and guest laundry. The property offers one dedicated meeting room with a total of 400 sq. ft. and complimentary high-speed internet access is provided in the guestrooms and public spaces. The hotel has a room mix of 38 studios, 49 one-bedroom suites and 21 two-bedroom suites. All studios and suites feature a work desk and chair, one or two nightstands, a dresser, flat screen televisions, sofa chair, living area with a pull-out sofa, kitchen/kitchenette, iron/ironing board and in-room coffee/tea maker. The property has 115 surface parking spaces, which equates to a room ratio of 1.1 spaces per room.

According to property management, the last renovation occurred in 2014 during a change of ownership PIP and included renovation of guestrooms and public spaces at a total cost of $2,827,000 ($26,176 per room). Previous ownership spent a total of $3,239,956 (including the $2,827,000 renovation) ($30,000 per room) in capital expenditures between 2013 through 2016. At loan origination, the borrower reserved $457,000 ($4,231 per room) for a change of ownership PIP renovation to update technology, site and building exterior, public spaces, guestrooms, back of house/admin areas, and fire protection and life safety. The PIP is expected to be completed by summer 2018.

At loan origination, the borrower executed a new franchise agreement with Marriott International, Inc. with an expiration date of July 14, 2032.

According to the appraisal, the primary competitive set of the property consists of six hotels, which range in size from 78 rooms to 180 rooms. The table below summarizes the performance of the competitive set and penetration rates for the hotel. Additionally, the appraisal noted one hotel that is expected to be competitive with the property. A 94-room Home2 Suites by Hilton Baton Rouge opened in January 2017 and the appraisal expects it to be 50% competitive with the property.

Historical Occupancy, ADR, RevPAR(1)
	Residence Inn Baton Rouge Siegen Lane			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014(3)	62.8%	$106.01	$66.58	65.2%	$99.37	$64.82	96.3%	106.7%	102.7%
2015(3)	75.0%	$99.21	$74.41	64.1%	$103.05	$66.04	117.0%	96.3%	112.7%
2016(3)	85.7%	$114.16	$97.79	73.5%	$110.00	$80.83	116.6%	103.8%	121.0%
T-12 May 2017(4)	89.0%	$119.50	$106.37	75.9%	$114.40	$86.83	117.3%	104.5%	122.5%
(1)	Occupancy, ADR and RevPAR represent estimates from the hospitality research report. The variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Lightstone Portfolio properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set consists of Chase Suites Baton Rouge, Wyndham Garden Hotel Baton Rouge, Best Western Plus Richmond Inn & Suites Baton Rouge, Homewood Suites Baton Rouge, TownePlace Suites Baton Rouge South and Residence Inn Baton Rouge Towne Center at Cedar Lodge.

(3)	Source: December 2016 hospitality research report.

(4)	Source: May 2017 hospitality research report.

TownePlace Suites New Orleans Metairie: The TownePlace Suites New Orleans Metairie is a four-story extended stay hotel located in Harahan, Louisiana. The property opened in 2000 and features 124 rooms, a 26-seat breakfast area, featuring the complimentary hot and cold breakfast, an outdoor pool, a fitness center, a business center, sundry shop and guest laundry. The hotel has a room mix of 96 studios, 6 one-bedroom suites, and 22 two-bedroom suites. All standard guestrooms and suites feature a work desk and chair, one or two nightstands, a dresser, flat screen televisions, sofa chair, iron/ironing board, and in-room coffee/tea maker, as well as a fully-equipped kitchen including a refrigerator, stovetop, microwave, dishwasher, dishware, and utensils. The suites have a separate living area with a pull-out sofa. The property has 126 surface parking spaces, which equates to a parking ratio of 1.0 spaces per room.

According to previous property management, the last renovation occurred in 2013. The renovation included a complete renovation of the guestrooms at a total cost of $1,440,000 ($11,613 per room). Previous ownership spent a total of $2,396,559 (including the $1,440,000 renovation) ($19,327 per room) in capital expenditures between 2013 and 2016. At loan origination, the borrower reserved $290,000 ($2,339 per room) for a change of ownership PIP renovation to update technology, site and building exterior, public spaces, guestrooms, back of house and administrative areas and fire protection and life safety. The PIP is expected to be completed by summer 2018.

At loan origination, the borrower executed a new franchise agreement with Marriott International, Inc. with an expiration date of July 14, 2027.

According to the appraisal, the primary competitive set of the property consists of five hotels, which range in size from 78 rooms to 128 rooms. The table below summarizes the performance of the competitive set and penetration rates for the hotel. Additionally, the appraisal noted one hotel that is expected to be competitive with the property. A 119-room Residence Inn is being constructed approximately one-half mile south of the property and the appraisal expects it to be 50% competitive with the property upon opening in November 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 Lightstone Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 61.6% 2.13x 14.8%

Historical Occupancy, ADR, RevPAR(1)
	TownePlace Suites New Orleans Metairie			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014(3)	69.8%	$108.77	$75.93	79.7%	$102.97	$82.03	87.6%	105.6%	92.6%
2015(3)	74.5%	$109.24	$81.37	76.1%	$104.23	$79.36	97.8%	104.8%	102.5%
2016(3)	81.1%	$107.38	$87.07	75.6%	$104.43	$79.00	107.2%	102.8%	110.2%
T-12 May 2017(4)	82.0%	$104.76	$85.88	74.2%	$103.76	$77.02	110.4%	101.0%	111.5%
(1)	Occupancy, ADR and RevPAR represent estimates from the hospitality research report. The variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Lightstone Portfolio properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set consists of La Quinta Inns & Suites New Orleans Causeway Metarie, Hampton Inn & Suites New Orleans Elmwood Clearview Parkway Area, Extended Stay America New Orleans Metairie, Hampton Inn Metairie and the Sleep Inn & Suites Metairie.

(3)	Source: December 2016 hospitality research report.

(4)	Source: May 2017 hospitality research report.

Environmental Matters.    The Phase I environmental reports dated March 2017 recommended no further action at the Lightstone Portfolio.

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	2016	T-12 4/30/2017	U/W	U/W Per Room
Occupancy	68.0%	71.8%	76.1%	77.5%	73.9%
ADR	$104.88	$108.66	$114.56	$115.84	$114.32
RevPAR	$71.31	$77.98	$87.12	$89.74	$84.52

Room Revenue	$20,249,184	$22,143,440	$24,808,275	$25,483,275	$23,999,906	$30,848
Food & Beverage Revenue	469,566	408,350	371,683	345,841	330,247	424
Telephone Revenue	6,753	0	7,793	7,031	7,031	9
Other Departmental Revenue	314,977	324,883	312,269	294,879	294,879	379
Total Revenue	$21,040,480	$22,876,673	$25,500,020	$26,131,026	$24,632,063	$31,661

Room Expense	$5,126,741	$5,384,662	$5,491,546	$5,531,927	$5,205,387	$6,691
Food & Beverage Expense	401,967	378,473	314,448	308,772	291,921	375
Telephone Expense	146,029	284,446	322,776	335,123	306,197	394
Other Departmental Expenses	156,672	148,569	122,806	119,127	119,127	153
Departmental Expenses	$5,831,409	$6,196,150	$6,251,576	$6,294,949	$5,922,632	$7,613

Departmental Profit	$15,209,071	$16,680,523	$19,248,444	$19,836,077	$18,709,431	$24,048

Management Fees	$631,214	$686,299	$765,002	$783,930	$985,283	$1,266
Franchise Fees	909,189	1,185,874	1,331,201	1,365,888	1,305,090	1,677
Property Taxes	629,027	668,436	744,619	733,247	739,525	951
Property Insurance	411,972	456,501	464,586	419,542	420,961	541
Other Expenses	5,524,426	5,700,133	5,782,463	5,907,734	5,660,744	7,276
Total Other Expenses	$8,105,828	$8,697,243	$9,087,871	$9,210,341	$9,111,602	$11,712

Net Operating Income	$7,103,243	$7,983,280	$10,160,573	$10,625,736	$9,597,828	$12,337
Extraordinary Capital Expenses	$841,618	$915,065	$1,020,011	$1,045,240	$985,283	1,266
Net Cash Flow	$6,261,625	$7,068,215	$9,140,562	$9,580,496	$8,612,546	$11,070

Property Management.    The Lightstone Portfolio is managed by Hotel Equities Group, LLC and PAH Management, LLC, affiliates of the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 Lightstone Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 61.6% 2.13x 14.8%

Lockbox / Cash Management.    The Lightstone Portfolio Whole Loan is structured with a hard lockbox and springing cash management. All credit card receipts are required to be deposited directly into a lockbox account controlled by the lender and the borrowers and property manager are required to deposit all other rent and payments into the lockbox account within three business days of receipt. Unless a Trigger Period is ongoing, all amounts on deposit in the lockbox account are required to be swept daily into the borrowers’ operating account. During a Trigger Period, all amounts on deposit in the lockbox account are required to be swept daily into a cash management account controlled by the lender, and applied as provided in the loan documents. In addition, during the continuance of a Trigger Period, all excess cash flow is required to be swept (i) if such Trigger Period is due solely to a PIP Cash Sweep, into a PIP reserve, and (ii) otherwise into an account to be held as additional security for the Lightstone Portfolio Whole Loan.

A “Trigger Period” will commence upon (i) an event of default under the Lightstone Portfolio Whole Loan, (ii) the commencement of a Low Debt Service Period (as defined below) or (iii) a PIP Cash Sweep (as defined below). A “Trigger Period” will end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default has been waived by the lender or a cure has been accepted by the lender, (B) with respect to a Trigger Period continuing due to clause (ii), the Low Debt Service Period has ended pursuant to the definition of such term or the borrower has delivered cash or an acceptable letter of credit in the amount of $1.2 million to the lender (“Low Debt Service Waiver Collateral”) or (C) with respect to a Trigger Period continuing due to clause (iii), the PIP Cash Sweep has ended pursuant to the definition of such term.

If the borrower delivers Low Debt Service Waiver Collateral, any Low Debt Service Period will be deemed to be waived until the earlier to occur of (x) the date on which the applicable Low Debt Service Period would have ended if the borrowers had not delivered the Low Debt Service Waiver Collateral (and, upon such termination, the Low Debt Service Waiver Collateral is required to be returned to the borrowers) and (y) the date that is 12 months following delivery of the Low Debt Service Waiver Collateral (unless the borrowers deliver an additional $1.2 million in cash or an acceptable letter of credit as additional Low Debt Service Waiver Collateral prior to such date).

A “Low Debt Service Period” will commence if the amortizing debt service coverage ratio for the trailing 12-month period is less than 1.20x on the last day of any calendar quarter and will end if the amortizing debt service coverage ratio for the trailing 12-month period is at least 1.30x for two consecutive calendar quarters.

A “PIP Cash Sweep” will occur on the first monthly payment date that is 18 months prior to the commencement of any PIP required pursuant to the Hampton Inn & Suites Ft. Myers franchise agreement if, on such date, there are not sufficient funds in the FF&E reserve account (allocable to such property) to pay for the PIP costs estimated by the franchisor related to such PIP. A PIP Cash Sweep will end upon the earlier to occur of (i) the date all work associated with the PIP has been completed and all costs associated with such PIP have been paid in full and evidence of the same has been provided to the lender or (ii) the date on which the lender reasonably determines that sufficient funds have accumulated in the FF&E reserve account and the PIP reserve account to pay for all PIP costs associated with the PIP.

Initial and Ongoing Reserves. At loan origination, the borrowers deposited (i) $125,000 into a tax reserve account, (ii) $208,517 into an insurance reserve account and (iii) $2,408,000 into a PIP reserve account.

Tax Reserves. On a monthly basis, the borrowers are required to deposit monthly reserves of 1/12 of the estimated annual real estate taxes, which currently equates to $59,532, into a tax reserve account.

Insurance Reserves. In the event an acceptable blanket insurance policy is no longer in place, or the borrowers fail to make timely payments under their premium financing arrangements with respect to such acceptable blanket insurance policy the borrowers will be required to deposit monthly 1/12th of the annual insurance premiums. The borrowers have a blanket insurance policy in place.

FF&E Reserves. On a monthly basis, the borrowers are required to deposit the greater of (i) (x) 1.0% of the prior month’s projected rents through August 6, 2018, (b) 2.0% of the prior month’s projected rents from September 6, 2018 through August 6, 2019 and (c) 4.0% of the prior month’s projected rents thereafter, (y) the amount required by the franchise agreement and (z) the amount required by the management agreement into a reserve for furniture, fixtures and equipment.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 Lightstone Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 61.6% 2.13x 14.8%

Partial Release. Following the lockout period, the borrowers are permitted to obtain the release of an individual Lightstone Portfolio Property provided, among other things, (i)(A) in connection with a bona fide third party sale of any of the individual Lightstone Portfolio Properties, the borrowers partially prepay the Lightstone Portfolio Whole Loan in an amount equal to 115% of the allocated loan amount for such Lightstone Portfolio Property or (B) with respect to any Lightstone Portfolio Property released in connection with a sale of such Lightstone Portfolio Property to an affiliate of the borrowers or any guarantor, the borrowers partially prepay the Lightstone Portfolio Whole Loan in an amount equal to the greater of (x) 120% of the allocated loan amount for such Lightstone Portfolio Property and (y) 100% of the net sales proceeds with respect to such Lightstone Portfolio Property together with, in the case of each of (A) and (B), if prior to the open prepayment period, the then applicable yield maintenance premium; (ii) after giving effect to such sale and prepayment, the debt service coverage ratio for the remaining Lightstone Portfolio Properties is no less than the greater of (x) the debt service coverage ratio immediately preceding such sale and (y) 2.13x; (iii) after giving effect to such sale and prepayment, the loan-to-value ratio for the remaining Lightstone Portfolio Properties is no more than the lesser of (x) the loan-to-value ratio immediately preceding such sale and (y) 61.6%; and (iv) satisfaction of certain REMIC related requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

605 Rockaway Turnpike Lawrence, NY 11559	Collateral Asset Summary – Loan No. 7 Costco JFK	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 52.2% 2.56x 9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

605 Rockaway Turnpike Lawrence, NY 11559	Collateral Asset Summary – Loan No. 7 Costco JFK	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 52.2% 2.56x 9.2%

Paterson
Clifton
Newark
New York
Bellerose
Floral Park
Stewart Manor
South Floral Park
Franklin Square
QUEENS VILLAGE
CROSS ISLAND PKY
South Floral Park
ST. ALBANS
CAMBRIA HEIGHTS
North Valley Stream
SOUTHERN STATE PKWY
Malverne
LAURELTON
SPRINGFIELD GARDENS
Valley Stream
BELT PKWY
ROSEDALE
Lynbrook
JOHN F. KENNEDY INTERNATIONAL AIRPORT
East Rockaway
Hewlett Bay Park
Costco JFK
605 Rockaway Turnpike
Lawrence, NY 11559
Cedarhurst
Hewlett Neck
Woodsburgh
Jamaica Bay
Lawrence
Lawrence
St. John's Episcopal Hospital
Peninsula Hospital Center
THE ROCKAWAYS
Atlantic Beach
Long Beach
Atlantic Ocean
MAP © 2017 CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

605 Rockaway Turnpike Lawrence, NY 11559	Collateral Asset Summary – Loan No. 7 Costco JFK	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 52.2% 2.56x 9.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Gary Barnett
Borrower:	605 Rockaway PJB LLC; 605 Rockaway 109 LLC; 605 Rockaway Summer LLC
Original Balance:	$35,000,000
Cut-off Date Balance:	$35,000,000
% by Initial UPB:	3.3%
Interest Rate:	3.5390%
Payment Date:	6th of each month
First Payment Date:	December 6, 2017
Maturity Date:	November 6, 2027
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	$0
ZP Full Rent Replication:	$464,000	$0
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$217
Balloon Balance / Sq. Ft.:	$217
Cut-off Date LTV(2):	52.2%
Balloon LTV(2):	52.2%
Underwritten NOI DSCR:	2.57x
Underwritten NCF DSCR:	2.56x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	9.2%
Underwritten NOI Debt Yield at Balloon:	9.2%
Underwritten NCF Debt Yield at Balloon:	9.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use – Retail / Medical Office
Collateral:	Fee Simple
Location:	Lawrence, NY
Year Built / Renovated:	1993 / 2017
Total Sq. Ft.(3):	161,384
Property Management:	EJ Realty 45 LLC
Underwritten NOI(4):	$3,224,226
Underwritten NCF(4):	$3,221,226
“As Is” Appraised Value:	$64,000,000
“As Is” Appraisal Date:	June 22, 2017
“As Stabilized” Appraised Value(5):	$67,000,000
“As Stabilized” Appraisal Date:	April 22, 2018

Historical NOI(6)
Most Recent NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV
2014 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (October 20, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
(1)	See “Initial and Ongoing Reserves” herein.

(2)	The Cut-off Date LTV and Balloon LTV are based on the “As Stabilized” Appraised Value. Based on the “As Is” Appraised Value as of June 22, 2017, the Cut-off Date LTV and Balloon LTV are 54.7% and 54.7%, respectively.

(3)	Includes 149,384 sq. ft., which is owned and occupied by Costco, and is not part of the collateral securing the Costco JFK Mortgage Loan, except to the extent of the borrowers’ reversionary interest therein.

(4)	Underwritten NOI, Underwritten NCF and Most Recent Occupancy include the tenant Zwanger-Pesiri Radiology (“Zwanger”), which is in possession of its space but not yet in occupancy. Zwanger has seven months of free rent, which was reserved for at loan origination.

(5)	The “As Stabilized” Appraised Value assumes the tenant, Zwanger, has taken possession of its space and the free rent period has expired.

(6)	Historical NOI is not available due to the borrower’s recent acquisition of the Costco JFK Property. Prior to acquisition, the Costco JFK Property consisted only of the land ground leased to ground tenant Costco, on which a retail building constructed by Costco (which is not part of the collateral) was situated. Costco has been a ground tenant of the land on which its building is situated since 1993.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

605 Rockaway Turnpike Lawrence, NY 11559	Collateral Asset Summary – Loan No. 7 Costco JFK	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 52.2% 2.56x 9.2%

Tenant Summary
Tenant	Ratings(1) (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Costco	A+ / A1 / A+	149,384(2)	92.6%	$16.16	77.6%	9/30/2032
Zwanger-Pesiri Radiology(3)	NR / NR / NR	12,000	7.4%	$58.00	22.4%	9/30/2032
Total / Wtd. Avg. Occupied		161,384	100.0%	$19.27	100.0%
Vacant		0	0.0%
Total		161,384	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The Costco lease is a ground lease, and Costco owns and occupies its building. Accordingly, the Costco building is not part of the collateral securing the Costco JFK Mortgage Loan (except to the extent of the borrower’s reversionary interest therein).

(3)	Zwanger took possession of its space on October 1, 2017 and is completing the interior build-out of the office space.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	2	161,384	100.0%	161,384	100.0%	$19.27	100.0%	100.0%
Vacant	NAP	0	0.0%	161,384	100.0%	NAP	NAP
Total / Wtd. Avg.	2	161,384	100.0%			$19.27

(1)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

605 Rockaway Turnpike Lawrence, NY 11559	Collateral Asset Summary – Loan No. 7 Costco JFK	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 52.2% 2.56x 9.2%

The Loan.    The Costco JFK loan (the “Costco JFK Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the land on which (i) a 149,384 sq. ft. retail building owned and occupied by Costco (which is not part of the collateral) and (ii) a 12,000 sq. ft. medical office building (included in the collateral), are situated, located in Lawrence, New York (the “Costco JFK Property”) with an original and Cut-Off Date Balance of $35.0 million. The Costco JFK Loan has a ten-year term and pays interest only for the full loan term. The Costco JFK Loan accrues interest at a fixed rate equal to 3.5390%. Loan proceeds and approximately $33.9 million of borrower sponsor equity were used to purchase the Costco JFK Property for $67.0 million, fund approximately $0.5 million in upfront reserves and pay transaction costs of approximately $1.4 million. Based on the “As-Stabilized” appraised value of $67.0 million as of April 22, 2018, the Cut-off Date LTV is 52.2%. Based on the “As-Is” Appraised Value of $64.0 million as of June 22, 2017, the Cut-off Date LTV is 54.7%. The most recent prior financing of the Costco JFK Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$35,000,000	50.8%	Purchase Price	$67,000,000	97.3%
Borrower Sponsor Equity	$33,893,928	49.2%	Reserves	$464,000	0.7%
			Closing Costs	$1,429,928	2.1%

Total Sources	$68,893,928	100.0%	Total Uses	$68,893,928	100.0%

The Borrower / Sponsor.    The borrowers, 605 Rockaway PJB LLC, 605 Rockaway 109 LLC and 605 Rockaway Summer LLC, as tenants-in-common, are each a Delaware limited liability company structured to be bankruptcy-remote, each with one independent director in its organizational structure. The sponsor of the borrowers and the nonrecourse carve-out guarantor is Gary Barnett, a non-member manager of each borrower, who has familial ties to the owners of the borrowers, but does not have any ownership interest in the borrowers.

Gary Barnett is the President and founder of Extell Development Company (“Extell”). Extell, founded in 1989, is a New York City-based development company involved in the acquisition, financing, marketing and managing of commercial, residential, retail, hospitality and mixed-use properties. Extell’s portfolio includes approximately 20.0 million sq. ft. of residential and commercial space completed or under development including 995 Fifth Avenue, 45 Walker Street, International Gem Tower, One57, W Times Square and Central Park Tower.

The Property.

The Costco JFK Property is comprised of the land on which (i) a 149,384 sq. ft. retail building owned and occupied by Costco (which is not part of the collateral) and (ii) a 12,000 sq. ft. medical office building (included in the collateral) are situated on a 12.58 acre site in Lawrence, New York. The retail building was constructed in 1993 by Costco as the ground tenant under a long term ground lease whereby Costco owns the improvements during the term of the ground lease. Accordingly, such building is not included in the collateral, except to the extent of the borrowers’ reversionary interest therein. The ground lease has approximately 15 years remaining, expiring September 30, 2032, with one 8-year extension option. The single tenant of the medical office building, Zwanger, took possession of its space on October 1, 2017 and is completing the interior build-out of the office space. Zwanger has seven months of free rent, which were reserved for at loan origination, and is expected to commence paying rent May 1, 2018. According to Zwanger, it currently plans to invest a significant amount to build-out its space and purchase specialty medical equipment, but is not obligated to do so under its lease.

Costco has a right, at any time prior to January 31, 2027, to demolish or reduce the retail building on its ground leased portion of the Costco JFK Property, to expand its building, or to construct new buildings, on its ground leased portion of the Costco JFK Property, including a gas station, but it is required to continue paying rent throughout its lease term. Additionally, if Costco demolishes its building, it is required to reconstruct a building of at least 100,000 sq. ft. within 12 months following demolition, and to expand such building to the same gross leasable area that it had prior to demolition within at least two years prior to the expiration of its lease term. Costco has a ROFO on its ground leased land at the Costco JFK Property, however, the ROFO is not exercisable in connection with the lender’s foreclosure of the mortgage or acceptance of a deed in lieu, with respect to the Costco JFK Property, but would apply to any subsequent transfer.

The Costco JFK Property includes 801 total parking spaces, which equates to 4.96 parking spaces per 1,000 sq. ft. 103 of the total parking spaces are located at a 3.17 acre site owned by the State of New York and rented to the borrower through a permit, for the benefit of and use by Costco for parking. Without that land, the Costco JFK Property would be non-conforming by 17 parking spaces. Should this issue ever arise, the Costco JFK Loan requires the borrower to restripe the parking lot to add the 17 spaces. The monthly rent is $19,000 which is passed through to Costco and the permit is cancellable by either Costco or the State at any time with 30 days’ written notice.

Major Tenants.

Costco (149,384 sq. ft.; 92.6% of NRA; 77.6% of U/W Base Rent; A+/A1/A+ Fitch/Moody’s/S&P) Costco (NASDAQ: COST) is a large global retailer with warehouse club operations in eight countries. It is a membership warehouse club, with hundreds of locations worldwide. As of the fiscal year ended September 3, 2017, Costco reported a total revenue of approximately $129.0 billion. Costco’s current ground lease term expires on September 30, 2032 with one 8-year extension option remaining. Costco has no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

605 Rockaway Turnpike Lawrence, NY 11559	Collateral Asset Summary – Loan No. 7 Costco JFK	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 52.2% 2.56x 9.2%

Zwanger-Pesiri Radiology (12,000 sq. ft.; 7.4% of NRA; 22.4% of U/W Base Rent) Founded in 1953, Zwanger provides radiological services, including patient care, research, and education. Zwanger is the national show site for Siemens advanced MRI and CT systems, demonstrating their technology to medical professionals around the country. The radiologists are subspecialty trained in areas such as neuroradiology, musculoskeletal imaging, body imaging and breast imaging. There are ten locations (including the Costco JFK Property) across Nassau County and thirteen locations across Suffolk County for a total of 22 locations in Long Island. Zwanger signed a 15 year lease through September 2032 and has no termination options.

Environmental Matters. The Phase I environmental report dated June 28, 2017 revealed no evidence of recognized environmental conditions. Prior environmental investigations performed in 2012 and 2013 identified the presence of metals and SVOCs in the soils along the north side of the site, at concentrations above NYSDEC guidelines, which are considered indicative of historic fill materials. As the site is fully developed with buildings and/or pavement, there is no direct exposure to the contaminated soils. The Phase I environmental report recommended that if future redevelopment activities include plans to disturb the site ground surface, then corrective measures should be taken to address the impacted soil/fill. Current hardscape in the form of current buildings and pavement should otherwise be maintained in good condition so as to prevent public exposure to the soils below.

The Market. The Costco JFK Property is located approximately 15 miles east of Manhattan in Lawrence, New York in Long Island. The Costco JFK Property is located off of Rockaway Turnpike, a major thoroughfare in the neighborhood which connects the South Shore of Long Island with Queens. According to the appraisal, as of year-end 2016, within a 1-mile, 3-mile and 5-mile radius, the population count was 14,785, 188,064 and 529,655, respectively. As of year-end 2016, the average household income within a 1-mile, 3-mile and 5-mile radius was $120,431, $100,385 and $93,829, respectively.

According to the appraisal, the Costco JFK Property is located in the Hempstead retail submarket within the Long Island retail market. As of the first quarter of 2017, the submarket had a total inventory of approximately 4.8 million sq. ft. of retail space. As of the first quarter of 2017, the vacancy rate was 5.4%, down from 6.1% in the first quarter of 2016. As of the first quarter of 2017, the asking rent was $31.28 PSF, a slight increase from the first quarter of 2016 of $30.72 PSF. A new Costco opened in Oceanside, New York, approximately six miles east of the Costco JFK Property. According to the appraisal, there is currently approximately 3.3 million sq. ft. of planned or proposed retail construction in the Long Island retail market, of which none is in the Costco JFK Property’s submarket.

The following table represents the comparable sales identified by the appraisal.

Retail Building Sales Comparables(1)
Property Name	Location	Rentable Area (Sq. Ft.)	Sale Date	Sale Price	Price PSF
Costco JFK Property	Lawrence, NY	161,384(2)	17-Mar	$67,000,000	$415.16
Home Depot Ground Lease	West Miffin, PA	131,922	17-Mar	$18,900,000	$143.27
Wal-Mart Ground Lease	Orangevale, CA	107,047	17-Feb	$13,500,000	$126.11
Lowe’s Ground Lease	Kent, WA	135,041	16-Nov	$14,115,500	$104.53
BJ’s-Brooklyn	Brooklyn, NY	136,000	16-Oct	$73,956,000	$543.79
Home Depot Ground Lease	Seabrook, NH	126,700	16-Apr	$15,047,619	$118.77
Wal-Mart Ground Lease	Ft. Lauderdale, FL	186,933	16-Mar	$26,060,000	$139.41
Wal-Mart Ground Lease	Sarasota, FL	175,547	16-Feb	$10,550,000	$60.10

(1)      Source: Appraisal.

(2)      Based on the underwritten rent roll dated October 20, 2017.

The following table represents the comparable retail and office market leases identified by the appraisal.

Comparable Retail Leases(1)
Property Name	Property Location	Year Built	Tenant Name	Lease Date	GLA	Base Rent PSF
132-194 Passaic Avenue	Kearny, NJ	N/A	BJ’s Wholesale Club	15-Aug	87,788	$17.00
20-74 Deer Park Avenue	North Babylon, NY	1959	Michaels	15-Jun	25,174	$15.26
790 Sunrise Highway	Bellport, NY	2014	BJ’s Wholesale Club	14-Aug	87,788	$12.75
2201-2241 Route 1	North Brunswick, NJ	2009	BJ’s Wholesale Club	13-Apr	109,212	$12.92
2100 88th Street	North Bergen, NJ	1990	Walmart	10-Jan	203,091	$13.00
(1)	Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

605 Rockaway Turnpike Lawrence, NY 11559	Collateral Asset Summary – Loan No. 7 Costco JFK	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 52.2% 2.56x 9.2%

Comparable Office Leases(1)
Property Name	Property Location	Year Built	Tenant Name	Lease Date	GLA	Base Rent PSF
3911 62nd Avenue	Hyattsville, MD	2017	Patient First	17-Mar	8,190	$52.76
1910 South Gilbert Road	Mesa, AZ	2016	Dignity Health ER	16-Sep	7,436	$67.17
1801 West Loop 281	Longview, TX	2016	Neighbors Emergency Center	16-Jul	8,006	$64.84
6700 10th Street	McAllen, TX	2016	Neighbors Emergency Center	16-Apr	8,000	$54.05
3939 Kell Boulevard	Wichita Falls, TX	2016	Neighbors Emergency Center	16-Mar	6,500	$52.81
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W PSF
Base Rent	$3,109,830	$19.27
Credit Rent Steps(1)	353,356	2.19
Gross Potential Rent	$3,463,186	$21.46
Total Recoveries	0	0.00
Other Income	0	0.00
Less: Vacancy(2)	(173,159)	(1.07)
Effective Gross Income	$3,290,027	$20.39
Total Variable Expenses	65,801	0.41
Total Fixed Expenses	0	0.00
Net Operating Income	$3,224,226	$19.98
TI/LC	0	0.00
Capital Expenditures	3,000	0.02
Net Cash Flow	$3,221,226	$19.96
(1)	U/W Credit Rent Steps represent the average of Costco’s rent through the loan term.

(2)	U/W Vacancy is underwritten to in-place economic vacancy rate of 5.0%.

Property Management.   The Costco JFK Property is managed by EJ Realty 45 LLC, a borrower affiliate.

Lockbox / Cash Management.  The Costco JFK Loan is structured with a hard lockbox and springing cash management. A lender controlled lockbox account is required to be established by the borrowers. The borrowers are required to cause all rents to be transmitted by tenants directly into the lockbox account and the borrowers and manager are required to deposit into the lockbox account any rents received by them despite such direction within two business days after receipt. If no Trigger Period exists, all funds in the lockbox account are required to be transferred on a daily basis into the borrowers’ operating account. During the continuance of a Trigger Period, all funds in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender, to be applied and disbursed in accordance with the loan documents. In addition, during a Lease Sweep Period, all excess cash flow is required to be swept into a lease sweep reserve account (the “Lease Sweep Account”).

A “Trigger Period” will commence upon (i) the occurrence of an event of default or (ii) the commencement of a Lease Sweep Period (as defined below) and will end upon (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by lender or (B) with respect to a Trigger Period continuing due to clause (ii), such Lease Sweep Period has ended as provided in the definition of such term.

A “Lease Sweep Period” will commence (a) on the earlier to occur of (i) the date that is 24 months prior to the end of the term (including any renewal terms) of any Lease Sweep Lease (as defined below), or (ii) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option (if such renewal option has not been so exercised), (b) the receipt by borrowers or manager of notice from a tenant under a Lease Sweep Lease exercising a right to terminate such Lease Sweep Lease, (c) if any Lease Sweep Lease (or material portion thereof) is surrendered, cancelled or terminated prior to its then-current expiration date or borrowers receive notice from the tenant thereunder of its intent to do so, (d) if any tenant under a Lease Sweep Lease goes dark or gives notice that it intends to discontinue its business at its leased space (or any material portion thereof), (e) upon the occurrence of a default by the tenant under any Lease Sweep Lease that continues beyond any applicable notice and cure period, (f) upon the occurrence of certain voluntary or involuntary bankruptcy or insolvency events of a tenant under a Lease Sweep Lease or its guarantor or direct or indirect parent company, or (g) upon a decline in the credit rating of the tenant under a Lease Sweep Lease (or its parent company) below “BBB” or its equivalent by any rating agency. A Lease Sweep Period will end upon the first to occur of the following: (A) in the case of clauses (a), (b), (c), and (d) of the definition of “Lease Sweep Period,” the entirety of the space rented under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

605 Rockaway Turnpike Lawrence, NY 11559	Collateral Asset Summary – Loan No. 7 Costco JFK	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 52.2% 2.56x 9.2%

the Lease Sweep Lease (or applicable portion thereof) is leased pursuant to one or more Qualified Leases (as defined below) and, in the lender’s reasonable judgment, sufficient funds have accumulated in the Lease Sweep Account during the continuance of such Lease Sweep Period to cover all anticipated borrower out-of-pocket expenses (as set forth in such Qualified Leases or reasonably approved by the lender) in leasing Lease Sweep Space pursuant to Qualified Leases, free rent and/or rent abatement periods set forth in all such Qualified Leases and any shortfalls in required payments under the loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Qualified Leases; (B) in the case of clause (a) of the definition of Lease Sweep Period, the date on which the tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with borrowers reasonably acceptable to the lender) with respect to all of its Lease Sweep Lease space, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the Lease Sweep Account during the continuance of such Lease Sweep Period to cover all anticipated borrower out-of-pocket expenses (as set forth in such Qualified Leases or reasonably approved by the lender) in leasing Lease Sweep Space pursuant to Qualified Leases, and free rent and/or rent abatement periods in connection with such renewal or extension; (C) in the case of clause (b) of the definition of Lease Sweep Period, if such termination option is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date in such Lease Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant; (D) in the case of clause (e) of the definition of Lease Sweep Period, the date on which the applicable default has been cured, and no other default under such Lease Sweep Lease occurs for a period of 3 consecutive months thereafter; (E) in the case of clause (f) of the definition of Lease Sweep Period, the applicable bankruptcy or insolvency event has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; and (F) in the case of clause (g) of the definition of Lease Sweep Period, if the credit rating of the tenant under a Lease Sweep Lease (or its parent entity) has been restored to at least “BBB” or equivalent by the relevant rating agencies.

A “Lease Sweep Lease” means (i) the Costco lease, or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers the majority of the applicable Lease Sweep Lease space.

A “Qualified Lease” means either: (A) the original Lease Sweep Lease, as extended in accordance with (i) the express renewal option set forth in such Lease Sweep Lease or (ii) a modification of the Lease Sweep Lease approved by the lender, or (B) a replacement lease (i) with a term that extends at least 3 years beyond the stated maturity date of the Costco JFK Loan and with an initial term of at least 5 years and (ii) on market economic terms.

Initial and Ongoing Reserves.    At loan origination, the borrower deposited (i) $464,000 into a full rent replication reserve account. The full rent replication reserve account includes seven months of free rent equal to $406,000 and one month of pre-paid rent equal to $58,000, in relation to the Zwanger lease. Zwanger is expected to commence paying rent May 1, 2018. Amounts in the rent replication reserve amount will be released to the borrowers monthly in the monthly amount of the rent that would have been due had rent payments commenced, or, if a Trigger Period exists, deposited into the lockbox account.

While Zwanger accepted possession of its space on October 1, 2017, it has not yet taken occupancy at the Costco JFK Property. There is an escrow agreement between the borrower and previous owner in which the escrow agent holds (i) $353,925 for leasing commissions due from the previous owner in connection with the Zwanger lease, and (ii) $37,500 in connection with tenant improvement work to be completed, as required under the Zwanger lease. Such amounts are not held under the loan documents and are not subject to the control of the lender.

Tax Reserve – Ongoing deposits into the tax reserve account are waived, so long as (i) no Trigger Period has occurred and is continuing, (ii) the Costco lease (or a successor triple net lease which covers the entire space currently rented to Costco and requires the tenant to pay real estate taxes for the entirety of the Costco JFK Property (an “Approved Triple Net Lease”) is in full force and effect (iii) there is no default under the Costco lease beyond applicable notice and cure periods, and (iv) Costco (or the tenant under the Approved Triple Net Lease) is paying all real estate taxes and the borrowers provide evidence reasonably satisfactory to the lender of the timely payment thereof. If such waiver is no longer in effect, ongoing monthly deposits of 1/12 of estimated annual real estate taxes will be required.

Insurance Reserve – Ongoing deposits into the insurance reserve account with regard to each of the Costco and Zwanger portions of the Costco JFK Property, individually are waived, so long as (A) (i) no Trigger Period has occurred and is continuing, (ii) the Costco lease (or an Approved Triple Net Lease) or the Zwanger lease, as applicable, is in full force and effect, (iii) there is no default under the applicable lease beyond applicable notice and cure periods and (iv) Costco (or the tenant under the Approved Triple Net Lease) or Zwanger, as applicable, is paying all insurance premiums for its leased space and the borrowers provide evidence reasonably satisfactory to the lender of the timely payment thereof or (B) an acceptable blanket insurance policy is in place. If such waiver is no longer in effect, ongoing monthly deposits of 1/12 of estimated annual insurance premiums will be required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

605 Rockaway Turnpike Lawrence, NY 11559	Collateral Asset Summary – Loan No. 7 Costco JFK	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 52.2% 2.56x 9.2%

Replacement Reserve – Ongoing deposits to the replacement reserve account with regard to each of the Costco and Zwanger portions of the Costco JFK Property, individually, are waived, so long as (i) no Trigger Period has occurred and is continuing, (ii) the Costco lease (or an Approved Triple Net Lease) or the Zwanger lease, as applicable, is in full force and effect, (iii) there is no default under the applicable lease beyond applicable notice and cure periods and (iv) Costco (or the tenant under an Approved Triple Net Lease) or Zwanger, as applicable is paying all capital expenditures for its leased space and the borrowers provide evidence reasonably satisfactory to the lender of the timely payment thereof. If such waiver is no longer in effect, ongoing monthly deposits will be required in such amount as the lender reasonably determines will be needed (in equal monthly deposits) to accumulate sufficient funds to pay all approved capital expenditures.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Main Street Columbia, SC 29201	Collateral Asset Summary – Loan No. 8 Capitol Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,250,000 74.6% 1.55x 10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Main Street Columbia, SC 29201	Collateral Asset Summary – Loan No. 8 Capitol Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,250,000 74.6% 1.55x 10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Main Street Columbia, SC 29201	Collateral Asset Summary – Loan No. 8 Capitol Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,250,000 74.6% 1.55x 10.3%

Capitol Center
1201 Main Street
Columbia, SC 29201
Columbia
West Columbia
Springdale
Cayce
Pine Ridge
Forest Acres
Arcadia Lakes
FORT JACKSON MILITARY RESERVATION
Midlands Technical College Ft Jackson
Fort Jackson Golf Club
Benedict College
Univ of SC Columbia
Columbia College
Columbia International University
Columbiana Centre Mall
Columbia Place Mall
Williams-Brice Stadium
JIM HAMILTON - LB OWENS AIRPORT
COLUMBIA METROPOLITAN AIRPORT
Palmetto Falls Miniature Golf
Charwood Country Club
Indian River Golf Course
Oak Hills Golf Club
Meadowlake Park
Sesquicentennial State Park
Providence Health Northeast
Village at Sandhill
Broad River
Congaree River
CAMP GROUND RD
MONTICELLO RD
WILSON BLVD
CLEMSON RD
N BRICKYARD RD
HARD SCRABBLE RD
N MAIN ST
AUGUSTA RD
PLATT SPRINGS RD
EDMUND HWY
LEESBURG RD
GARNERS FERRY RD
OLD STATE RD
321
215
176
277
378
262
12
1
20
26
126
77
TN
NC
SC
GA
Greensboro
Raleigh
Charlotte
Fayetteville
Greenville
Florence
Atlanta
Columbia
Myrtle Beach
Charleston
Savannah
Atlantic Ocean
MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Main Street Columbia, SC 29201	Collateral Asset Summary – Loan No. 8 Capitol Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,250,000 74.6% 1.55x 10.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsors:	Sidney A. Borenstein; Shimmie Horn
Borrower:	Hamilton Capitol Center LLC
Original Balance:	$32,250,000
Cut-off Date Balance:	$32,250,000
% by Initial UPB:	3.0%
Interest Rate:	4.1200%
Payment Date:	6th of each month
First Payment Date:	November 6, 2017
Maturity Date:	October 6, 2027
Amortization:	Interest Only for first 30 months, 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$850,796	$94,533
Insurance:	$18,179	$9,090
Replacement:	$0	$7,667
TI/LC:	$394,901	$29,167
Free Rent:	$343,573	$0
Haynsworth Rollover:	$0	$9,211

Financial Information
Cut-off Date Balance / Sq. Ft.:	$70
Balloon Balance / Sq. Ft.:	$60
Cut-off Date LTV:	74.6%
Balloon LTV:	63.9%
Underwritten NOI DSCR(2):	1.77x
Underwritten NCF DSCR(2):	1.55x
Underwritten NOI Debt Yield:	10.3%
Underwritten NCF Debt Yield:	9.0%
Underwritten NOI Debt Yield at Balloon:	12.0%
Underwritten NCF Debt Yield at Balloon:	10.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Columbia, SC
Year Built / Renovated:	1987 / 2013-2016
Total Sq. Ft.:	460,020
Property Management:	Neely Management, LLC
Underwritten NOI:	$3,324,985
Underwritten NCF:	$2,907,981
Appraised Value:	$43,220,000
Appraisal Date:	August 17, 2017

Historical NOI
Most Recent NOI:	$3,508,925 (T-8 August 31, 2017 Ann.)
2016 NOI:	$3,029,898 (December 31, 2016)
2015 NOI:	$3,320,039 (December 31, 2015)
2014 NOI:	$2,812,370 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	87.2% (August 31, 2017)
2016 Occupancy:	84.5% (December 31, 2016)
2015 Occupancy:	88.3% (December 31, 2015)
2014 Occupancy:	91.6% (December 31, 2014)

(1)	See “Initial and Ongoing Reserves” herein.

(2)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR are 2.47x and 2.16x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Main Street Columbia, SC 29201	Collateral Asset Summary – Loan No. 8 Capitol Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,250,000 74.6% 1.55x 10.3%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P) (1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

SC Department of Administration(2)	AAA / AAA / AA+	65,908	14.3%	$13.86	12.8%	6/30/2020
Haynsworth Sinkler Boyd	NR / NR / NR	40,798	8.9%	$21.59	12.3%	2/28/2029
BB&T	A+ / A2 / A-	35,000	7.6%	$19.90	9.7%	6/30/2024
SC Department of Insurance(2)	AAA / AAA / AA+	28,165	6.1%	$16.45	6.5%	2/28/2021
SC Department of Commerce(2)	AAA / AAA / AA+	27,927	6.1%	$15.80	6.2%	3/31/2023
Subtotal / Wtd. Avg.		197,798	43.0%	$17.17	47.4%
Other		203,416	44.2%	$18.51	52.6%
Total / Wtd. Avg. Occupied		401,214	87.2%	$17.85	100.0%
Vacant		58,806	12.8%
Total		460,020	100.0%

(1)	Certain ratings are those of the parent company or South Carolina state government whether or not the parent or state government guarantees the lease.

(2)	The tenant has the right to terminate its leases at any time during the lease term with 60 days’ written notice to the landlord of the tenant’s intention to vacate all or a portion of the premises and relocate to a building owned or otherwise controlled by the State of South Carolina or any county or city in the state of South Carolina. SC Department of Commerce’s lease for Suite 1760 can only be canceled after the first 24 months of the lease term. In addition, the tenant has the right to terminate its lease upon 30 days’ notice in the event of non-appropriation of funds by the South Carolina legislature or if the application of any law makes it impossible or uneconomical for the tenant to operate in the premises, or if the tenant or its programs are dissolved or if the tenant’s leased space is deemed inadequate or unnecessary for the normal operations and maximum efficiency of the tenant in the sole opinion of the South Carolina Budget and Control Board.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	1	8,108	1.8%	8,108	1.8%	$15.76	1.8%	1.8%
2018	6	19,772	4.3%	27,880	6.1%	$16.79	4.6%	6.4%
2019	4	4,553	1.0%	32,433	7.1%	$19.70	1.3%	7.7%
2020	4	75,127	16.3%	107,560	23.4%	$14.59	15.3%	23.0%
2021	5	46,083	10.0%	153,643	33.4%	$17.98	11.6%	34.5%
2022	6	52,807	11.5%	206,450	44.9%	$19.80	14.6%	49.1%
2023	4	53,607	11.7%	260,057	56.5%	$16.66	12.5%	61.6%
2024	6	93,123	20.2%	353,180	76.8%	$19.63	25.5%	87.2%
2025	0	0	0.0%	353,180	76.8%	$0.00	0.0%	87.2%
2026	1	1,767	0.4%	354,947	77.2%	$22.15	0.5%	87.7%
2027	0	0	0.0%	354,947	77.2%	$0.00	0.0%	87.7%
Thereafter	3	46,267	10.1%	401,214	87.2%	$19.04	12.3%	100.0%
Vacant	NAP	58,806	12.8%	460,020	100.0%	NAP	NAP
Total / Wtd. Avg.	40	460,020	100.0%			$17.85	100.0%

(1)	Based on the underwritten rent roll as of August 31, 2017.

(2)	Certain tenants may have contraction or termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Main Street Columbia, SC 29201	Collateral Asset Summary – Loan No. 8 Capitol Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,250,000 74.6% 1.55x 10.3%

The Loan.    The Capitol Center loan (the “Capitol Center Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 460,020 sq. ft. office building located in Columbia, South Carolina (the “Capitol Center Property”) with an Original and Cut-Off Date Balance of $32.25 million. The Capitol Center Loan has a ten-year term and pays interest only for the first 30 months of the loan term and amortizes on a 30-year schedule thereafter. The Capitol Center Loan accrues interest at a fixed rate equal to 4.1200%. Loan proceeds and approximately $12.9 million of sponsor equity were used to purchase the Capitol Center Property for $43.0 million, fund approximately $1.6 million in upfront reserves and pay transaction costs of approximately $0.6 million. Based on the “As-Is” appraised value of $43.22 million as of August 17, 2017, the Cut-off Date LTV is 74.6%. The most recent prior financing of the Capitol Center Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$32,250,000	71.4%	Purchase Price	$43,000,000	95.2%
Sponsor Equity	$12,939,377	28.6%	Reserves	$1,607,449	3.6%
			Closing Costs	$581,928	1.3%

Total Sources	$45,189,377	100.0%	Total Uses	$45,189,377	100.0%

The Borrower / Sponsors.    The borrower, Hamilton Capitol Center LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantors are Sidney A. Borenstein and Shimmie Horn, both of whom serve on the Board of Directors of Hamilton Equity Partners.

Sidney A. Borenstein is the founder of Sidney Borenstein & Company, a CPA firm established in 1986 specializing in real estate structure, finance and taxes, representing some of the largest real estate principals in the New York City market. Sidney A. Borenstein has been an active principal in a wide variety of real estate investments since the late 1980’s, including nursing homes, multi-family housing, shopping centers, hotels, and industrial buildings. Sidney A. Borenstein is the President and CEO of Hamilton Equity Partners.

Shimmie Horn is a principal founder and serves on the Board of Directors of Hamilton Equity Partners. Shimmie Horn is the co-owner of Triumph Hotels, a set of Manhattan boutique hotels situated around New York City. The Triumph Hotels portfolio includes the Iroquois, the Frederick and Hotel Belleclaire. In addition, Shimmie Horn owns and manages over 1,800 apartment units, as well as coordinates and oversees multiple construction and redevelopment projects for real estate properties in the portfolio.

Hamilton Equity Partners is a commercial real estate firm with investments in multi-family properties, commercial buildings, and hospitality facilities. Additionally, a significant portion of Hamilton Equity Partners’ strategy involves purchasing, developing, and leasing skilled nursing home and assisted living facilities. Hamilton Equity Partners accepts investments from both institutional investors and individuals with a minimum investing capacity of $10 million.

The Property. The Capitol Center Property is a 25-story, 460,020 sq. ft., Class B office tower located in downtown Columbia, South Carolina. The Capitol Center Property was constructed in 1987 and underwent approximately $2.6 million in capital improvements from 2013 to 2016, including renovations to the building structure, mechanical systems, common area interiors and amenities, security systems, fire control system and access systems. Amenities include 24-hour on-site security, a café and bakery, a newly renovated fitness center, interactive touch-screen building directories, two communal conference rooms with Wi-Fi, TVs, telephones, and presentation hardware, on-site property management, meeting areas located in the lobby and an indoor putting area.

The Capitol Center Property is the location of the Columbia Capital City Club (the “Club”), a private dining and social club founded in 1988 by former governor of South Carolina Robert E. McNair and Carl L. Brazell. The Club occupies the entire 25th floor, totaling 20,399 sq. ft., and has over 1,400 paying members. The Club’s quarters include a grand dining room, casual grille room, library and lounge, and a large ballroom. The Club offers a variety of business and social events, networking opportunities, enriching programs, and holiday celebrations to members.

The Capitol Center Property is adjacent to the Lady Street parking garage, a 1,007-space, city-owned and operated covered parking facility which has an entrance directly into the Capitol Center Property to the second floor. The parking deck was built simultaneously with the improvements with the intended purpose of serving the Capitol Center Property. On November 28, 2016, prior ownership of the Capitol Center Property executed a 20-year agreement with the City of Columbia to memorialize rights to certain spaces in the deck. Per the agreement, ownership of the Capitol Center Property has an ongoing Right of First Refusal to lease parking spaces in the deck (787 spaces of the 1,007 spaces). The agreement is transferable with ownership of the Capitol Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Main Street Columbia, SC 29201	Collateral Asset Summary – Loan No. 8 Capitol Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,250,000 74.6% 1.55x 10.3%

As of August 31, 2017, the Capitol Center Property was 87.2% leased to 36 tenants. Approximately 44.4% of the NRA is occupied by investment grade tenants, including the State of South Carolina, AARP, the City of Columbia, Clemson University, Richland County Economic, BB&T, Piedmont Natural Gas, and Duke Energy. Twenty tenants, representing approximately 70% of the NRA, have been at the Capitol Center Property for over 10 years. There are six South Carolina state government tenants totaling 151,185 sq. ft. (32.9% of the NRA). Base rent for the South Carolina government tenants ranges from $13.86 - $18.00 PSF for an average of $15.38 PSF, approximately 10.9% below the appraiser’s market rent of $17.25 for government space and 28.5% below the appraiser’s market rent of $21.50 for general office space. Two of the largest tenants at the Capitol Center Property, the SC Department of Administration and SC Department of Commerce, have been at the Capitol Center Property since 1985 and 1986, respectively. The weighted average remaining lease term for the in-place tenants is over 5.0 years.

Major Tenants.

SC Department of Administration (65,908 sq. ft.; 14.3% of NRA; 12.8% of U/W Base Rent; AAA/AAA/AA+ Fitch/Moody’s/S&P) The SC Department of Administration plays a central role in the general management of the South Carolina state government and its various departments, agencies, and governing bodies. It was established on July 1, 2015 to replace the South Carolina Budget and Control board. The SC Department of Administration works closely with the office of the Governor to provide government support services to the state. The department’s major functions and services are administered through a number of district divisions: The Division of Facilities Management and Property Services, Division of State Agencies Support Services, Division of State Human Resources, Division of Technology, Executive Budget Office, Office of Executive Policy and Programs, and the South Carolina Enterprise Information System. SC Department of Administration has been in occupancy at the Capitol Center Property since 1985. The tenant has one five-year renewal option remaining. The tenant has the right to terminate its leases at any time during the lease term with 60 days’ written notice to the landlord of the tenant’s intention to vacate all or a portion of the premises and relocate to a building owned or otherwise controlled by the State of South Carolina or any county or city in the state of South Carolina. South Carolina Department of Commerce’s lease for Suite 1760 can only be canceled after the first 24 months of the lease term. In addition, the tenant has the right to terminate its lease upon 30 days’ notice in the event of non-appropriation of funds by the South Carolina legislature or if the application of any law makes it impossible or uneconomical for the tenant to operate in the premises, or if the tenant or its programs are dissolved or if the tenant’s leased space is deemed inadequate or unnecessary for the normal operations and maximum efficiency of the tenant in the sole opinion of the South Carolina Budget and Control Board.

Haynsworth Sinkler Boyd (40,798 sq. ft.; 8.9% of NRA; 12.3% of U/W Base Rent) Haynsworth Sinkler Boyd provides business, litigation, and financial legal services to both national and international clients. It is one of the largest law firms in the Carolinas, with over 135 attorneys and practices in Charleston, Florence, Greenville, and Myrtle Beach, South Carolina. A national magazine survey listed Haynsworth Sinkler Boyd as a top practicing firm for the seventh straight year and the firm was ranked nationally for its litigation-construction practice and ranked regionally in 62 legal disciplines. Haynsworth Sinkler Boyd has been in occupancy at the Capitol Center Property since 2002 with a current lease term through February 2029. Haynsworth Sinkler Boyd has no renewal options remaining.

BB&T (35,000 sq. ft.; 7.6% of NRA; 9.7% of U/W Base Rent; A+/A2/A- Fitch/Moody’s/S&P) BB&T (NYSE: BBT), founded in 1872 and headquartered in Winston Salem, North Carolina, operates as a holding company for Branch Banking and Trust Company, which provides commercial banking and trust services for small and mid-sized business, public agencies, local governments, and individuals in the United States. BB&T employs over 37,200 individuals and operates 2,196 financial centers in North Carolina, South Carolina, Virginia, Maryland, Georgia, Kentucky, Florida, Tennessee, Alabama, Indiana, and Washington, D.C. Through its various subsidiaries, BB&T offers sales finance, equipment finance and leasing, home and commercial mortgage lending, asset management, retail and wholesale agency insurance, institutional trust services, investment banking and brokerage, wealth management/private banking, consumer and corporate finance, capitals markets services, treasury services, venture capital, bankcard and merchant services, insurance premium finance, and payroll processing services. BB&T reported approximately $11 billion in revenue in 2016. BB&T has been in occupancy at the Capitol Center Property since 2014 with a current lease term through June 2024. BB&T has two five-year renewal options remaining.

Environmental Matters. The Phase I environmental report dated August 23, 2017 identified a UST that used to hold diesel for the backup generators. The Phase I found no history of evidence of issues associated with the tank or evidence of any leakage, but due to the age of the tank, recommended an annual tightness testing. As a result, the borrower is required to perform an annual tightness testing.

The Market. The Capitol Center Property is located in downtown Columbia, South Carolina, adjacent to the South Carolina State Capital and the Vista. The Vista, a rapidly growing arts, dining, and entertainment district, is located two blocks north of the Capitol Center Property. The area is home to numerous bars, restaurants, clubs, boutiques and galleries, a Hampton Inn and the Edventure Children’s Museum. Colonial Life Arena is a multi-purpose arena located 0.6 miles south of the Capitol Center Property and is the largest arena in South Carolina. The Colonial Life Arena is home to the University of South Carolina men’s and women’s basketball teams and additionally hosts various events such as conferences, concerts, and graduation ceremonies. In addition, the Columbia Metropolitan Convention Center is located 0.5 miles southwest of the Capitol Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Main Street Columbia, SC 29201	Collateral Asset Summary – Loan No. 8 Capitol Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,250,000 74.6% 1.55x 10.3%

There are numerous residential developments within walking distance of the Capitol Center Property, including those at the Station at Five Point, 1520 Main, the Tapps Building, and the Barringer Building. The Edge, a 15-story, 355,000 sq. ft. apartment building to be located 0.3 miles north of the Capitol Center Property, is currently being planned. The Capitol Center Property is located in close proximity to both of Columbia’s primary hospitals: The Palmetto Health facilities are located 0.6 miles north of the Capitol Center Property and Providence Hospital is located 2 miles to the northeast.

Regional access to the area is provided by Interstate 126/26, Interstate 20, and Interstate 77. Interstate 126/26 is an east-west highway that connects Charleston, South Carolina with Kingsport, Tennessee. Local access to the Capitol Center Property is provided by Main Street and Assembly Street, both of which run in a north-south direction, and Gervais Street, which is the primary east-west arterial through downtown Columbia. Public transportation is provided by the Comet bus line, which serves the Columbia metro area. The Columbia Metropolitan Airport is located approximately 10 miles from the Capitol Center Property.

According to a market research report, the Capitol Center Property is located in the Columbia Central Business District (“CBD”) office submarket. As of the second quarter of 2017, the submarket had a total inventory of approximately 9.4 million sq. ft. between 479 buildings. Average submarket vacancy was 7.7%, representing a 0.7% decrease since year-end 2016. According to a third party market report, the average asking rent was $18.28 PSF, representing a $0.13 PSF increase over the first quarter of 2017 rental rates and the highest quarterly average rent since the third quarter 2013, the earliest quarter featured in the marketing report on the Columbia CBD submarket. Net absorption was -46,526 sq. ft. for the quarter, while year to date net absorption was 22,179 sq. ft. No new inventory has been delivered to the submarket since the third quarter 2016 and no new developments are currently under construction.

The following table represents the comparable sales identified by the appraiser.

Office Building Sales Comparables(1)
Property Name	Location	Rentable Area (Sq. Ft.)	Sale Date	Sale Price	Price PSF
Capitol Center Property	Columbia, SC	460,020(2)	Sep-17	$43,000,000	$93.47
201 & 651 Brookfield	Greenville, SC	238,175	Sep-16	$25,000,000	$104.96
Vista Center	Columbia, SC	225,609	Jun-16	$26,750,000	$118.57
400 South Tryon	Charlotte, NC	584,315	Oct-14	$68,250,000	$116.80
Bank of America Plaza	Columbia, SC	303,156	Nov-12	$30,925,100	$102.01
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 31, 2017.

The following table represents the comparable market leases identified by the appraiser.

Directly Competitive Office Buildings(1)
Property Name	Property Location	Tenant Name	Lease Date	GLA	Lease Term (months)	Base Rent PSF
Main & Gervais Office	Columbia, SC	Womble Carlyle	Feb-17	8,769	96	$27.25
Tower at 1301 Gervais	Columbia, SC	Webster Rogers	Nov-16	2,387	26	$19.25
Vista Center	Columbia, SC	Joye Law Firm	Dec-15	2,634	62	$19.00
1441 Main Building	Columbia, SC	Williams Mullen	May-15	4,275	36	$19.50
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Main Street Columbia, SC 29201	Collateral Asset Summary – Loan No. 8 Capitol Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,250,000 74.6% 1.55x 10.3%

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	2016	T-8 August 2017 Ann.	U/W	U/W PSF
Base Rent	$7,218,081	$7,257,418	$6,971,849	$7,060,414	$7,160,453	$15.57
Credit Tenant Step Rents(1)	0	0	0	0	43,598	0.09
Rent Steps(2)	0	0	0	0	113,556	0.25
Value of Vacant Space	0	0	0	0	1,264,329	2.75
Gross Potential Rent	$7,218,081	$7,257,418	$6,971,849	$7,060,414	$8,581,936	$18.66
Total Recoveries	120,295	124,379	63,653	198,575	35,779	0.08
Other Income(3)	233,849	219,469	135,336	153,114	151,874	0.33
Less: Vacancy(4)	(896,640)	0	0	(58,555)	(1,264,329)	(2.75)
Effective Gross Income	$6,675,585	$7,601,266	$7,170,838	$7,353,547	$7,505,260	$16.32
Total Variable Expenses	2,682,018	3,091,514	2,949,925	2,582,918	2,963,960	6.44
Total Fixed Expenses	1,181,197	1,189,713	1,191,015	1,261,705	1,216,316	2.64
Net Operating Income	$2,812,370	$3,320,039	$3,029,898	$3,508,925	$3,324,985	$7.23
TI/LC	0	0	0	0	325,000	0.71
Capital Expenditures	0	0	0	0	92,004	0.20
Net Cash Flow	$2,812,370	$3,320,039	$3,029,898	$3,508,925	$2,907,981	$6.32
(1)	Credit Tenant Step Rents are the straight line average of contractual rent steps through lease expiration.

(2)	U/W Rent Steps include $113,556 through September 2018.

(3)	Other Income includes storage, administrative, overtime HVAC and building services income, as well as, termination option and late fees.

(4)	U/W Vacancy is underwritten to in-place economic vacancy rate of 14.4%.

Property Management.   The Capitol Center Property is managed by Neely Management, LLC, a borrower affiliate.

Lockbox / Cash Management.  The Capitol Center Loan is structured with a springing hard lockbox and springing cash management. From and after the occurrence of a Cash Management Trigger Period (as defined below), a lender controlled clearing account is required to be established by the borrower and the borrower is required to cause all rents to be transmitted directly into the clearing account. During the continuance of a Cash Management Trigger Period, funds in such clearing account are required to be transferred on a daily basis to a cash management account controlled by the lender to be applied by the lender in accordance with the loan documents and provided no Trigger Period (as defined below) exists, remaining cash flow will be released to borrower. Upon the occurrence and during the continuance of a Trigger Period remaining cash flow will be held by the lender as additional collateral for the loan.

A “Cash Management Trigger Period” will commence upon (i) the commencement of any Trigger Period or (ii) the debt service coverage ratio with respect to the Mortgaged Property is less than 1.20x, and will end only if the Capitol Center Loan is repaid or defeased in full.

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) a Low Debt Service Period (as defined below) or (iii) any bankruptcy of the property manager or guarantor and will end upon (a) with respect to clause (i), the date on which such event of default is cured, (b) with respect to clause (ii), the date on which the Low Debt Service Period has ended and (c) with respect to a bankruptcy of the property manager described in clause (iii), the borrower replacing the property manager within 30 days of such bankruptcy in accordance with the Capitol Center Loan documents.

A “Low Debt Service Period” (i) will commence if, as of any calculation date, the debt service coverage ratio falls below 1.15x, and (ii) will end when the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters.

Initial and Ongoing Reserves.    At loan origination, the borrower deposited (i) $850,796 into a tax reserve account; (ii) $18,179 into an insurance reserve account; (iii) $394,901 for outstanding tenant improvement and leasing expenses and (iv) $343,573 for rent abatements.

Tax Reserves – The borrower is required to deposit $94,533 on a monthly basis into the tax reserve account.

Insurance Reserves – The borrower is required to deposit $9,090 on a monthly basis into the insurance reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1201 Main Street Columbia, SC 29201	Collateral Asset Summary – Loan No. 8 Capitol Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,250,000 74.6% 1.55x 10.3%

Replacement Reserves – The borrower is required to deposit $7,667 on a monthly basis into the replacement reserve account, provided that the borrower is not required to make such deposits on any monthly payment date when the funds therein equal or exceed a cap of $267,012.

TI/LC Reserves- The borrower is required to deposit $29,167 on a monthly basis into the TI/LC reserve account provided that the borrower is not required to make such deposits on any monthly payment date when the funds therein equal or exceed a cap of $1,200,000.

Haynsworth Reserves – The borrower is required to deposit $9,211 on a monthly basis into the Haynsworth reserve account (for tenant improvements and leasing commissions required to be paid pursuant to the Haynsworth lease) until a cap of $525,000 is reached.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 West 44th Street New York, NY 10036	Collateral Asset Summary – Loan No. 9 Hotel Mela Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,800,000 39.3% 2.79x 14.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 West 44th Street New York, NY 10036	Collateral Asset Summary – Loan No. 9 Hotel Mela Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,800,000 39.3% 2.79x 14.1%

Hotel Mela Times Square
120 West 44th Street
New York, NY 10036
Central Park
TIMES SQUARE
ROCKEFELLER CENTER
MIDTOWN
New York
MANHATTAN
BROOKLYN
Upper West Side
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West New York
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Natural History Museum
Carnegie Hall
Times Square
Midtown
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Empire State Building
Hoboken
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Long Island City
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NYU
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Financial District
W 53RD STREET
W 52ND STREET
W 51ST STREET
W 50TH STREET
W 49TH STREET
W 48TH STREET
W 44TH STREET
W 43RD STREET
W 42ND STREET
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W 40TH STREET
W 39TH STREET
W 38TH STREET
EIGHTH AVENUE
BROADWAY
SEVENTH AVENUE
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FIFTH AVENUE
MADISON AVENUE
Port Authority Bus Terminal
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New York Public Library
Bryant Park
Radio City Music Hall
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Saint Patrick's Cathedral
Museum of Modern Art (MOMA)
New York Hilton Hotel
The Shops at Columbus Circle
MAP © 2017 CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 West 44th Street New York, NY 10036	Collateral Asset Summary – Loan No. 9 Hotel Mela Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,800,000 39.3% 2.79x 14.1%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Sponsors:	Joseph Moinian; David Adelipour; Jacob Orfali
Borrowers:	O. & O. Properties Corp.; Hotel Mela, LLC
Original Balance:	$31,800,000
Cut-off Date Balance:	$31,800,000
% by Initial UPB:	3.0%
Interest Rate:	4.1900%
Payment Date:	6th of each month
First Payment Date:	December 6, 2017
Maturity Date:	November 6, 2022
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(33), O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$1,029,309	$180,127
Insurance:	$0	Springing
FF&E:	$0	$30,670
Seasonality Reserve:	$800,000	Springing

Financial Information
Cut-off Date Balance / Room:	$135,897
Balloon Balance / Room:	$135,897
Cut-off Date LTV:	39.3%
Balloon LTV:	39.3%
Underwritten NOI DSCR:	3.31x
Underwritten NCF DSCR:	2.79x
Underwritten NOI Debt Yield:	14.1%
Underwritten NCF Debt Yield:	11.8%
Underwritten NOI Debt Yield at Balloon:	14.1%
Underwritten NCF Debt Yield at Balloon:	11.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Hospitality
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1933 / 2007
Total Rooms:	234
Property Management:	Highgate Hotels, L.P.
Underwritten NOI:	$4,476,066
Underwritten NCF:	$3,767,254
Appraised Value:	$81,000,000
Appraisal Date:	October 1, 2017

Historical NOI
Most Recent NOI:	$4,737,856 (T-12 August 31, 2017)
2016 NOI:	$3,756,655 (December 31, 2016)
2015 NOI:	$5,356,264 (December 31, 2015)
2014 NOI:	$6,243,131 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	94.2% (August 31, 2017)
2016 Occupancy:	90.8% (December 31, 2016)
2015 Occupancy:	90.9% (December 31, 2015)
2014 Occupancy:	91.5% (December 31, 2014)

(1)	See “Initial and Ongoing Reserves” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 West 44th Street New York, NY 10036	Collateral Asset Summary – Loan No. 9 Hotel Mela Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,800,000 39.3% 2.79x 14.1%

Historical Occupancy, ADR, RevPAR(1)
	Hotel Mela Times Square Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	91.5%	$220.26	$201.59	87.3%	$240.74	$210.08	104.9%	91.5%	96.0%
2015	90.9%	$205.81	$187.04	85.7%	$226.03	$193.81	106.0%	91.1%	96.5%
2016	90.8%	$193.49	$175.66	87.0%	$211.96	$184.36	104.4%	91.3%	95.3%
T-12 July 2017	94.4%	$189.50	$178.85	86.4%	$206.12	$178.03	109.3%	91.9%	100.5%
(1)	Source: Hospitality research report.

The Loan.    The Hotel Mela Times Square loan (the “Hotel Mela Times Square Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest (and leasehold interest by virtue of an operating lease between the borrowers) in a 234 room full-service hotel located at 120 West 44th Street in New York, New York (the “Hotel Mela Times Square Property”). The Hotel Mela Times Square Loan, with an original principal balance of $31.8 million, has a 5-year term, and requires interest only payments for the term of the loan. The Hotel Mela Times Square Loan accrues interest at a fixed rate equal to 4.1900% and has a Cut-off Date Balance of $31.8 million. Proceeds of the Hotel Mela Times Square Loan were used to retire existing debt of approximately $30.6 million, fund upfront reserves of approximately $1.8 million and pay closing costs of approximately $0.6 million. Based on the “As Is” appraised value of $81.0 million as of October 1, 2017, the Cut-off Date LTV Ratio for the Hotel Mela Times Square Loan is 39.3%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$31,800,000	96.0%	Loan Payoff	$30,649,311	92.5%
New Sponsor Equity	$1,317,458	4.0%	Upfront Reserves	$1,829,309	5.5%
			Closing Costs	$638,837	1.9%
Total Sources	$33,117,458	100.0%	Total Uses	$33,117,458	100.0%

The Borrowers / Borrower Sponsors.    The borrowers, O. & O. Properties Corp., a New York corporation and Hotel Mela, LLC, a Delaware limited liability company, are each single purpose entities structured to be bankruptcy-remote, with one independent director in their organizational structure. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Joseph Moinian, David Adelipour and Jacob Orfali, on a joint and several basis.

Joseph Moinian is the founder and CEO of The Moinian Group, a privately held national real estate firm which develops, owns, and operates properties across the office, hotel, retail and apartment asset classes. Since its founding in 1982, The Moinian Group has accumulated a portfolio in excess of 20 million sq. ft. across major cities including New York, Chicago, Dallas and Los Angeles. The Moinian Group’s assets include 3 Columbus Circle, the W New York - Downtown, The Hilton Garden Inn New York/Central Park South-Midtown West and the Willis Tower. In addition to his role in the Moinian Group, Joseph Moinian is a member of the Board of Governors of the Real Estate Board of New York. David Adelipour and Jacob Orfali have been involved in commercial real estate transactions since 1982, and own properties in New York and across the United States. David Adelipour’s real estate portfolio as of October 2017 included 15 commercial properties and Jacob Orfali’s real estate portfolio as of June 2017 included 6 commercial properties.

The Property. The Hotel Mela Times Square Property is a 234-room, 16-story, full-service hotel located at 120 West 44th Street between 6th Avenue and Broadway in Manhattan, New York. The Hotel Mela Times Square Property is not subject to a franchise agreement due to its independent unflagged status. The building is 16 stories, was originally constructed in 1933 as the King Edwards Hotel and in 2007 was renovated and converted by the borrower sponsors from office space to its current use as the Hotel Mela Times Square Property. Since 2016, the Hotel Mela Times Square Property has undergone approximately $697,000 (approximately $2,980 per key) of renovations on guestrooms and elevator upgrades. The Hotel Mela Times Square Property features two third-party leased restaurants on its ground floor: The Long Room, a 75 seat Irish Pub, and Saju Bistro Bar and Restaurant, a 60 seat French café. Saju Bistro Bar and Restaurant’s lease agreement expires in November 2026 and the lease for the Long Room Restaurant expires in April 2019. The remaining floors of the Hotel Mela Times Square Property contain the guestrooms, which all feature a work desk and chair, flat screen television sets and in-room coffee/tea makers. Suites at the Hotel Mela Times Square Property feature a separate living area with a pull-out sofa. The Hotel Mela Times Square Property features three passenger elevators and contains a concierge desk, business center, executive boardroom, 1,000 sq. ft. of meeting and banquet facilities, guest laundry, and a fitness center. The guest room mix at the Hotel Mela Times Square Property features 39 superior full rooms, 70 superior queen rooms, 7 deluxe queen rooms, 26 deluxe king rooms, 22 deluxe double rooms, 14 executive queen rooms, 38 executive king rooms, 10 executive junior suites, 1 Mela suite, 5 desire suites and 2 penthouse suites.

The Hotel Mela Times Square Property is subject to a management agreement with Highgate Hotels, L.P. who serves as the property manager for the Hotel Mela Times Square Property. The management agreement commenced on June 30, 2016, currently runs through December 31, 2021 and contains two, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 West 44th Street New York, NY 10036	Collateral Asset Summary – Loan No. 9 Hotel Mela Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,800,000 39.3% 2.79x 14.1%

The Hotel Mela Times Square Property benefits from a partial tax exemption pursuant to the New York City Department of Finance Industrial & Commercial Incentive Program (“ICIP”), which was obtained upon completion of certain capital improvements in or around 2007. With the partial tax exemption, taxes are currently approximately $2,042,000, and will increase to approximately $2,229,000 upon expiration of the exemption. The twelve-year term for receipt of ICIP benefits expires on June 30, 2019, and other than the submission of renewal filings every two years to the New York city Department of Finance, there are no ongoing compliance requirements in order to maintain the exemption. The Hotel Mela Times Square Loan was underwritten based on payment of taxes in full, without the benefit of the exemption.

Environmental Matters.    The Phase I environmental report, dated September 25, 2017, recommended no further action at the Hotel Mela Times Square Property.

The Market. The Hotel Mela Times Square Property is located in Midtown Manhattan on West 44th Street between Sixth Avenue and Broadway, near New York City’s Times Square. The location on West 44th Street provides guests with access to New York’s transportation systems, including the 1, 2, 3, 7, N, Q, R, B, D, F, M and shuttle trains subway stations at Times Square and Bryant Park. The Hotel Mela Times Square Property is also located near the Port Authority, which provides access to the A, C and E subway lines, and regional buses to neighboring New Jersey. According to a New York City government office, the number of tourists visiting New York City was in excess of 60 million visitors in 2016. According to a third party report, during September 2017, Times Square had an average of 359,852 daily visitors. Major attractions around Times Square include the Broadway Theater District, Madame Tussauds Wax Museum, Dave & Buster’s, Ripley’s Believe It or Not, Madison Square Garden, Bryant Park, the New York Public Library, the Empire State Building, Rockefeller Center and Radio City Music Hall, as well as numerous shops and restaurants.

Hotel demand for the Times Square neighborhood is primarily generated by the concentration of surrounding office development and large employers in the area such as Barclays Capital, Bank of America, Salesforce, Akin, Gump & Strauss, Proskauer Rose, PricewaterhouseCoopers, Ernst & Young, Thompson Reuters, Viacom, NASDAQ MarketSite, H&M, Morgan Stanley, NBC, MetLife, Emigrant Savings Bank, Marsh & McLennan Companies, and the New York Times Company. According to a market research report, the Times Square Class A office market exhibited an occupancy rate of 93% as of September 2017. There is also a large retail and wholesale shopping presence in the area due to the proximity to the garment and textile neighborhoods in Manhattan, and various leisure sites. Major retailers in the area include Macy’s, Victoria’s Secret, Lord & Taylor and H&M. Although Times Square only comprises 0.1% of New York City’s land area, the Times Square District generated approximately 15% of the city’s economic output and 7% percent of the city’s jobs in 2016.

The primary competitive set for the Hotel Mela Times Square Property consists of six properties which range in size from 113 to 223 rooms. Including the Hotel Mela Times Square Property, the overall competitive set collectively contains an aggregate of 1,238 rooms. The primary competitors for the Hotel Mela Times Square Property as set forth in the appraisal are summarized in the table below:

Primary Competitive Set(1)
Property	Rooms	Distance from the Hotel Mela Times Square Property	Commercial	Meeting & Group	Leisure	Estimated 2016 Occupancy	Estimated 2016 ADR	Estimated 2016 RevPAR
Hotel Mela Times Square Property	234	NAP	40%	10%	50%	90.8%	$192.86	$175.09
The Cassa Hotel	165	0.75 miles	60%	10%	30%	80-85%	$215-225	$180-190
Sanctuary Hotel	113	0.75 miles	55%	10%	35%	90-95%	$245-255	$225-235
The Night Times Square	208	0.75 miles	45%	10%	45%	90-95%	$195-205	$175-185
The Iroquois New York	117	1 mile	65%	10%	25%	85-90%	$270-280	$240-250
Ameritania Hotel	223	1.25 miles	35%	10%	55%	80-85%	$185-195	$155-165
Shoreham Hotel	178	1.5 miles	45%	10%	45%	85-90%	$175-185	$150-160
Total / Wtd. Avg.	1,238		47%	10%	43%	87.67%	$208.61	$182.90

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 West 44th Street New York, NY 10036	Collateral Asset Summary – Loan No. 9 Hotel Mela Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,800,000 39.3% 2.79x 14.1%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2014	2015	2016	T-12 8/31/2017	U/W	U/W per Room
Occupancy	91.3%	90.9%	90.8%	94.2%	94.2%
ADR	$219.03	$205.81	$192.86	$189.19	$189.19
RevPAR	$200.04	$187.04	$175.09	$178.21	$178.21

Room Revenue	$16,939,017	$15,838,758	$14,867,194	$15,156,801	$15,221,314	$65,048
Restaurant Lease Revenue	745,937	855,041	844,812	992,975	989,913	$4,230
Other Revenue(2)	79,171	73,369	399,879	1,522,701	1,509,064	$6,449
Total Revenue	$17,764,125	$16,767,168	$16,111,885	$17,672,477	$17,720,291	$75,728
Operating Expenses	6,007,171	6,067,746	6,243,532	6,643,909	6,648,542	$28,413
Undistributed Expenses	2,583,578	2,421,332	2,765,755	2,935,294	2,956,227	$12,633
Gross Operating Profit	$9,173,376	$8,278,090	$7,102,598	$8,093,274	$8,115,523	$34,682
Management Fee	476,509	445,540	427,478	694,283	531,609	$2,272
Franchise Fee	893,335	759,753	782,483	778,895	778,895	$3,329
Total Fixed Charges	1,560,401	1,716,533	2,135,982	1,882,240	2,328,953	$9,953
Net Operating Income	$6,243,131	$5,356,264	$3,756,655	$4,737,856	$4,476,066	$19,128
FF&E(3)	710,565	670,687	644,475	706,899	708,812	$3,029
Net Cash Flow	$5,532,566	$4,685,578	$3,112,180	$4,030,957	$3,767,254	$16,099
(1)	Occupancy, ADR and RevPAR figures have been taken from financial statements provided by the Hotel Mela Times Square borrowers. The minor variances between the underwriting and the industry report data with respect to Occupancy, ADR and RevPAR at the Hotel Mela Times Square Property is attributable to variances in reporting methodologies and/or timing differences.

(2)	Other Revenue includes resort fees, meeting room revenues, guest laundry, pet fees, commissions, cancellation penalties and miscellaneous other revenue.

(3)	U/W FF&E represents approximately 4.0% of U/W Total Revenue.

Property Management.    The Hotel Mela Times Square Property is managed by Highgate Hotels, L.P. (“Highgate”). Highgate operates over 100 hotels and approximately 30,000 rooms around the world.

Lockbox / Cash Management.    The Hotel Mela Times Square Loan is structured with a hard lockbox and springing cash management. Pursuant to the management agreement, Highgate has established operating accounts for the Hotel Mela Times Square Property. The operating accounts are in the name of the borrowers but Highgate has sole signature authority over the operating accounts and is entitled to draw funds from the operating accounts in accordance with the property management agreement. Gross revenue from the Hotel Mela Times Square Property is deposited into the lender-controlled lockbox account and is transferred on a daily basis to the Highgate-controlled operating accounts unless a Cash Management Period (as defined below) is continuing. Pursuant to the property management agreement, Highgate reserves sums for FF&E in a separate reserve account in the name of borrowers and over which borrowers and Highgate have joint control and access. The FF&E reserve account is in the name of the borrowers but is pledged to the lender as security for the Hotel Mela Times Square Loan with a deposit account control agreement required to be executed by the depository bank, the borrowers, Highgate and the lender within 14 days of the origination of the Hotel Mela Times Square Loan in order to perfect the pledge. The lender can only take control of the FF&E reserve account after the termination of the property management agreement. During a Cash Management Period, all funds in the lockbox are required to be deposited into a lender-controlled cash management account and will be applied to pay monthly amounts due as required under the Hotel Mela Times Square Loan, and any excess amounts will be retained by the lender as additional collateral for the Hotel Mela Times Square Loan.

A “Cash Management Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.60x (a “DSCR Trigger”); and (B) expiring upon (1) with regard to any Cash Management Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default or (2) with regard to any Cash Management Period commenced in connection with clause (ii) above, (x) the date that the debt service coverage ratio is at least 1.65x for two consecutive quarters or (y) upon the occurrence of a Trigger Period Deposit Cure Event (as defined below).

A “Trigger Period Deposit Cure Event” will occur upon the borrowers making the following deposits into the excess cash flow reserve (i) within five business days after the commencement of the applicable Cash Management Period caused solely by a DSCR Trigger, either cash or a letter of credit in an amount equal to the annual excess cash flow that would be generated by the Hotel Mela Times Square Property for the twelve month period following the commencement of the applicable Cash Management Period that would result in a debt service coverage ratio of 1.70x for such twelve month period and (ii) beginning five business days following the first anniversary of such a Cash Management Period occurring due to a DSCR Trigger, and every ninety days thereafter for so long as a Cash Management Period is continuing (assuming such Cash Management Period would otherwise be continuing but for the occurrence of a Trigger Period Deposit Cure Event), an amount equal to the quarterly excess cash flow that would be generated by the Hotel Mela Times Square Property for the succeeding quarter that would result in a debt service coverage ratio of 1.70x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 West 44th Street New York, NY 10036	Collateral Asset Summary – Loan No. 9 Hotel Mela Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,800,000 39.3% 2.79x 14.1%

Initial and Ongoing Reserves.    At loan origination, the borrowers deposited (i) $1,029,309 into a tax reserve account and (ii) $800,000 into a seasonality reserve account.

On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $180,127, into a tax reserve account, (ii) provided an acceptable blanket policy is no longer in place, 1/12 of the estimated annual insurance premiums into an insurance account, (iii) a Monthly FF&E Reserve Deposit (as defined below) into a reserve for furniture, fixtures and equipment, and (iv) beginning in 2018, on each monthly payment date from April through December of any calendar year during the Hotel Mela Times Square Loan term, 1/9 of 110% of the greater of (a) the sum of the Negative Monthly Amounts (defined below) for the months of January, February and March in the preceding calendar year, based on the monthly operating statements of the Hotel Mela Times Square Property for such preceding calendar year relating to such months and (b) the sum of the Negative Monthly Amounts for the months of January, February and March in such calendar year, as determined by the approved annual budget for such year. “Negative Monthly Amounts” means, with respect to any due date, the amount that operating expenses, debt service, and other reserves required on such due date exceeds operating income and other gross revenues for the Hotel Mela Times Square Property for the calendar months relating to such due date (x) with respect to clause (a) of the preceding sentence, based on the operating statements for the applicable months, and (y) with respect to clause (b) of the preceding sentence, as shown in the approved budget (or, until a budget is approved in accordance with the Hotel Mela Times Square Loan documents, as determined by the lender in its reasonable discretion).

A “Monthly FF&E Reserve Deposit” means an amount equal to the greater of (i) the FF&E Reserve Payment (as defined below) and (ii) the amount then required by the franchise agreement. The “FF&E Reserve Payment” will be equal to (x) provided the Hotel Mela Times Square Property manager, Highgate, reserves funds for FF&E required to be made to the Hotel Mela Times Square Property consistent with the requirements set forth in the management agreement and Hotel Mela Times Square Loan documents, equal to the sum of 1/12 of 4% of the FF&E Payment Determination Amount (defined below), less the amount required to be reserved or set aside for FF&E pursuant to the terms of the management agreement (which amount to be reserved or set aside cannot exceed 1/12 of 2% of the FF&E Payment Determination Amount), or (y) otherwise, 1/12 of 4% of the FF&E Payment Determination Amount. “FF&E Payment Determination Amount” means the greater of (I) annual gross revenues from hotel operations at the Hotel Mela Times Square Property for the immediately preceding calendar year as reasonably determined by the lender and (II) projected annual gross revenues for hotel operations at the Hotel Mela Times Square Property for the calendar year in which such due date occurs as set forth in the approved annual budget. The monthly FF&E payment was initially estimated to be $30,670 as determined under clause (x) and $61,399 under clause (y).

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1525 and 1551 North Tustin Avenue Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 10 Tustin Centre I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 38.0% 3.55x 15.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1525 and 1551 North Tustin Avenue Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 10 Tustin Centre I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 38.0% 3.55x 15.2%

Tustin Centre I

Floor	Tenants
10	Ronald Blue & Co, 10,469 SF, Exp. 4/2018 · Merhab Robinson, Jackson, 4,547 SF, Exp. 5/2026 · Office Of Comptroller, 5,330 SF, Exp. 1/2018
9	Watten, Discoe & Bassett, 12,335 SF, Exp. 5/2020 · Quality Sound Communications, 8,159 SF, Exp. 5/2018
8	Risk Replacement Services, 5,761 SF, Exp. 9/2020 · Hartford Fire Securities, 3,222 SF, Exp. 1/2019 · Automotive Resources Int'l, 1,613 SF, Exp. 10/2020 · ICAT, LLC, 1,135 SF, Exp. 2/2019 · Leviton Diaz, 8,725 SF, Exp. 5/2019
7	Amwins Insurance Brokerage, 8,648 SF, Exp. 12/2017 · Yates & Yates, 2,866 SF, Exp. 4/2020 · Linda Bauermeister, 2,968 SF, Exp. 6/2018 · Irvine Law Corporation, 1,114 SF, Exp. 9/2018 · Adrienne Cohen, 4,818 SF, Exp. 11/2021
6	Universal Protection, 20,449 SF, Exp. 7/2022
5	NFP Property & Casualty, 5,224 SF, Exp. 12/2021 · NFP Property & Casualty, 2,606 SF, Exp. 12/2021 · NFP Property & Casualty, 1,095 SF, Exp. 12/2021 · NFP Property & Casualty, 1,019 SF, Exp. 12/2021 · Gentry & Ashton, 2,741 SF, Exp. 7/2019 · Homestreet Bank, 3,771 SF, Exp. 10/2021 · Orange Coast Title, 3,996 SF, Exp. 7/2023
4	A-L Financial, 5,704 SF, Exp. 8/2019 · Hartford Financial Services, 1,884 SF, Exp. 1/2020 · Branch Banking & Trust Co., 6,779 SF, Exp. 8/2020 · Branch Banking & Trust Co., 1,241 SF, Exp. 8/2020 · Frank Coughlin, 2,191 SF, Exp. 5/2019 · Branch Banking & Trust Co., 2,556 SF, Exp. 8/2020
3	Orange Coast Title, 20,449 SF, Exp. 7/2023
2	Universal Protection, 20,005 SF, Exp. 7/2022
1	HLMT Group, LLC, 2,526 SF, Exp. 5/2020 · Freedom Mortgage Corporation, 2,459 SF, Exp. 4/2018 · Management Office & Conference Center, 3,393 SF · US Army, 2,776 SF, Exp. 3/2020 · Bertram Capital Management, 1,518 SF, Exp. 7/2020 · E-Fang Accountancy, 1,496 SF, Exp. 11/2019

Tustin Centre II

Floor	Tenants
4	RCOC (Regional Center of OC), 20,511 SF, Exp. 11/2020
3	RCOC (Regional Center of OC), 20,511 SF, Exp. 11/2020
2	RCOC (Regional Center of OC), 20,510 SF, Exp. 11/2020
1	RCOC (Regional Center of OC), 20,510 SF, Exp. 11/2020

VACANT · BUILDING · 2017 – 2018 · 2019 – 2020 · 2021 – 2022 · 2023+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1525 and 1551 North Tustin Avenue Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 10 Tustin Centre I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 38.0% 3.55x 15.2%

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Tustin Centre I&II
1525 and 1551 North Tustin Avenue
Santa Ana, CA 92705
Anaheim
PLATINUM TRIANGLE
Honda Center
Stadium Promenade
Angel Stadium of Anaheim
The Village At Orange
Chapman University
Orange Circle
UCI Medical Center
The Outlets At Orange
Choc Children's Hospital
Chapman Medical Center
Fred Kelly Stadium
Orange
Westfield Mainplace
River View Golf Course
Bristol Marketplace
Santa Ana College
Enderle Center
Western Medical Center-Santa Ana
Larwin Square
Tustin Village
Tustin
Santa Ana
Peters Canyon Regional Park
Tustin Ranch Golf Club
The Market Place
Memorial Park
Thornton Park
Bristol Plaza
Tustin Legacy (Future Development)
Von Karman Plaza
The District At Tustin Legacy
Harvard Park
Heritage Plaza Shopping Center
Heritage Park
Culver Plaza Shopping Center
Irvine
South Coast Plaza
Metro Pointe At South Coast
Metro Center At South Coast
Diamond Jamboree Shopping Center
Westpark Plaza
Costa Mesa
The Camp
The Lab
JOHN WAYNE-ORANGE COUNTY AIRPORT
Irvine Concourse
Harvard Place Shopping Center
Woodbridge Square Center
Irvine Valley College
Oak Creek Golf Club
METROLINK
E TAFT AVE
E KATELLA AVE
E COLLINS AVE
E CHAPMAN AVE
E 17TH ST
E 1ST ST
E EDINGER AVE
W WARNER AVE
W MACARTHUR BLVD
STATE COLLEGE BLVD
N BATAVIA ST
N SANTIAGO BLVD
N BRISTOL ST
S BRISTOL ST
S FLOWER ST
S MAIN ST
S GRAND AVE
FAIRVIEW RD
RED HILL AVE
NEWPORT AVE
TUSTIN RANCH RD
BRYAN AVE
IRVINE BLVD
CULVER DR
TRABUCO RD
JEFFREY RD
BARRANCA PKY
IRVINE CENTER DR
ALTON PKY
JAMBOREE RD
MAIN ST
57
55
22
5
261
405
Santa Monica
Beverly Hills
West Hollywood
Los Angeles
Alhambra
Monterey Park
West Covina
Pomona
Culver City
Marina Del Rey
LAX
El Segundo
Manhattan Beach
Santa Monica Bay
Torrance
Lomita
Rancho Palos Verdes
Long Beach
LGB
Seal Beach
Pacific Ocean
Huntington Beach
Costa Mesa
SNA
Newport Beach
Laguna Hills
Laguna Beach
Irvine
Tustin
Santa Ana
Fountain Valley
Westminster
Garden Grove
Anaheim
Orange
Villa Park
Fullerton
Placentia
Yorba Linda
Brea
La Habra
Whittier
Diamond Bar
Walnut
Norwalk
Cerritos
Buena Park
Cypress
Lakewood
Downey
Santa Fe Springs
South Gate
Vernon
Montebello
Lynwood
Carson

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1525 and 1551 North Tustin Avenue Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 10 Tustin Centre I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 38.0% 3.55x 15.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Recapitalization
Borrower Sponsors(1):	RSFC Holdings; HSFC Holdings LLC
Borrower:	Tustin Centre Property Owner, LLC
Original Balance:	$31,500,000
Cut-off Date Balance:	$31,500,000
% by Initial UPB:	3.0%
Interest Rate:	3.6160%
Payment Date:	1st of each month
First Payment Date:	September 1, 2017
Maturity Date:	August 1, 2027
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(27), DorYM1(88), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$1,656,921	Springing
RCOC Holdback:	$300,956	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$111
Balloon Balance / Sq. Ft.:	$111
Cut-off Date LTV:	38.0%
Balloon LTV:	38.0%
Underwritten NOI DSCR:	4.15x
Underwritten NCF DSCR:	3.55x
Underwritten NOI Debt Yield:	15.2%
Underwritten NCF Debt Yield:	13.0%
Underwritten NOI Debt Yield at Balloon:	15.2%
Underwritten NCF Debt Yield at Balloon:	13.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Santa Ana, CA
Year Built / Renovated:	1991, 2010 / 2010
Total Sq. Ft.:	282,959
Property Management:	Greenlaw Management, Inc.
Underwritten NOI:	$4,788,827
Underwritten NCF:	$4,095,367
Appraised Value:	$82,900,000
Appraisal Date:	June 6, 2017

Historical NOI
Most Recent NOI(3):	$4,084,797 (T-6 6/30/2017 Ann.)
2016 NOI(3):	$4,158,533 (T-10 10/31/2016 Ann.)
2015 NOI:	$3,205,474 (December 31, 2015)
2014 NOI:	$2,929,584 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	98.8% (July 11, 2017)
2016 Occupancy:	93.3% (December 31, 2016)
2015 Occupancy:	90.9% (December 31, 2015)
2014 Occupancy:	80.3% (December 31, 2014)
(1)	There is no non-recourse carve-out guarantor and no separate environmental indemnitor for the Tustin Centre I & II Loan other than the sole member of the borrower (which has no assets other than its interest in the borrower). For a full description of the borrower and borrower sponsors, see “The Borrower / Borrower Sponsors” herein.

(2)	See “Initial and Ongoing Reserves” herein.

(3)	Due to the Tustin Centre I & II Property being acquired in December 2016, the previous owner only provided financial information through October 2016. The T-10 10/31/2016 and T-6 6/30/2017 financials are annualized cash flows.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1525 and 1551 North Tustin Avenue Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 10 Tustin Centre I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 38.0% 3.55x 15.2%

Tenant Summary
Tenant(1)	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration

RCOC (Regional Center of OC)	NR / NR / NR	82,042	29.0%	$31.08	30.9%	11/30/2020
Universal Protection	NR / NR / NR	40,454	14.3%	$28.80	14.1%	7/9/2022
Orange Coast Title	NR / NR / NR	24,445	8.6%	$31.80	9.4%	7/31/2023
Watten, Discoe & Bassett	NR / NR / NR	12,335	4.4%	$29.50	4.4%	5/31/2020
Branch Banking & Trust Co.	A+ / A1 / A	10,576	3.7%	$28.81	3.7%	8/31/2020
Subtotal / Wtd. Avg.		169,852	60.0%	$30.38	62.4%
Other		109,778	38.8%	$29.18	37.6%
Total / Wtd. Avg. Occupied		279,630	98.8%	$29.92	100.0%
Vacant		3,329	1.2%
Total		282,959	100.0%

(1)	RCOC (Regional Center of OC) is the sole tenant at Tustin Centre II. All other tenants are located at Tustin Centre I.

(2)	U/W Base Rent PSF excludes the 3,393 sq. ft. management office and conference center, which does not have annual rent.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	3,393	1.2%	3,393	1.2%	$0.00	0.0%	0.0%
2017	1	8,648	3.1%	12,041	4.3%	$30.60	3.2%	3.2%
2018	6	30,499	10.8%	42,540	15.0%	$28.01	10.3%	13.5%
2019	7	25,214	8.9%	67,754	23.9%	$28.51	8.7%	22.2%
2020	12	123,897	43.8%	191,651	67.7%	$30.46	45.7%	67.9%
2021	6	18,533	6.5%	210,184	74.3%	$30.35	6.8%	74.7%
2022	2	40,454	14.3%	250,638	88.6%	$28.80	14.1%	88.8%
2023	2	24,445	8.6%	275,083	97.2%	$31.80	9.4%	98.2%
2024	0	0	0.0%	275,083	97.2%	$0.00	0.0%	98.2%
2025	0	0	0.0%	275,083	97.2%	$0.00	0.0%	98.2%
2026	1	4,547	1.6%	279,630	98.8%	$32.75	1.8%	100.0%
2027	0	0	0.0%	279,630	98.8%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	279,630	98.8%	$0.00	0.0%	100.0%
Vacant	0	3,329	1.2%	282,959	100.0%	NAP	NAP
Total / Wtd. Avg.	38	282,959	100.0%			$29.92	100.0%

(1)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

(2)	Annual U/W Base Rent PSF excludes the 3,393 sq. ft. management office and conference center, which does not have annual rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1525 and 1551 North Tustin Avenue Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 10 Tustin Centre I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 38.0% 3.55x 15.2%

The Loan.    The Tustin Centre I & II loan (the “Tustin Centre I & II Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in two office buildings totaling 282,959 sq. ft. located in Santa Ana, California (the “Tustin Centre I & II Property”) with an original and Cut-Off Date balance of $31.5 million. The Tustin Centre I & II Loan has a ten-year term and pays interest only for the entire loan term. The Tustin Centre I & II Loan accrues interest at a fixed rate equal to 3.6160%. The borrower purchased the Tustin Centre I & II Property in December 2016 for $80.3 million in an all-cash transaction. Loan proceeds were used to return equity to the borrower sponsor following the all-cash purchase, fund approximately $2.0 million in upfront reserves and pay transaction costs of approximately $0.3 million. Based on the “As-Is” appraised value of $82.9 million as of June 6, 2017, the Cut-off Date LTV is 38.0%. The most recent prior financing of the Tustin Centre I & II Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$31,500,000	100.0%	Return of Equity(1)	$29,283,909	93.0%
			Reserves	$1,957,877	6.2%
			Closing Costs	$258,215	0.8%
Total Sources	$31,500,000	100.0%	Total Uses	$31,500,000	100.0%
(1)	The Tustin Centre I & II Property was acquired by the borrower in December 2016 for $80.26 million ($284 PSF) in an all-cash transaction. Post-closing, the borrower has $51.1 million ($181 PSF) of equity remaining in the Tustin Centre I & II Property.

The Borrower / Borrower Sponsor.    The borrower, Tustin Centre Property Owner, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors are RSFC Holdings and HSFC Holdings LLC, entities which are controlled by the families (through trusts) of Rodney Sacks and Hilton Schlosberg, respectively, the co-founders of Monster Beverage Corporation. RSFC Holdings LLC and HSFC Holdings LLC are wholly owned by various irrevocable trusts which benefit family members of Rodney Sacks and Hilton Schlosberg and are managed by an institutional trustee, Sterling Trustees LLC, a South Dakota limited liability company. Neither Rodney Sacks nor Hilton Schlosberg are beneficiaries of the trusts and neither maintain any equity interest in the Tustin Centre I & II Property. The key principals are Sterling Trustees, LLC and Greenlaw Partners, LLC, a California limited liability company. Greenlaw Partners, LLC controls GLPM Investor, LLC, which is the managing member of the borrower. The sole member of Greenlaw Partners, LLC is its founder, Wilbur H. Smith. There is no non-recourse carveout guarantor and no separate environmental indemnitor for the Tustin Centre I & II Loan other than the sole member of the borrower (which has no assets other than its interest in the borrower).

Greenlaw Partners, LLC (“Greenlaw”) is a Southern California-based real estate operating company that acquires and develops real estate throughout the western United States. Founded in 2003 by Wilbur H. Smith, the company acquires, develops and manages commercial real estate properties throughout the western United States. Greenlaw’s core focus is on the acquisition and management of income assets and land entitlement projects. Greenlaw’s leadership team has experience in various asset classes and property types including office, industrial, multifamily, residential, retail, land entitlement and hospitality projects.

The Property. The Tustin Centre I & II Property consists of two Class A, LEED Gold certified office buildings, Tustin Centre I & Tustin Centre II, respectively located at 1551 and 1525 North Tustin Avenue in Santa Ana, California and totaling an aggregate 282,959 sq. ft. The Tustin Centre I & II Property is located approximately 5.5 miles from John Wayne Airport and is within immediate proximity to the Santa Ana Freeway, San Diego Freeway, the Eastern Transportation Corridor, and the Costa Mesa Freeway. Tustin Centre I is a 10-story, 200,917 sq. ft. office tower and Tustin Centre II is a four-story, 82,042 sq. ft. single-tenant office building occupied by the Regional Center of Orange County (“RCOC”). Adjacent to the Tustin Centre I & II Property is a seven-level parking structure (not part of the collateral), which provides 1,036 parking stalls and, along with the 57 stalls in the subterranean structure under Tustin Centre II, the overall parking ratio is 3.70 spaces per 1,000 sq. ft. Built in 1991 and 2010 respectively, Tustin Centre I and Tustin Centre II feature an on-site services program that includes an outdoor amenities area, flexible meeting spaces, high-speed Wi-Fi, a yoga room, and a bocce ball court. Tustin Centre I underwent an approximately $2.1 million capital expenditures program in 2010, which included building upgrades ($721,063), exterior upgrades ($588,266), updates to its management and conference center ($570,479), adjustments to building logistics in order to achieve LEED Gold Certification ($117,080), and an upgraded parking system ($106,930).

Property Summary
Property	Total Sq. Ft.	Occupancy(1)	Year Built / Renovated	Allocated Loan Amount
Tustin Centre I	200,917	98.3%	1991 / 2010	$9,450,000
Tustin Centre II	82,042	100.0%	2010 / NAP	22,050,000
Total	282,959	98.8%		$31,500,000
(1)	Occupancy as of the July 11, 2017 rent roll.

The Tustin Centre I &II Property is part of an owner’s association which includes the two buildings in the Tustin Center I& II Property and a non-collateral single tenant building. As of July 11, 2017, the Tustin Centre I & II Property is 98.8% leased by 31 tenants. Since September 2016, six new tenants have executed nine new leases accounting for 12.8% NRA and 14.1% UW Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1525 and 1551 North Tustin Avenue Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 10 Tustin Centre I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 38.0% 3.55x 15.2%

Major Tenants.

RCOC (Regional Center of OC) (82,042 sq. ft.; 29.0% of NRA; 30.9% of U/W Base Rent; 11/30/2020 Lease Expiration). The Regional Center of Orange County (“RCOC”) is one of 21 regional centers in the State of California created under the Lanterman Act. Regional centers are private, non-profit community agencies that contract with local businesses to offer a wide range of services to individuals with developmental disabilities and their families. RCOC serves close to 19,000 Orange County residents with developmental disabilities and their families.  Developmental disabilities include autism, epilepsy, cerebral palsy, and intellectual disabilities.

RCOC has been at the Tustin Centre II property since it was built in 2010 and has one, 5-year extension option at a rental rate equal to the greater of market or the current base rent, and must provide notice of renewal between 12 and 15 months prior to lease expiration. The tenant has no termination options.

Universal Protection Services (40,454 sq. ft.; 14.3% of NRA; 14.1% of U/W Base Rent; 7/9/2022 Lease Expiration). Universal Protection Services (“Universal Protections”) is a large regional company that provides both security and janitorial services, employing more than 7,500 security and janitorial professionals. The company was founded in 1965 as a janitorial company serving Southern California and began its security service in 1977.

Universal Protections originally took occupancy at the Tustin Centre I property in October 2003 with a lease of approximately five-years for 20,449 sq. ft., which was subsequently renewed until the tenant amended its lease in May 2016 to fully lease the 20,005 sq. ft. second floor, bringing the tenant to a total of 40,454 sq. ft. Universal Protection Services does not have any extension or termination options.

Orange Coast Title (24,445 sq. ft.; 8.6% of NRA; 9.4% of U/W Base Rent; 7/31/2023 Lease Expiration) The Orange Coast Title Company (“OCT”) is an underwritten title company that provides title services to real estate consumers and professionals in the United States. Founded in 1974, OCT operates in the residential resale, building/commercial, direct lender, trustee sales guarantees, and government agencies markets. The company is headquartered at the Tustin Centre I & II Property and has a presence in California, Arizona, Colorado, Pennsylvania, Nevada and Texas. OCT was previously funded by First American Corporation and is currently funded by First American Title Insurance Company.

OCT originally took occupancy at the Tustin Centre I property in February 2017. The tenant does not have any extension or termination options.

Environmental Matters. The Phase I environmental report dated December 6, 2016 found no evidence of recognized environmental conditions and recommended continued annual integrity testing of an underground storage tank that was installed in 1991.

The Market. The Tustin Centre I & II Property is located in the City of Santa Ana in the north central portion of Orange County. The city of Santa Ana is the largest in the county, and the region encompasses 34 incorporated cities. According to the appraisal, the estimated 2017 population in Orange County is 3.2 million, making the county the third-most populous county in California, and the sixth-most populous in the United States. Employment growth in the region remained considerably stable over fourth quarter of 2016, as the labor market approached full employment. Between December 2015 and December 2016, Orange County reported total nonfarm employment growth of 2.0%, adding 31,400 jobs to the region according to a State of California government employment development department. The Santa Ana metropolitan area reported an unemployment rate of 3.5% in December 2016, 1.5% below the state rate of 5.0%.

Central Orange County’s industrial district is located approximately two miles to the southwest of the Tustin Centre I & II Property and its central business district (Irvine Business District) is approximately 4.5 miles to the southwest. The City of Santa Ana along with the cities of Tustin, Orange, and Anaheim make up a district referred to as Central County. According to the appraisal, with nearly 20.5 million sq. ft. of office space, Central County is the second largest office market in Orange County with 23.4% of the total inventory, reflecting a growth rate of 1.9% since January 2016. Nearby amenities and services include John Wayne Airport, South Coast Plaza, Discovery Science Center, Main Place Mall, The Market Place, Platinum Triangle, Disneyland, Chapman University, and numerous gyms, restaurants, personal services providers, financial institutions, and medical facilities.

The Tustin Centre I & II Property is a Class A office property. According to the appraisal, direct Class A vacancy within Central County equaled 15.0% and 12.5% within Orange County. There are 30 Class A/B office buildings that are considered to compete with the Tustin Centre I & II Property to varying degrees. These properties had a weighted average direct occupancy rate of 88.3%, with asking rental rates ranging from $23.40 to $43.80 PSF on a full service gross basis. In addition, the appraiser determined market rents for the Tustin Centre I & II Property to be $32.86 PSF. The current weighted average rent of $29.90 PSF is approximately 9.0% below market rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1525 and 1551 North Tustin Avenue Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 10 Tustin Centre I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 38.0% 3.55x 15.2%

The following table represents comparable office leases identified by the appraiser.

Comparable Lease Summary(1)
Property Name	Property Location	Tenant Name	Lease Date(2)	NRA(2)	Lease Term (Months) (2)	Base Rent PSF(2)
Tustin Centre I & II Property	Santa Ana, CA	Freedom Mortgage Corporation	May-17	2,459	12	$35.40
Tustin Centre I & II Property	Santa Ana, CA	NFP Property and Casualty	Mar-17	4,706	60	$32.50
Main Place Office Park	Orange, CA	CA Professional Insurance Services	Mar-17	3,452	84	$33.00
Lakeside Tower at Hutton Centre	Santa Ana, CA	Finance Agents, Inc.	Jan-17	3,023	60	$31.80
Orange Center Tower	Orange, CA	Magelian Health, Inc.	Jan-17	10,953	36	$34.44
Main Place Office Park	Orange, CA	CBRE, Inc.	Dec-16	11,143	48	$31.20
Hutton Centre	Santa Ana, CA	Michael Baker International	Nov-16	57,491	84	$32.40
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of July 11, 2017 for the Tustin Centre I & II Property.

The appraisal identified seven properties that are located within Long Beach and the greater South Bay area which were deemed to be the best sales comparison with the Tustin Centre I & II Property. The following table represents the comparable sales identified by the appraiser.

Office Building Sales Comparables(1)
Property Name	Location	Rentable Area (Sq. Ft.)	Sale Date	Sale Price	Price PSF
Tustin Centre I & II Property	Santa Ana, CA	282,959(2)	Dec-16	$80,260,000	$284.20
CalTrans Building	Santa Ana, CA	244,865	Nov-16	$64,000,000	$261.37
Hutton Centre III	Santa Ana, CA	199,193	Nov-16	$50,550,000	$253.52
600 City Parkway	Orange, CA	203,488	Jul-16	$50,786,939	$249.58
Centrum North	Orange, CA	179,279	Jan-16	$43,950,000	$245.15
3 Imperial Promenade	Santa Ana, CA	246,582	Dec-15	$77,000,000	$312.27
Stadium Gateway	Anaheim, CA	273,632	Jul-15	$71,100,000	$259.84
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of July 11, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1525 and 1551 North Tustin Avenue Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 10 Tustin Centre I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 38.0% 3.55x 15.2%

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	T-10 10/31/2016 Ann.(1)	T-6 6/30/2017 Ann.	U/W	U/W PSF
Base Rent(2)	$5,845,458	$6,275,539	$7,044,105	$7,897,178	$8,265,307	$29.21
Rent Steps(3)	0	0	0	0	147,062	$0.52
Value of Vacant Space	0	0	0	0	99,607	$0.35
Gross Potential Rent	$5,845,458	$6,275,539	$7,044,105	$7,897,178	$8,511,977	$30.08
Total Recoveries	532,340	451,944	689,333	350,677	473,592	$1.67
Other Income(4)	296,234	301,365	428,141	252,420	366,627	$1.30
Less: Abatements(5)	(363,126)	(588,266)	(800,058)	(1,251,313)	0	$0.00
Less: Vacancy(6)	0	0	0	0	(897,811)	($3.17)
Effective Gross Income	$6,310,905	$6,440,581	$7,361,520	$7,248,962	$8,454,385	$29.88
Total Variable Expenses	2,548,750	2,431,580	2,420,702	2,368,265	2,718,180	$9.61
Total Fixed Expenses	832,571	803,527	782,285	795,901	947,378	$3.35
Net Operating Income(2)	$2,929,584	$3,205,474	$4,158,533	$4,084,797	$4,788,827	$16.92
TI/LC	0	0	0	0	622,720	$2.20
Capital Expenditures	0	0	0	0	70,740	$0.25
Net Cash Flow	$2,929,584	$3,205,474	$4,158,533	$4,084,797	$4,095,367	$14.47
(1)	Due to the Tustin Centre I & II Property being acquired in December 2016, the previous owner only provided financial information through October 2016.

(2)	The increase in U/W Net Operating Income over T-6 6/30/2017 is due to four new tenants, which have executed six new leases, since February 2017, accounting for 32,759 sq. ft. (11.6% of NRA) with an aggregate annual rent of $1,053,417 (12.7% of UW Base Rent), as well as the expiration of rent abatement periods. In addition, the Underwritten Net Operating Income includes $147,062 in contractual rent steps through June 2018.

(3)	Rent Steps are taken through June 1, 2018.

(4)	Other Income includes parking, storage rent, conference center revenue, communications/cable fees and other miscellaneous income.

(5)	Abatements consists of free rent given to tenants that renewed in each respective year.

(6)	U/W Vacancy is underwritten to in-place economic vacancy rate of 9.6%.

Property Management.   The Tustin Centre I & II Property is managed by Greenlaw Management, Inc., a borrower affiliate.

Lockbox / Cash Management.  The Tustin Centre I & II Loan is structured with a hard lockbox and springing cash management. At closing, a lender controlled lockbox was established by the borrower into which all rents, revenues and receipts from the Tustin Centre I & II Property are required to be deposited directly by the tenants. Unless a Trigger Period (as defined below) exists, all sums deposited into the lockbox account are required to be transferred into the borrower’s operating account. During the continuance of a Trigger Period, all sums deposited into the lockbox account are required to be transferred on a daily basis to a lender-controlled cash management account, and provided no event of default then exists, will be applied to payment of all monthly debt service, reserves and any other amounts due under the Tustin Centre I & II Loan documents. During the continuance of a Low Debt Service Period (as defined below), all excess cash is required to be held in a lender-controlled account as additional collateral for the Tustin Centre I & II Loan.

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) a Low Debt Service Period and will end upon (a) with respect to clause (i), the date on which such event of default is cured and the cure is accepted by the lender or (b) with respect to clause (ii), the Low Debt Service Period has ended.

A “Low Debt Service Period” will commence if as of any calendar quarter, the debt service coverage ratio (calculated assuming the Tustin Centre I & II Loan amortizes on a 30-year schedule) falls below 1.25x, and will end when (a) the debt service coverage ratio (calculated on the same basis) is at least 1.30x for two consecutive calendar quarters or (b) the borrower deposits cash or an acceptable letter of credit in an amount which, if applied to reduce the outstanding principal balance of the Tustin Centre I & II Loan, would cause the debt service coverage ratio to be at least 1.30x. Such additional collateral is required to be released to the borrower if the debt service coverage ratio (without taking into account any deduction for such collateral) is at least 1.30x for two consecutive calendar quarters.

Initial and Ongoing Reserves.    At loan origination, the borrower deposited (i) $1,656,921 into a TI/LC reserve account for existing tenant improvement and leasing commission obligations and (ii) $300,956 into a RCOC Holdback Reserve account.

Tax Reserves – The borrower’s obligation to deposit 1/12th of the estimated annual taxes into the tax reserve account is waived except during the continuance of a Trigger Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1525 and 1551 North Tustin Avenue Santa Ana, CA 92705	Collateral Asset Summary – Loan No. 10 Tustin Centre I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 38.0% 3.55x 15.2%

Insurance Reserves – The borrower’s obligation to deposit 1/12th of the estimated annual insurance premiums into the insurance reserve account is waived except during the continuance of a Trigger Period. In addition, during the continuance of a Trigger Period, such obligation will be waived if an acceptable blanket policy is in place.

Replacement Reserves – During the continuance of a Trigger Period, the borrower is required to deposit an amount that the lender reasonably determines will be needed in order to accumulate sufficient funds to pay all capital expenditures as set forth in the annual budget.

TI/LC Reserves – During the continuance of a Trigger Period, the borrower is required to deposit an amount that the lender reasonably determines will be needed in order to accumulate sufficient funds to pay for all anticipated tenant improvements and leasing commissions that may be incurred following the date of such Trigger Period.

RCOC Holdback Reserve – The RCOC holdback reserve was established as a result of a dispute between the borrower and RCOC over a possible overcharge of payments from 2011-2016. Provided no event of default is continuing, the lender is required to disburse to RCOC the portion of the RCOC holdback reserve funds necessary to satisfy such claim, upon the lender’s reasonable determination (which will be conclusive and finally established if evidenced by a legally binding arbitration, decision or verdict of a governmental authority or an amendment, modification, renewal or other agreement signed by RCOC and the borrower) that monies are due to RCOC in connection with the claimed overage of rental payments made between 2011 and 2016 by RCOC. Provided no Trigger Period is continuing, any excess RCOC holdback reserve funds remaining in the RCOC holdback reserve account after the aforementioned payment to RCOC are required to be disbursed to the borrower (or if a Low Debt Service Period is then continuing, to the cash management account). In addition, upon the lender’s reasonable determination that no funds are due to RCOC in respect of the claimed overage, the lender is required to disburse all funds in the RCOC holdback reserve to the borrower. In the event that the RCOC lease is terminated, the lender is required to transfer the balance of the RCOC holdback reserve funds to the rollover reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Releases. After the date that is two years following the closing date of the CD 2017-CD6 securitization, the borrower may obtain the release of an individual property from the lien of the Tustin Centre I & II Loan upon a third-party sale provided the borrower either (x) prepays, together with payment of a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium or (y) defeases, a portion of the Tustin Centre I & II Loan in an amount equal to the release price of 125% of the related allocated loan amount, and among other terms and conditions, (i) the remaining property has a debt service coverage ratio (calculated assuming the Tustin Centre I & II Loan amortizes on a 30-year schedule) no less than the greater of (a) 2.50x and (b) the debt service coverage ratio immediately prior to the release and (ii) the remaining property has a loan to value ratio (as calculated in the loan documents) no more than the lesser of (a) 38.0% and (b) the loan to value ratio immediately prior to the release and (iii) certain REMIC related conditions are satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 Imeson Park Boulevard Jacksonville, FL 32218	Collateral Asset Summary – Loan No. 11 One Imeson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,966,261 59.5% 2.08x 13.8%

Mortgage Loan Information
Loan Seller:	AREF
Loan Purpose:	Refinance
Borrower Sponsor:	GEM Realty Fund IV, L.P.
Borrower:	GIV Imeson, LLC
Original Balance:	$28,000,000
Cut-off Date Balance:	$27,966,261
% by Initial UPB:	2.6%
Interest Rate:	4.4510%
Payment Date:	6th of each month
First Payment Date:	November 6, 2017
Maturity Date:	October 6, 2027
Amortization:	360 months
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection(2):	L(25), D(90), O(5)
Lockbox / Cash Management(3):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$330,600	$25,431
Insurance:	$142,518	$17,815
Replacement:	$0	$7,094
TI/LC(4):	$2,250,000	$21,281
Lease Sweep(5):	$61,125	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$16
Balloon Balance / Sq. Ft.:	$13
Cut-off Date LTV:	59.5%
Balloon LTV:	48.1%
Underwritten NOI DSCR:	2.28x
Underwritten NCF DSCR:	2.08x
Underwritten NOI Debt Yield:	13.8%
Underwritten NCF Debt Yield:	12.6%
Underwritten NOI Debt Yield at Balloon:	17.1%
Underwritten NCF Debt Yield at Balloon:	15.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Industrial/Warehouse Distribution
Collateral:	Fee Simple
Location:	Jacksonville, FL
Year Built / Renovated:	1974 / NAP
Total Sq. Ft.:	1,702,505
Property Management:	Continental Real Estate Companies – Commercial Properties Corp.
Underwritten NOI:	$3,863,019
Underwritten NCF:	$3,522,518
Appraised Value:	$47,000,000
Appraisal Date:	July 28, 2017

Historical NOI(6)
Most Recent NOI:	$3,329,290 (T-12 June 30, 2017)
2016 NOI:	$3,036,216 (December 31, 2016)
2015 NOI:	$2,387,280 (December 31, 2015)
2014 NOI:	$1,550,689 (December 31, 2014)

Historical Occupancy(6)
Most Recent Occupancy:	81.3% (July 31, 2017)
2016 Occupancy:	67.7% (December 31, 2016)
2015 Occupancy:	58.6% (December 31, 2015)
2014 Occupancy:	44.0% (December 31, 2014)
(1)	Mezzanine debt is permitted provided, the following conditions, among others, are satisfied (i) a combined loan to value ratio of less than or equal to 70.0% and (ii) a combined debt service coverage ratio greater than or equal to 1.50x.

(2)	The One Imeson Mortgage Loan documents permit the related borrower to obtain a partial release of a portion of the One Imeson property (the “One Imeson Development Parcel”) from the lien of the One Imeson Loan upon satisfaction of certain conditions including, but not limited to: (i) partial defeasance of the principal of the One Imeson Loan by an amount equal to the greatest of (a) $1,000,000, (b) the appraised value of the One Imeson Development Parcel and (c) in the event that the borrower’s request to release the One Imeson Development Parcel is in connection with a sale of the One Imeson Development Parcel to a third party not affiliated with the borrower, 100% of the net sales proceeds associated with the sale of the One Imeson Development Parcel; and (ii) after giving effect to such partial release, the LTV ratio for the remaining property is no more than 125%.

(3)	In place cash management will be triggered upon (i) an event of default or (ii) if the debt service coverage ratio falls below 1.20x until such time the debt service coverage ratio is at least 1.20x.

(4)	$1,500,000 of the $2,250,000 in TI/LC Reserve was associated with the Bacardi U.S.A., Inc. lease renewal and the remaining $750,000 was allocated for general leasing at the One Imeson property. After the origination of the One Imeson Loan, Bacardi U.S.A., Inc. extended its lease on 290,304 sq. ft. of space and Samsonite LLC expanded into 102,381 sq. ft. of space formerly leased by Bacardi U.S.A., Inc. and thereby, satisfied the release conditions for the $1,500,000 TI/LC Reserve. The TI/LC Reserve is capped at $1,500,000.

(5)	The Lease Sweep Reserve consists of $61,125 for unfunded TI obligations associated with the Venus Fashion, Inc. tenant.

(6)	The borrower sponsor acquired the One Imeson property in 2012 when it was approximately 44.0% occupied and had an NOI of $1,550,689 and subsequently invested approximately $3,500,000 in capital expenditures to upgrade the One Imeson property. The borrower sponsor increased the occupancy to 81.3% as July 31, 2017 and NOI to $3,329,290 primarily by executing new and expansion leases.

TRANSACTION HIGHLIGHTS

●	Property. The One Imeson property is a 1,702,505 sq. ft, multi-tenant distribution warehouse located on 73.49 acres. The One Imeson property was originally developed as the Sears Catalogue distribution center for the United States but was converted to a multi-tenant warehouse upon discontinuation of the Sears catalogue. Currently, the One Imeson property has two stories, with a significant amount of warehouse space located on the second story in addition to the first story. The current occupancy is 81.3% which includes notable tenants such as Bacardi U.S.A., Inc., Samsonite LLC and Komyo America Co., Inc. The current occupied sq. ft. breakdown between industrial and office space is approximately 92.3% and 7.7%, respectively.

●	Market. The One Imeson property is located within the Imeson Industrial Business Park, which is the most centrally-located industrial park in Jacksonville. Imeson Industrial Business Park has transportation access via rail and sea and its proximity to three major interstates (I-10, I-95 and I-295), an international airport, the Port of Jacksonville, and three intermodal facilities. Land uses within the neighborhood consist of a mixture of commercial, industrial and residential development. Industrial development is primarily centered around the immediate vicinity of the property and to the west along Hecksher Drive/Zoo Parkway. According to the appraisal, the One Imeson property is located in the Northside submarket, approximately five miles north of the Jacksonville Central Business District. As of second quarter of 2017, the Northside submarket has an inventory of 7.23 million SF of industry space at a 10.0% vacancy with a quoted rental rate of $3.36 PSF.

●	Borrower Sponsor. The Sponsor, GEM Realty Fund IV, LP, was formed by GEM Realty Capital, Inc in August 2008 to acquire, operate, manage, and develop real estate assets. GEM Realty Capital, LLC (“GEM”) was founded in 1994 and is based in Chicago, IL. GEM is a real estate investment company that invests in private-market real estate assets and publicly traded real estate securities through two lines of business, GEM Realty Properties and GEM Realty Securities. Through GEM Realty Properties, GEM invests directly in private-market real estate assets including properties and loans. Through GEM Realty Securities, GEM invests in publicly traded real estate securities, including REITs, real estate operating companies, and homebuilders.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, UT	Collateral Asset Summary – Loan No. 12 Salt Lake City Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,860,000 70.5% 1.80x 12.1%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Borrower Sponsor:	Surendra Jain
Borrowers:	Napean West Valley, LLC; Napean Midvale Vista LLC; Napean Midvale 71 LLC
Original Balance:	$27,860,000
Cut-off Date Balance:	$27,860,000
% by Initial UPB:	2.6%
Interest Rate:	4.4480%
Payment Date:	6th of each month
First Payment Date:	December 6, 2017
Maturity Date:	November 6, 2027
Amortization:	360 months
Additional Debt:	None
Call Protection(1):	L(24), D(92), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$26,167	$26,167
Insurance:	$18,094	$4,524
FF&E(3):	$0	$13,885
Engineering Reserve:	$4,688	$0
PIP Reserve(4):	$500,000	$0
Comfort Letter Transfer Reserve(5):	$5,000	$0

Financial Information
Cut-off Date Balance / Unit:	$103,955
Balloon Balance / Unit:	$83,884
Cut-off Date LTV:	70.5%
Balloon LTV:	56.9%
Underwritten NOI DSCR:	2.00x
Underwritten NCF DSCR:	1.80x
Underwritten NOI Debt Yield:	12.1%
Underwritten NCF Debt Yield:	10.9%
(1)	At any time after the second anniversary of the closing date of the CD 2017-CD6 transaction, provided no event of default is continuing, the borrowers may defease a portion of the loan and obtain a release of any individual property provided that certain conditions are satisfied, including (i) delivery of partial defeasance collateral in an amount equal to the greater of (a) 115% of the allocated loan amount with respect to such individual property and (b) the net sales proceeds applicable to such individual property, (ii) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and 1.85x, (iii) the loan to value for the remaining properties is not greater than the lesser of the loan to value immediately preceding the partial release and 70.0%, (iv) the debt yield for the remaining properties is less than the greater of the debt yield immediately preceding the partial release and 11.2%, (v) delivery of a REMIC opinion and (vi) delivery of a rating agency confirmation.

Property Information
Single Asset / Portfolio:	Portfolio of three properties
Property Type:	Hospitality
Collateral:	Fee Simple
Location:	Various, UT
Year Built / Renovated:	Various / NAP
Total Rooms:	268
Property Management:	Western States Lodging and Management II, LLC
Underwritten NOI:	$3,374,133
Underwritten NCF:	$3,031,359
Appraised Value:	$39,500,000
Appraisal Date:	September 1, 2017

Historical NOI(6)
Most Recent NOI:	$3,369,861 (T-12 August 31, 2017)
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy(6)
Most Recent Occupancy:	77.9% (T-12 August 31, 2017)
2016 Occupancy:	NAV
2015 Occupancy:	NAV
(2)	The lockbox springs upon (i) a Trigger Period (as defined below) or (ii) the debt service coverage ratio, as calculated under the loan documents (“DSCR”) being less than 1.40x. In place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.25x until such time that the DSCR is at least 1.30x for one calendar quarter or (iii) upon the occurrence of a Franchise Agreement Trigger Period (a “Trigger Period”). A “Franchise Agreement Trigger Period” will commence upon (i) any default under the franchise agreement, (ii) the borrower or franchisor giving notice that it is terminating the franchise agreement, (iii) any termination or cancellation of the franchise agreement, and (iv) sixty days after any bankruptcy or similar insolvency of franchisor.

(3)	The borrowers are required to deposit an amount equal to the greater of (i)(x) with respect to each monthly payment date for the first 24 months of the loan term, 1/12 of 2.0% of the greater of (a) the gross revenues for the related property for the prior calendar year and (b) the projected annual gross revenues for such calendar year, and (y) with respect to each monthly payment date thereafter, 1/12 of 4.0% of the greater of (a) the gross revenues for the related property for the prior calendar year and (b) the projected annual gross revenues for such calendar year, and (ii) the amount then required by the franchise agreement. The monthly FF&E payment was initially estimated to be $13,885.

(4)	Based on an estimate provided by a third party consultant, the estimated cost of the Staybridge Suites Property (as defined below) PIP work required to be completed by December 20, 2018 is $115,665 and the estimated cost of the PIP work required to be completed by December 20, 2020 is $716,889, both of which include a 10.0% contingency factor. The Salt Lake City Hotel Portfolio loan documents required the borrower to deposit $500,000 at loan origination for the PIP work completion, followed by an additional requirement to deposit $350,000 on the date which is 12-months prior to the required PIP work completion or December 20, 2019.

(5)	The borrower was required to deposit $5,000 on the origination date of the Salt Lake City Hotel Portfolio loan which represents an amount equal to the fees to be charged by Marriott International, Inc. (“Marriott”) as franchisor with respect to the TownePlace Suites and Fairfield Inn & Suites Properties, in order for the lender to transfer the respective comfort letters in connection with the CD 2017-CD6 transaction.

(6)	The TownePlace Suites Property, the Staybridge Suites Property and the Fairfield Inn & Suites Property were built in 2015, 2013 and 2016, respectively. Because of the recent construction dates of the subject properties, limited historical cash flows and occupancy statistics on a portfolio basis were available.

TRANSACTION HIGHLIGHTS

■	Property. The Salt Lake City Hotel Portfolio is comprised of three hospitality properties totaling 268 rooms. The TownePlace Suites West Valley City Property (the “TownePlace Suites Property”) is an 87-room extended stay hotel with 98 parking spaces located in West Valley City, Utah, which was built in 2015. Guestroom configurations for the TownePlace Suites Property include studio, one-bedroom suites and two-bedroom suites. The Staybridge Suites Midvale Property (the “Staybridge Suites Property”) is a 91-room extended stay hotel with 94 parking spaces located in Midvale, Utah, which was built in 2013. Guestroom configurations for the Staybridge Suites Property include studio, one-bedroom suites and two-bedroom suites. The Fairfield Inn & Suites Midvale Property (the “Fairfield Inn & Suites Property”) is an 88-room limited service hotel with 92 parking spaces located in Midvale, Utah, which was built in 2016. Guestroom configurations for the Fairfield Inn & Suites Property include king bedrooms, double queen bedrooms and suites. All of the Salt Lake City Hotel Portfolio Properties offer amenities such as an indoor pool, fitness center, complimentary breakfast area, laundry services and business and meeting space. The TownePlace Suites and Fairfield Inn & Suites Properties franchise agreements, which are both under the Marriott flag, expire on April 21, 2035 and June 23, 2036, respectively. Upon acquisition of the Staybridge Suites Property, the borrower executed a new 20-year franchise agreement with Intercontinental Hotels Group which expires on October 20, 2037. The Salt Lake City Hotel Portfolio Properties are managed by a firm based out of Utah, Western States Lodging & Management II, LLC, that currently manages a portfolio of 20 hospitality properties, totaling over 2,400 keys across 6 states. The Salt Lake City Hotel Portfolio has a weighted average ADR and RevPAR of $109.33 and $85.17, respectively, for the trailing 12-month period ending August 31, 2017.

■	Market. The Salt Lake City Hotel Portfolio Properties are located within the Salt Lake City Metropolitan Statistical Area (“MSA”), which is comprised of the Salt Lake, Summit and Tooele counties. According to a third party research provider, the Salt Lake City MSA had an estimated 2016 population of approximately 1.2 million people, representing a compound growth rate of approximately 1.9% since 2009. According to the appraisal, Salt Lake City, which was ranked fourth in the nation by a business magazine for best cities for tech jobs, currently serves as company headquarters for firms such as Adobe, Electronic Arts (EA) and Twitter. The Salt Lake City MSA also benefits from tourism and recreational activities. Salt Lake City is home to Alta Ski Area and Snowbird Ski Resort, which were ranked second and fourth respectively among the top 10 ski resorts in North America by a travel magazine, served as host to the 2002 Winter Olympics, and is home to Salt Lake City International Airport, which exceeded passenger traffic in 2016 of 23 million travelers. Often referred to as the “Crossroads of the West”, Salt Lake City provides access to major highways such as Interstate 15 which provides direct access to Las Vegas, Los Angeles and Canada, as well as Interstate 80 which provides access to Sacramento to the west and Chicago to the east. Based on an industry travel research report, as of August 31, 2017, the Salt Lake City Hotel Portfolio Properties respective competitive sets had an average range of occupancy, ADR and RevPAR from 67.2% to 79.0%, $99.21 to $118.76 and $66.71 to $88.76, respectively. For the same time period, the ranges of occupancy penetration rate, ADR penetration rate and RevPAR penetration rate of the Salt Lake City Hotel Portfolio Properties were 101.3% to 115.4%, 90.9% to 111.2% and 101.8% to 117.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, OH	Collateral Asset Summary – Loan No. 13 IRG Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,401,208 68.8% 1.46x 11.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsors:	Stuart Lichter; Christopher Semarjian
Borrowers:	HBP Euclid I, LLC; LMA Commerce IV, LLC; LMA Commerce V, LLC; LMA Massillon III, LLC; NRR Commerce III, LLC; Rockside Commerce III, LLC
Original Balance(1):	$27,500,000
Cut-off Date Balance(1):	$27,401,208
% by Initial UPB:	2.6%
Interest Rate:	4.6600%
Payment Date:	6th of each month
First Payment Date:	September 6, 2017
Maturity Date:	August 6, 2027
Amortization:	360 months
Additional Debt(1):	$44,838,341 Pari Passu Debt
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$100,625	$100,625
Insurance(3):	$0	Springing
Replacement(4):	$0	$32,301
TI/LC(5):	$500,000	$44,583
Free Rent:	$1,235,564	$0

Financial Information(6)
Cut-off Date Balance / Sq. Ft.:	$19
Balloon Balance / Sq. Ft.:	$15
Cut-off Date LTV:	68.8%
Balloon LTV:	56.1%
Underwritten NOI DSCR:	1.78x
Underwritten NCF DSCR:	1.46x
Underwritten NOI Debt Yield:	11.1%
Underwritten NCF Debt Yield:	9.1%
Property Information
Single Asset / Portfolio:	Portfolio of five properties
Property Type:	Flex/Warehouse/Distribution - Industrial
Collateral:	Fee Simple
Location:	Various, OH
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	3,882,864
Property Management:	IRG Realty Advisors, LLC
Underwritten NOI(7):	$7,985,792
Underwritten NCF:	$6,569,969
Appraised Value:	$105,000,000
Appraisal Date:	June 2, 2017

Historical NOI
Most Recent NOI(7):	$6,754,191 (T-4 4/30/2017 Ann.)
2016 NOI:	$9,051,367 (December 31, 2016)
2015 NOI:	$8,533,347 (December 31, 2015)
2014 NOI:	$8,702,304 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	83.6% (June 27, 2017)
2016 Occupancy:	88.5% (December 31, 2016)
2015 Occupancy:	88.9% (December 31, 2015)
2014 Occupancy:	87.9% (December 31, 2014)
(1)	The Original Balance of $27.5 million and the Cut-off Date Balance of $27.4 million represents the non-controlling Note A-2 which, together with the controlling Note A-1, comprise the IRG Portfolio Whole Loan with an aggregate original principal balance of $72.5 million. The Note A-1 was contributed to the JPMDB 2017-C7 mortgage trust.
(2)	In place cash management will be triggered (i) upon an event of default or (ii) if the debt service coverage ratio falls below 1.20x until such time that the debt service coverage ratio is at least 1.25x for two consecutive quarters.
(3)	The borrower will be required to deposit 1/12 of the annual insurance premiums into an Insurance reserve account if an acceptable blanket insurance policy is no longer in place.
(4)	Replacement Reserves are subject to a cap of $1,000,000.
(5)	TI/LC Reserves are subject to a cap of $2,000,000.
(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Cut-off Date Balance of the IRG Portfolio Whole Loan.
(7)	Most Recent NOI represents the T-4 April 30, 2017 annualized cash flow. The decrease in Most Recent NOI from 2016 NOI is due to Lockheed Martin vacating a portion of its space at the LMA Building D in September 2016, which consisted of 171,167 sq. ft. with annual rent of $809,340. In addition, the T-4 April 30, 2017 annualized number reflects utilities of approximately $10.9 million as compared to average utility expenses of approximately $9.5 million from 2014 to 2016. The increase in utility expense is due to the annualized numbers being higher than typical annual numbers because they are based on facilities operating in Ohio during the winter months. As a result, the increase in U/W NOI reflects the utility expenses being underwritten at a normalized amount.

TRANSACTION HIGHLIGHTS

■	Properties. The IRG Portfolio consists of five industrial properties totaling approximately 3.9 million sq. ft. The properties are located across Ohio, with the largest concentrations located in Akron (1,653,065 sq. ft.) and Euclid (1,600,000 sq. ft.). The properties were built between 1940 and 1986, with some of the properties having undergone renovations between 1983 and 2010. The properties range in size from approximately 256,000 sq. ft. to 1,600,000 sq. ft. The properties were acquired by Industrial Realty Group (“IRG”) between 2004 and 2011 for an aggregate cost of approximately $31.8 million. According to the borrower sponsor, since acquisition, approximately $32.6 million has been invested into the properties on building renovations and tenant improvements, increasing the borrower sponsor’s cost basis to approximately $64.3 million. As of June 27, 2017, the IRG Portfolio was 83.6% leased to 27 tenants across a wide range of industries including logistics, manufacturing, distribution and engineering, among others.

■	Market. HBP Euclid, LMA Massillon & Building E, LMA Building D and Rockside Commerce are all located in the Cleveland-Akron metropolitan statistical area. The region is home to seven Fortune 500 firms including Progressive, Goodyear Tire, First Energy, Parker-Hannifin, Sherwin Williams, TravelCenters of America, and J.M. Smucker. The Cleveland Industrial Market consists of a total inventory of approximately 490.9 million sq. ft. in 12,820 buildings as of the first quarter 2017. The flex sector makes up 5.2% of the industrial market and consists of approximately 25.6 million sq. ft. within 854 projects. The warehouse sector consists of 465,280,804 sq. ft. within 11,966 buildings. The NRR Commerce building is located in the Youngstown-Warren-Boardman metropolitan statistical area, anchored by three cities: Youngstown, Warren, and Boardman. The area is considered to be within Ohio’s rustbelt region and sits within the Utica and Marcellus shale regions, two of the nation’s most important natural gas producing sites. Top employers include General Motors Corp., Mercy Health, ValleyCare Health System, and Youngstown Air Reserve Station. The MSA’s industrial market consists of a total inventory of approximately 58.6 million sq. ft. located within 1,571 buildings. With respect to the three largest properties by allocated loan amount, according to the appraisal and as of the first quarter of 2017, (i) the submarket for the HBP Euclid property (Euclid Industrial submarket), has a vacancy rate of 8.8% and an average asking rent of $2.76 PSF and (ii) the submarket for the LMA Massillon and Building E and LMA Building D properties (Akron Industrial submarket) has a vacancy rate of 4.3% and an average asking rate of $3.99 PSF.

■	Borrower Sponsors. The loan sponsors are Stuart Lichter, President and Chairman of IRG and Christopher Semarjian, Owner of IRG. IRG is a large owner of commercial and industrial properties with a portfolio of over 100.0 million sq. ft. of rentable space. The company is based in Los Angeles and owns and operates more than 150 properties in 28 states. IRG engages in retrofitting otherwise obsolete buildings, corporate campuses, and industrial complexes. IRG founded two independent property management companies which have since merged to create IRG Realty Advisors. IRG Realty Advisors has offices in both New York and Ohio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

700 2nd Street Northeast Washington D.C. 20002	Collateral Asset Summary – Loan No. 14 Station Place III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,000,000 47.6% 3.00x 11.9%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsor(1):	Seven Hundred 2nd Street Holdings Mezz LLC
Borrower:	Seven Hundred 2nd Street Holdings LLC
Original Balance(2):	$26,000,000
Cut-off Date Balance(2):	$26,000,000
% by Initial UPB:	2.4%
Interest Rate:	3.6000%
Payment Date:	1st of each month
First Payment Date:	December 1, 2017
Maturity Date:	November 1, 2027
Amortization:	Interest only
Additional Debt(2):	$164,000,000 Pari Passu Debt / Future Mezzanine Debt
Call Protection(3):	L(24), DorYM1(92), O(4)
Lockbox / Cash Management(4):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(5):	$0	Springing
Insurance(6):	$0	Springing
Replacement(7):	$8,628	$8,628
TI/LC(8):	$0	Springing
Other:	$415,973	$0

Financial Information(9)
Cut-off Date Balance / Sq. Ft.:	$367
Balloon Balance / Sq. Ft.:	$367
Cut-off Date LTV:	47.6%
Balloon LTV:	47.6%
Underwritten NOI DSCR:	3.25x
Underwritten NCF DSCR:	3.00x
Underwritten NOI Debt Yield:	11.9%
Underwritten NCF Debt Yield:	11.0%
(1)	There is no non-recourse carve-out guarantor or separate environmental indemnitor for the Station Place III Whole Loan.
(2)	The Original Balance and the Cut-off Date Balance of $26.0 million represents the non-controlling Note A-5 of the Station Place III Whole Loan, which is evidenced by five pari passu notes in an aggregate original principal amount of $190.0 million. The Station Place III Whole Loan pari passu companion notes are evidenced by (i) the controlling Note A-1, which had an original principal balance of $64.0 million and was contributed to the JPMDB 2017-C7 mortgage trust, (ii) the non-controlling Notes A-2 and A-3, which had an aggregate original principal balance of $50.0 million, are currently held by JPMorgan Chase Bank, National Association and expected to be contributed to one or more future securitization transactions, and (iii) the non-controlling Note A-4, which had an original principal balance of $50.0 million and was contributed to the CGCMT 2017-C4 mortgage trust. In addition, future mezzanine debt is permitted provided that the following conditions, among others are satisfied: (i) a combined loan-to-value ratio of not more than 47.5% and (ii) a combined debt service coverage ratio of not less than 2.79x.
(3)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of December 1, 2017. Defeasance of the full $190.0 million Station Place III Whole Loan is permitted after the date that is the earlier to occur of (i) December 1, 2021 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized. The assumed lockout period of 24 payments is based on the expected CD 2017-CD6 securitization closing date in November 2017. The actual lockout period may be longer.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Washington, D.C.
Year Built / Renovated:	2009 / NAP
Total Sq. Ft.:	517,653
Property Management:	Property Group Partners LLC
Underwritten NOI(10):	$22,529,370
Underwritten NCF:	$20,806,621
Appraised Value:	$399,000,000
Appraisal Date:	August 22, 2017

Historical NOI
Most Recent NOI:	$22,369,181 (T-12 July 31, 2017)
2016 NOI:	$22,329,086 (December 31, 2016)
2015 NOI:	$22,071,248 (December 31, 2015)
2014 NOI:	$21,168,717 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	98.6% (September 1, 2017)
2016 Occupancy:	98.6% (December 31, 2016)
2015 Occupancy:	98.6% (December 31, 2015)
2014 Occupancy:	98.6% (December 31, 2014)

(4)	In place cash management will be triggered upon the occurrence of a Trigger Period (as defined below). A “Trigger Period” means (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower (iii) the debt service coverage ratio falling below 1.50x until such time that the debt service coverage ratio is at least 1.50x for two consecutive calendar quarters, (iv) an SEC Trigger Event (as defined below) and (v) a Kaiser Permanente Trigger Event (as defined below).

An “SEC Trigger Event” means (i) if the Securities and Exchange Commission (“SEC”) does not either (a) exercise its renewal option or (b) enter into a new lease, or amend the existing SEC lease, that is on substantially the same terms as those set forth in the renewal provisions in the current SEC lease, in each case before the date that is 12 months prior to the expiration date of the SEC lease or (ii) if the SEC “goes dark”, vacates or abandons 75.0% or more of its premises, and may be cured as provided in the loan documents. A “Kaiser Permanente Trigger Event” means (i) if Kaiser Permanente does not either (a) exercise its renewal option or (b) enter into a new lease or amend the existing Kaiser Permanente lease on substantially the same terms as those set forth in the renewal provisions in the current Kaiser Permanente lease, in each case before the date that is 24 months prior to the expiration date of the Kaiser Permanente lease or (ii) if Kaiser Permanente “goes dark”, vacates or abandons 75% or more of its premises, and may be cured as provided in the loan documents.

(5)	The requirement for the borrower to make monthly deposits to the tax escrow is waived provided that (i) no Trigger Period is continuing and (ii) the borrower provides the lender with copies of receipts or other evidence reasonably satisfactory to the lender that taxes and other charges have been paid on or before the applicable due date.
(6)	The requirement for the borrower to make monthly deposits to the insurance escrow is waived provided that (i) no event of default is then continuing and (ii) the borrower provides certificates of insurance reasonably satisfactory to the lender evidencing that the property is insured in accordance with the Station Place III loan documents pursuant to a blanket insurance policy
(7)	The replacement reserve account is subject to a $310,592 cap (approximately $0.60 PSF).
(8)	During the continuance of a Trigger Period caused solely by a Kaiser Permanente Trigger Event and/or an SEC Trigger Event, the borrower is required to pay to the lender on each payment date thereafter all excess cash flow after the payment of all required monthly debt service payments, required reserves and operating expenses for tenant improvements and leasing commissions incurred following the origination date. The TI/LC reserve is subject to a cap of (i) with respect to a Kaiser Permanente Trigger Event, $60.00 PSF of the unrenewed, “dark”, vacated or abandoned space currently leased by Kaiser Permanente (the “Kaiser Permanente Cap”), and (ii) with respect to a SEC Trigger Event, $60.00 PSF of the unrenewed, “dark”, vacated or abandoned space currently leased by SEC (the “SEC Cap”). The Kaiser Permanente Cap currently equals $12,412,500 (approximately $23.98 PSF). The SEC Cap currently equals $12,571,800 (approximately $24.29 PSF).
(9)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Cut-off Date Balance of the Station Place III Whole Loan.
(10)	The increase in Underwritten NOI from Most Recent NOI is primarily driven by the inclusion of underwritten rent steps, which equate to (i) for non-investment grade tenants, base rent steps through July 2018 (an aggregate of $152,261 for ACC and Pritchard Industries, Inc.), and (ii) for investment grade tenants, the average base rent over the remainder of the lease term (an aggregate of $1,473,855 for SEC and Kaiser Permanente).

TRANSACTION HIGHLIGHTS

■	Property. The Station Place III property is a 10-story, 517,653 sq. ft., Class A office building constructed in 2009 and located in the NoMa (north of Massachusetts Avenue) neighborhood of Washington, D.C. Together with Station Place I and Station Place II (which are owned by affiliates of the borrower), Station Place III is part of the Station Place complex: Washington D.C.’s largest private office development that is comprised of approximately 1.5 million sq. ft. of Class A office space situated on approximately 5.5 acres in Washington, D.C.’s NoMa submarket. Station Place III is connected with through-access to Station Place I and II on lower and upper floors and offers direct covered secure access to Union Station, a multimodal transportation hub with access to Metro, Amtrak and Marc train systems. Station Place III is LEED Silver Certification Energy certified. The property features a subterranean parking garage with 308 parking spaces, resulting in a parking ratio of approximately 0.60 spaces per 1,000 sq. ft. of net rentable area. To meet the requirements of current tenant leases for an aggregate of 452 parking spaces, the borrower has leased an additional 178 spaces from an affiliate in the parking garage for Station Place II.

■	Market. The Station Place III property is located at the convergence of the Capitol Hill and NoMa submarkets in Washington, D.C. The Station Place III property is located on 2nd Street Northeast, just south of H Street and East of the Amtrak train tracks. The Station Place III property is approximately 0.25 miles north of the Union Station train and Metrorail station, approximately one-third mile northeast of the Judiciary Square Metrorail station, and approximately 0.5 miles southwest of the New York Avenue-Florida Avenue-Gallaudet University Metrorail station. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the Station Place III property was 54,620, 352,114 and 768,257, respectively, and the estimated average household income within a one-, three- and five-mile radius of the Station Place III property was $136,876, $117,455 and $109,461, respectively. According to the appraisal, as of the second quarter of 2017, the NoMa submarket had an overall vacancy rate of 9.8%. The appraisal identified six properties as directly competitive with the Station Place III Property, which had a weighted average vacancy of 12.3%. Asking gross rents for 13 comparable leases identified in the appraisal ranged from $48 PSF to $69 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1190 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 15 Moffett Place Building 4	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,250,000 41.0% 2.29x 12.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Credit Assessment(10): (Fitch/DBRS)	A-/A(low)
Borrower Sponsor(1):	Joseph K. Paul
Borrower:	MP B4 LLC
Original Balance(2):	$25,250,000
Cut-off Date Balance(2):	$25,250,000
% by Initial UPB:	2.4%
Interest Rate:	3.6365%
Payment Date:	6th of each month
First Payment Date:	September 6, 2017
Maturity Date:	August 6, 2027
Amortization:	Interest only for first 60 months, 360 months thereafter
Additional Debt(2):	$101,750,000 Pari Passu debt; $98,000,000 Mezzanine debt
Call Protection:	L(27), D(86), O(7)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$499,913	$71,416
Insurance:	$0	Springing
TI/LC:	$13,247,677	$0
Free Rent:	$17,046,036	$0
Lease Sweep(3):	$0	Springing

Financial Information
	Whole Loan(4)	Total Debt(5)
Cut-off Date Balance / Sq. Ft.:	$404	$716
Balloon Balance / Sq. Ft.:	$367	$662
Cut-off Date LTV(6):	41.0%	72.7%
Balloon LTV(6):	37.3%	67.2%
Underwritten NOI DSCR(7)(8):	2.29x	1.17x
Underwritten NCF DSCR(7)(8):	2.29x	1.16x
Underwritten NOI Debt Yield:	12.2%	6.9%
Underwritten NCF Debt Yield:	12.2%	6.9%
(1)	The non-recourse carve-out guarantor and environmental indemnitor for the Moffett Place Building 4 Whole Loan is Paul Guarantor LLC.

(2)	The Original Balance and the Cut-off Date Balance of $25.25 million represents the non-controlling Note A-3 which, together with the controlling Note A-1 and non-controlling Note A-2 in the aggregate original principal balance of $70.0 million and the non-controlling Note A-4, comprise the Moffett Place Building 4 Whole Loan with an aggregate original principal balance of $127.0 million. Note A-1 and Note A-2 were contributed to the JPMDB 2017 C7 mortgage trust. Note A-4 was contributed to the BANK 2017-BNK7 mortgage trust. See “Description of the Mortgage Pool—The Whole Loan—Moffett Place Building 4 Whole Loan” in the Preliminary Prospectus. The relationship between the holders of the notes will be governed by a co-lender agreement as described under Description of the Mortgage Pool—The Whole Loans —Moffett Place Building 4 Whole Loan” in the Preliminary Prospectus.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Sunnyvale, CA
Year Built / Renovated:	2017 / NAP
Total Sq. Ft.:	314,352
Property Management:	Paul Holdings, Inc.
Underwritten NOI:	$15,553,919
Underwritten NCF:	$15,491,048
Appraised Value(6):	$309,500,000
Appraisal Date:	November 1, 2018

Historical NOI(9)
Most Recent NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP
2014 NOI:	NAP

Historical Occupancy(9)
Most Recent Occupancy:	100.0% (November 6, 2017)
2016 Occupancy:	NAP
2015 Occupancy:	NAP
2014 Occupancy:	NAP
(3)	On each monthly payment date during a Lease Sweep Period (as defined below), the borrower will be required to deposit all excess cash into the lease sweep reserve. A “Lease Sweep Period” is a period commencing on the first monthly payment date following the earliest to occur of (i) September 6, 2024, (ii) the tenant under a Lease Sweep Lease (as defined herein) (or any successor or replacement tenant) cancels or terminates its lease (or gives notice of its intent to do so), (iii) the date on which the tenant under a Lease Sweep Lease “goes dark” in at least 20% of its space (unless the tenant or any sublessee is investment grade rated and paying full unabated rent greater than or equal to the sublessor rent), (iv) upon a default of a tenant under a Lease Sweep Lease, (v) upon the occurrence of an insolvency proceeding of a tenant under a Lease Sweep Lease or (vi) the date on which, with respect to the Google lease, neither Google nor the Google tenant’s parent company is an investment grade entity. A “Lease Sweep Lease” means (i) the Google lease or (ii) any lease that is entered into by the borrower in replacement of the Google lease, and that, either individually, or when taken together with any other lease with the same tenant or its affiliates, demises space equal to or greater than the space under the Google lease.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Moffett Place Building 4 Whole Loan only, which has an aggregate principal balance of $127.0 million.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Moffett Place Building 4 Total Debt, which has an aggregate principal balance of $225.0 million, and which includes $98.0 million of mezzanine debt.

(6)	The Appraised Value represents, and Cut-off Date LTV and Balloon LTV are based on, the “Prospective Market Value Upon Stabilization” Appraised Value which assumes that the borrower’s contractual tenant improvement and leasing commission obligations have been fulfilled, that there is no outstanding free rent, that payment of rent has commenced and that the Moffett Place Building 4 property is leased at a market rent level as of November 1, 2018. At origination, the borrower reserved approximately $30.3 million for outstanding tenant improvements and free rent associated with the Google lease. The “as-Is” Appraised Value is $269.1 million as of June 13, 2017, which represents a Cut-off Date LTV and Ballooon LTV of 47.2% and 42.9%, respectively. In addition, the appraisal concluded a dark value of $238.9 million as of June 13, 2017, which represents a Cut-off Date LTV and Balloon LTV of 53.2% and 48.3%, respectively.

(7)	The UW NOI DSCR and UW NCF DSCR is calculated using the sum of interest and principal payments over the first 12 months following the expiration of the interest-only period based on the assumed principal payment schedule. For more information, please reference “Annex F – Assumed Principal Payment Schedule for the Moffett Place Building 4 Whole Loan” in the Preliminary Prospectus.

(8)	Based on amortizing debt service payments. Based on interest only payments, the Whole Loan Underwritten NOI DSCR and Whole Loan Underwritten NCF DSCR are 3.32x and 3.31x, respectively.

(9)	Historical NOI and Historical Occupancy is not available because construction of the property was completed in 2017.

(10)	Fitch/DBRS provided the above ratings for the Moffett Place Building 4 Loan in the context of its inclusion in the mortgage pool. On a standalone basis, Fitch rated the Moffett Place Building 4 loan BBB-.

TRANSACTION HIGHLIGHTS

■	Property. The Moffett Place Building 4 property is an eight-story, 314,352 sq. ft., Class A office tower located in Sunnyvale, California approximately 39 miles southeast of the San Francisco central business district. The Moffett Place Building 4 property is 100.0% leased to Google Inc. (“Google”) through November 2028. Google took possession of the Moffett Place Building 4 property on August 1, 2017 and is currently constructing its interior improvements and is expected to compete its build-out and take occupancy in fall 2018. Google is currently in a rent abatement period through October 2018 (which has been fully reserved for). The Moffett Place Building 4 property is part of Moffett Place, a 55.25-acre campus containing six 314,352 sq. ft. office buildings, totaling approximately 1.9 million sq. ft. of office space, and a 52,500 sq. ft. amenities building. Google has pre-leased the entirety of the Moffett Place campus. In Phase I of Moffett Place, Google took possession of Buildings 1, 2 and 5. In Phase II, Google took possession of Building 3 (the sister building of the Moffett Place Building 4 property). Building 6 is under construction and Google is expected to occupy it upon completion. The overall parking ratio for Moffett Place is 3.3 spaces per 1,000 sq. ft. of net rentable area within three parking structures and surface parking. Additionally, the top level of one of the parking structures is improved with the High Garden, which features walking and running trails, outdoor volleyball/basketball courts, bocce ball courts, a putting green, and other recreational facilities.

■	Market. According to the appraisal, the Moffett Place Building 4 property is located in the Sunnyvale submarket of the Silicon Valley and San Francisco Peninsula office market. As of the first quarter of 2017, the submarket contained approximately 10.9 million sq. ft. of office space exhibiting a vacancy rate of approximately 2.2% and an average asking rental rate of $51.84 PSF. with an average Class A office asking rental rate of $58.20 PSF. According to a third-party market research report, the Moffett Place Building 4 property is located in the Moffett Park office node within Sunnyvale, which contains approximately 6.9 million sq. ft. of office inventory, exhibiting a vacancy rate of approximately 4.5% and an average asking rental rate of $61.42 PSF.

■	Borrower Sponsor. The borrower sponsor is Joseph K. Paul, the founder of Jay Paul Company. Jay Paul Company is a privately-held real estate firm based in San Francisco, California that concentrates on the acquisition, development and management of commercial properties throughout California with a specific focus on creating projects for technology firms. Jay Paul Company has developed or acquired over 8.5 million sq. ft., with an additional 6.0 million sq. ft. under development, much of which is located near the Moffett Place Building 4 property in Sunnyvale. In addition, Jay Paul Company owns 21 buildings in Moffett Park totaling approximately 5.0 million sq. ft.. Jay Paul Company has built projects for many companies including Apple, Google, Amazon, Motorola, Microsoft, Boeing, Philips Electronics, HP and DreamWorks.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Academy Securities, Inc. or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the CD 2017-CD6 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2017-CD6 (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.